                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

    Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

                               Yi Wan Group, Inc.
             (Exact name of registrant as specified in its charter)

          Florida                                       33-0960062
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

24 Jian Guo Men Wai Road, Suite 1802
     Jingtai Building 100022
       Beijing, P.R. China                                      N/A

      (Address of principal                                (Zip Code)
        executive offices)

       Registrant's telephone number, including area code: 86-01-6515-6373

        Securities to be registered pursuant to Section 12(b) of the Act:
     Title of each class                          Name of each exchange on which
     to be so registered                          each class is to be registered
                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)

                                 Preferred Stock
                                (Title of class)

                 Information Required in Registration Statement

ITEM 1.  BUSINESS
                              HOW WE ARE ORGANIZED

We were incorporated in Florida in May 1999. We are authorized to issue
50,000,000 shares of common stock, of which 16,250,000 shares of common stock are issued and outstanding. We are authorized to issue 20,000,000 shares of preferred stock, of which no shares are issued and outstanding.

We were incorporated to explore the feasibility of acquiring interests in several businesses located in China in which our president, Mr. Cheng Wan Ming, had an ownership interest. On January 1, 2000, we acquired controlling equity interests in three such China registered companies, which had ongoing business operations in the hotel, agriculture, and communications industries in China.
Since our inception, neither we, nor any of our three subsidiaries, have ever been subject to any bankruptcy, receivership or similar proceedings. Our hotel, agriculture, and communications subsidiaries are described below:

Jiaozuo Yi Wan Hotel Co., Ltd.

On January 1, 2000, we acquired a 90% controlling interest in Jiaozuo Yi Wan
Hotel Co. Ltd., a Sino-Foreign Joint Venture company that was originally formed in China in 1996. The remaining 10% equity interest in our hotel subsidiary is owned by Shun'ao Industry and Commerce Company, a company registered in China.
Our president has a 41.7% ownership interest in Shun'ao Industry and Commerce
Company. Our hotel subsidiary provides upscale lodging, food and beverage, entertainment, and conference and meeting services at:

Jiaozuo Yi Wan Hotel Co., Ltd.
No.189. Middle Min Zhu Road
Jiaozuo, Henan - P.R. China 454150
Tel:  86-391-262-3227
Fax: 86-391-262-3767
Email: YIWAN@PUBLIC2.LYPTT.HA.CN

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co.

On January 1, 2000, we acquired a 90% controlling interest in Yi Wan Maple Leaf
High Technology Agriculture Developing Ltd. Co., a Sino-Foreign Joint Venture
that was originally formed in China in 1996. The remaining 10% equity interest in our agriculture subsidiary is owned by Shun'ao Industry and Commerce Company.
Our president has a 41.7% ownership interest in Shun'ao Industry and Commerce
Company. Our agriculture subsidiary produces and sells specialty freshwater fish, fish products, and vegetables, and is located at:

                                        2

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co.
Maying Village, Zhandian Town, Wuzhi County
Jiaozuo, Henan - P.R. China 454971
Tel:  86-391-759-1632
Fax: 86-391-759-1632
Email: YWCWM1@PUBLIC2.LYPTT.HA.CN

Shun de Yi Wan Communication Equipment Plant Co. Ltd.

On January 1, 2000, we acquired 100% of the equity interest in Shun de Yi Wan
Communication Equipment Plant Company, Ltd., which was originally established as a foreign investment joint venture in China in 1993. This company, our telecommunications subsidiary, manufactures exchange distribution frames equipment, and is located at:

Shun de Yi Wan Communication Equipment Plant Co. Ltd.
No 3., 5th Street Fengxiang Road, Daliang Town
Shun de, Guangdong - P.R. China 528300
Tel:  86-765-222-0984, 222-2097
Fax: 86-765-223-8363
Email: gzsdywt1@pub.sdnet.gd.cn

Nothing on our websites is part of this Form 10.

              ORGANIZATIONAL STRUCTURE OF OUR FOREIGN SUBSIDIARIES

Our 90% owned joint venture hotel and agriculture companies are classified in
China as Foreign Invested Enterprise Joint Ventures. Our wholly owned foreign telecommunications subsidiary is classified in China as a Wholly Foreign Owned
Enterprise company. Both Foreign Invested Enterprise Joint Ventures and Wholly
Foreign Owned Enterprise companies in China are referred to as Foreign Invested
Enterprise companies.

Each of our subsidiaries is registered as independent Chinese registered limited liability companies, with legal structures similar to regular corporations and limited liability companies organized under state laws in the United States. The respective Articles of Association of our Foreign Invested Enterprise hotel and agriculture subsidiaries provide for a 30 year term while our telecommunications company provides for a 15 year term. The term of our agreements and business licenses for our joint venture hotel and agriculture companies is 30 years. The term can be extended or terminated prior to the date of expiration if unanimously decided by the board of directors of those subsidiaries and approved by the original examination and approval authority in China. We control the board of directors for our joint venture hotel and agriculture companies. In addition, we have the ability to select six of the seven board members for our hotel and agriculture subsidiaries. The operational, management and corporate governance decisions of the board are by a simple majority, except for the revision of the Articles of Association, the increase or assignment of the registered capital, the business combination of the joint venture and, with certain limitations, the termination of the joint venture, which require a unanimous vote.

The term of our business license for our Wholly Foreign Owned Enterprise telecommunications company is 15 years. The term of this venture may be terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. We own 100% of the equity interests of the subsidiary and control the selection of its board of directors.

Each of our three subsidiaries is operated as a separate division, as well as a separate business segment, as defined by generally accepted accounting principles. Detailed financial information concerning the revenues, income and assets of each of our business segments is provided in our financial statements and accompanying notes. Accordingly, we conveniently refer to our three subsidiaries as our:

o    hotel division or hotel company;
o    agriculture division or agriculture company; and
o    telecommunications division or telecommunications company.

              ORGANIZATIONAL HISTORIES OF OUR SUBSIDIARY COMPANIES

Prior to our acquisition of our hotel, agriculture, and telecommunications companies, these companies were owned by:
o    Shun'ao Industry and Commerce Company, a company established under the laws of the People's Republic of China;
o    Canadian Maple Leaf International, Inc., a company established under the laws of Canada and which had an ownership only in our agriculture company;
o    Marco Wan Da Construction, a company established under the laws of Macao, a
     Portuguese overseas territory located in the South China area; and
o    Shun De Zhiyuan Developing Co. (relating to TELECOMMUNICATIONS only), a company established under the laws of the People's Republic of China.

As a result of the below-described transactions, all of the individual owners of
Shun'ao Industry and Commerce Company are also our shareholders. In addition, as a result of the below-described transactions we have the following ownership interests in our subsidiaries:

o    90% ownership in our hotel company;
o    90% ownership in our agriculture company; and
o    100% ownership in our telecommunications company.

Jiaozuo Yi Wan Hotel Co., Ltd.

Our hotel division was originally formed in December 1996, as a Foreign Invested
Enterprise Joint Venture in the Jiaozuo City region of Henan Province, China.
Originally, Shun'ao Industry and Commerce Company, a China based company, owned a 70% equity interest in the hotel company, and Marco Wan Da Construction, a company established under the laws of Macao, owned a 30% equity interest. All of the individual owners of the China and Macao based companies are also our shareholders. In November 1999, the China and Macao based companies agreed to transfer 90% of their total equity in the hotel company to us, with 60% being transferred by the China based company and 30% being transferred by the Macao based investor. The amended articles of association, the joint venture contract and the equity transfer agreement among the original joint venture parties and us provide that we assume the total capital contribution requirement of the foreign investor in the amount of RMB 7,500,000, approximately US $906,000, and a portion of the China based company's capital contribution requirement in the amount of RMB 15,000,000, approximately US $1.8 million. In addition, the joint venture contract, the articles and the equity transfer agreement require that an additional investment of approximately US $3 million be made into the hotel company above and beyond the joint venture's registered capital and that we pay our share of the total investment (approximately US $2.7 million) within six months of the issuance of a new business license for the joint venture. These transfers were approved by the Chinese approval authorities; thereafter, the equity split has been 10% for the China based company, while we have a 90%
interest. The original parties in the Hotel joint venture made the required total investment and registered capital contributions to the joint venture.
Accordingly, our obligations to contribute to registered capital and the total investment in the Hotel joint venture have been satisfied by our assumption of
90% of the equity interests of the original partners. Our obligations to the original parties under the equity transfer agreement, however, amount to
RMB 22,500,000 or approximately US $2.7 million owed to the original partners to the Hotel joint venture for their transfer to us of 90% of the joint venture's equity interests.

The Hotel joint venture has recorded a payable of RMB 49,000,000 or approximately US $5.2 million to the original parties in the joint venture. This payable is the result of the reduction of the total investment in the joint venture from the original RMB 99,000,000 or approximately $11.9 million, which was paid in full, to RMB 50,000,000 or approximately US $6 million in the amended joint venture.

Jiaozuo Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co.

Our agriculture company was originally formed in April 1997, as a Foreign
Invested Enterprise Joint Venture, by Shun'ao Industry and Commerce Company, a
China based company, and Canadian Maple Leaf International Inc., a company established under the laws of Canada, in the Jiaozuo City region of Henan
Province, China. The China based company and the Canada based company originally received a 51% and 49% equity interest, respectively. In November 1999, both equity owners agreed to transfer 90% of the total equity of the agriculture company to us, with 41% and 49% transferred by the China based company and the
Canada based company, respectively. The amended articles of association, the joint venture contract and the equity transfer agreement among the original joint venture parties and us provide that we assume the total capital contribution requirement of the Canada based company in the amount of RMB
20,000,000, or approximately US $2.42 million, which was not paid by the
Canadian party to the Farm joint venture. In addition, the equity transfer agreement requires us to pay to the China based company a portion of the contribution to registered capital made by that company in the amount of RMB
16,900,000, or approximately US $2 million. The equity transfer agreement requires that we pay our share of the registered capital (approximately US $2.4 million) within one year of the issuance of a new business license for the joint venture. The articles and the joint venture contract, which reflect the equity transfers, were approved by the appropriate Chinese approval authorities;
thereafter, the equity split of this company has been 10% for the China based investor, Shun'ao Industry and Commerce Company, while we have a 90%
interest.

A new business license was issued for the agriculture company on June 7, 2000.
Until June 6, 2001, we failed to make any contribution payments towards our share of the registered capital. On June 7, 2001, in accordance with a unanimous written resolution of our agriculture company's board of directors, we received an extension to June 7, 2002 to make the required payments.

Shun de Yi Wan Communications Equipment Plant Co., Ltd.

Our telecommunications company was originally formed in Shun de City, Guangdong
Province, China, as a Foreign Invested Enterprise Joint Venture in September
1993, by Shun de Zhiyuan Developing Co., a China based company, and Marco Wan Da
Construction, a Macao based company. In March 2000, both the China based investor and the Macao based company agreed to transfer 100% of the equity in the telecommunications company to us, with 35% and 65% being transferred by the
China based company and the Macao based company, respectively. The articles of association provide that we assume the total capital contribution requirements of the enterprise in the amount of US $1,500,000, approximately RMB 12,4000,000.
In addition, the articles require that an additional investment of approximately
$500,000 be made into the telecommunications company, above and beyond that company's registered capital, and that we pay our share of the total investment within one year of the issuance of a new business license for the joint venture.
The articles, which reflect the transfers and establish our telecommunications company as a Wholly Foreign Owned Enterprise, were approved by the appropriate
Chinese approval authorities; thereafter, we own 100% of the telecommunications company.

The original parties in the Telecommunications joint venture made the required and registered capital contributions of US $1,500,000 to the joint venture.
Accordingly, the obligation to contribute to registered capital in this joint venture has been satisfied. Pursuant to the articles of association, we have an obligation to contribute an additional investment of US $500,000 to the joint venture.

A new business license was issued for our telecommunications company on June 22,
2000. Until approximately June 21, 2001, we failed to make the required additional investment contribution to our telecommunications company. On June
22, 2001, in accordance with a unanimous written resolution of our telecommunications company's board of directors, we received an extension to
June 22, 2002 to make this payment.

DESCRIPTION OF OUR BUSINESS OPERATIONS BY DIVISION

THE JIAOZUO YI WAN HOTEL CO., LTD.

The Jiaozuo Yi Wan Hotel Co., Ltd., our hotel division, manages and operates an upscale hotel conference and entertainment facility in Jiaozue City, Henan province. This division focuses on providing lodging, food and beverage, entertainmen, and conference and meeting products and services.

The significant events relating to the hotel company's history include:

o    In September 1996, the hotel company purchased the Tengfei Hotel located in the center of Jiaozuo City from the city government of Jiaozuo

o    In  September 1996, the hotel company began extensive renovation and remodeling of its hotel's main building and construction of a 150,695 square foot lobby, commercial and common space addition to the main building. All renovation and construction was completed in October 1996.

o    In 1997, the hotel company began recruiting personnel and developing western style operational and management training systems.

o    In 1997, the Jiaozou Yi Wan Hotel received certification from the China
     National Tourism board.

o    Recently, our hotel division has focused its efforts on the development of the entertainment operations.

Products and Services

Our hotel has the following primary product and service offerings:

o    Lodging operations (including conference and meeting facilities);
o    Food and beverage operations; and
o    Entertainment operations.

The hotel also has an on-site travel agency, bank, business center, and sundries and gift store.

Lodging Operations. The hotel has a total of 158 guest-sleeping rooms on 22 floors consisting of 131 standard guestrooms and 27 suites. All guest rooms are equipped with either double or queen size beds, two telephones, remote controlled television, full mini-bar, work station, large closets, in-room climate control, sitting area and large working desk. Bathrooms include shower and tub, western style toilet, spacious vanity, and complimentary travel sundries. Suites include larger sitting and work areas, a second television, and turn-down service. Executive suites feature all of the above as well as large partitioned livingroom-style sitting area, two bathrooms, including one with a
Jacuzzi tub, fruit baskets, and two daily fresh flower arrangements.

The hotel also has 12 rooms dedicated to meeting and conference space. These rooms service small, medium, and large sized conferences and meetings, and include:

o    Nine small meeting rooms capable of seating up to 20 people. Seven of these rooms have multi-functional seating configurations.  Two rooms have large, fixed position oval conference tables with side gallery space for individual chairs.  All rooms have climate control and private bathrooms.

o    Two conference rooms within the hotel suitable for medium sized meetings of up to 60 people. These rooms feature large fixed positioned conference tables, built-in amplification equipment, and ample side gallery space for additional meeting attendees or small group break-out space.  These rooms also have climate control and private bathrooms.

o    One large, 8,180 square foot, meeting room capable of seating 460 people is configured in an auditorium style with a sloping floor and large front presentation stage.  The room features built-in sound system, lighting capabilities, built-in multi-lingual interpretation equipment, and rear and front screen projection capability.  The room has an attached large reception room and a separate, smaller, private VIP reception room. We believe that this meeting room is the largest non-government room of its kind in the province.

Food and Beverage Operations. The hotel has four food and beverage facilities:
two full service restaurants, a buffet coffee shop, and a lobby bar. The combined capacity of all food and beverage service facilities is 1,500 people, which we believe to be the largest single location of food and beverage facilities in the city of Jiaozuo. All food and beverage facilities are open to the public.

o    Main Floor Restaurant.  The main floor restaurant serves 700 people.  Its decor is considered traditional Chinese and it is comprised of a large main dining room with performance stage, stand-alone bar, two separate banquet rooms and 15 private suite dining rooms.  All suites have deluxe stereo and karaoke equipment and a private bathroom.  Each banquet room has a performance stage and sound system. The restaurant specializes in serving a unique blend of Cantonese and Henan style cuisine.  Additionally, the restaurant has a separate dining area serving 150 people with facilities for private table hot pot dining, a style of dining that requires a table with a center gas flame burner, and overhead table exhaust fan.

o    VIP Restaurant.  The second floor restaurant is a VIP dining facility with
     24 private suites ranging in capacity from 10 to 30 people.  Each suite contains a separate sitting area, large color television, high quality stereo system, karaoke equipment, and private bathroom.  The restaurant specializes in the creation and presentation of haute couture, gourmet cuisine that is fresh; and showcases the hotel's signature culinary style of blended Cantonese and Henan flavors.  Special attention is given to artistic and theatrical presentation of each dish.  Each course of the meal is presented and served to each guest individually.

o    Buffet Coffee Shop.  The buffet coffee shop is located on the main floor adjacent to the hotel lobby and serves 50 people.  The decor is western style, with the restaurant open 24 hours a day. It offers full breakfast, lunch, and dinner buffets of western and Asian style dishes for each meal.

Entertainment Operations. Our hotel division operates the following three entertainment facilities, which are open to the public:

o    Night Club. The nightclub is designed in a Las Vegas club style format with a large floor show performance area and a moveable front stage. The facility has computerized light show capabilities as well as a sound system with special effects capabilities. The floor show viewing area seats 330 people through a combination of floor seating, private booth seating, and private balcony deluxe booth seating. The nightclub is located on the third floor of the main building and specializes in floorshow entertainment as well as celebrity entertainment events, which change weekly. The club offers 19 private karaoke suites suitable for 4-10 people. Each suite includes a serving area, karaoke equipment, and private bathroom.

o    Bowling Alley-Game Room. A 10 lane, Canadian hardwood bowling alley is located on the second floor. The bowling alley system has automatic computerized scoring and overhead display screens for each lane.  The bowling alley sponsors corporate and public tournaments; and provides lessons and items for purchase through a pro-shop. In conjunction with th bowling alley is a large game room offering snooker, pool, and ping-pong tables, and a wide variety of computer simulation games. A small snack bar provides pre-packaged food and beverage items. The bowling alley and game room are open 24 hours a day, seven days a week.

o    Sauna-Health Center. The sauna-health center is located on the second floor of the main building.  It offers beauty salon, acupuncture, and massage services, as well as self-guided health relaxation activities, such as soaking tubs, whirlpools, and saunas. The facility includes a beauty salon, waiting lounge, changing facilities, shower area, three large 15-person soaking pools, two large Jacuzzis, wet and dry multi-person saunas, 20 private resting rooms, 20 semi-private massage rooms, large quiet room, 30 private massage suites, and five executive suites consisting of private toilet and shower, sauna, Jacuzzi, massage area, and resting area.  The sauna-health center has 100 massage beds and a total capacity of 150 people.

For accounting purposes, our Hotel Operations are divided into three operating segments:
o    Food and Beverage also known as restaurant operations;
o    Lodging; and
o    Entertainment.

Set forth below for each of the last three fiscal years is the percentage of total revenue from each such segment within our Hotel Division which, collectively, accounted for more than approximately 15% of our consolidated revenues during these fiscal years.

1998:
Food and Beverage Operations                                  45.8%
Lodging Operations                                            26.2%
Entertainment Operations                                      28.0%
Total of our consolidated revenues                      $7,710,709

1999:
Food and Beverage Operations                                  47.2%
Lodging Operations                                            24.8%
Entertainment Operations                                      28.0%
Total of our consolidated revenues                      $7,991,164

2000:
Food and Beverage Operations                                  47.66%
Lodging Operations                                            25.10%
Entertainment Operations                                      27.24%
Total of our consolidated revenues                       $7,794,439

Suppliers

The raw materials that our hotel division uses are many and varied and common to all hotel and entertainment facilities. A general sampling of these items and their sources are as follows:

Item                            Source
Seafood/vegetable               Yiwan Agricultural Advanced Technology
                                   Development Corporation, Jiaozuo City
Cured meat                      Guangdong Lawei shop, Zhengzhou City
Seafood                         Wuyang Seafood wholesale shop, Zhengzhou City
Seafood                         Haiyang da shi jie shop, Jiaozuo City
Seafood                         Xingli Haiyang Seafood shop, Zhengzhou City
Wine/Beer                       Jinfeng Jiuhang Corporation Ltd., Zhengzhou City
Cigarette/beverage              Donghui wholesale shop, Jiaozuo City
Cigarette/beverage              Youyi company, Jiaozuo City
Cigarette/beverage              Zhenhua shop, Jiaozuo City
General cooking ingredients     Yongsheng Ganxian shop, Jiaozuo City
Daily use Lodging items         Xinya shopping center, Jiaozuo City
Daily use Lodging items         Baolong Shiye Corporation Ltd., Henan Province

Our hotel division maintains a 10-day supply of common consumable goods, such as alcohol products, guest room sundries and similar products, which is considered standard industry practice. We believe that there are a number of alternative suppliers for all of these products.

                                       10

Seasonal Variations

Our hotel division experiences minor seasonal variations in overall revenue:

o    Lodging Operations.  Lodging revenue peaks during the period of April through October. This time coincides with peak vacation travel season and the period of April through June when many Chinese companies hold bi-annual company meetings.

o    Food and Beverage Operations.  Food and beverage revenues peak during the period of January through April. This is the time in the lunar calendar traditionally associated with the Chinese New Year.

o    Entertainment Operations.  Entertainment revenues experience no seasonal variations.

o    Conference and Meeting Operations.  Conference and meeting revenues peak during the periods from April through June and November through December.
     These periods coincide with the times when many Chinese companies hold their biannual meetings and product shows.

Potential Future Growth and Operations

Our hotel division is involved in a number or projects scheduled for completion within the next two years. These projects are in the development stage and, accordingly, may never be completed.  These include:

o    Athletic Club. Our hotel division is researching the construction within the existing space of the main building fifth floor, a full-service, state-of-the-art western-style athletic club. The club would include:
     o    Handball and racquetball courts
     o    Indoor lap pool, locker room facilities
     o    Aerobics room with shock resistant flooring
     o    Resistance weight training equipment
     o    Aerobic conditioning equipment
     o    Training center
     o    Lounge area
     o    Athletic pro-shop
     o    Cafe style juice bar

o    Penthouse Suite.  Our hotel division is researching design options for constructing within the existing space of the 21st and 22nd floors of the main building a high quality Presidential Suite. The suite would include:
     o    Indoor pool
     o    Atrium
     o    Meeting conference room
     o    Roof garden
     o    Living room and dining rooms suitable for reception style entertaining
     o    Deluxe kitchen
     o    Jacuzzi
     o    Wet and dry saunas
     o    Private secured access
     o    Private balcony
     o    Two guest rooms

                                       11

o    Restaurant Expansion.  Our hotel division is researching the feasibility of opening one restaurant in Zhengzhuo City and one restaurant in Beijing. Our hotel division is researching, and has discussed with a number of interested parties, the terms of site specific management and ownership, including acquisition, franchise, partnership, and management agreement, regarding a restaurant opening.  Both restaurants would bear the Yi Wan name and specialize in a unique blend of Guangdong and Henan style cuisine.
     Both restaurants would target up-scale, urban customers.  We have not entered into any specific agreements regarding a restaurant opening and there are no assurances that we will be successful in securing any agreements relating to any such opening.

o    Lodging Expansion.  Our hotel division is researching the feasibility of hotel expansion through franchising the Yi Wan name and hotel-restaurant operating systems. At present, the Jiaozuo Industrial Institute is working with hotel management to draft the initial franchise offering framework.
     The target market for franchise operations would be formerly government owned hotel properties in the northern central provinces.

o    Lodging Association.  Our hotel division is researching the feasibility of joining an international hotel association such as "Leading Luxury Hotels of the World" or similar association.

o    Training Center.  Our hotel division is researching the feasibility of creating a hotel and restaurant management and operation training center.
     The program would utilize the proven training techniques of the Yi Wan developed training systems. The target market would be the owners of recently purchased formerly government owned hotels.  Training facilities would be located within existing space of the employee dormitory and the hotel main building.

If we are successful in completing these projects and implementing them into our operations, we will be required to hire the following additional employees:
Athletic Club:
2 managers
20 employees

Penthouse Suite:
2 managers
15 employees

Restaurant Expansion:
5 managers
60 employees

                                       12

Lodging Expansion:
3 managers
3 employees

Training Center:
5 managers
30 employees

Our Market

Our hotel is located in the metropolitan city of Jiaozuo, Henan province, and considers the city of Jiaozuo and all communities within a 30-mile radius to be its primary market. Information regarding this metropolitan area is contained in the Market Section relating to our Agricultural Division described above.

Our hotel division has two primary target markets:
o    Travelers
o    Local professionals.

Our "travelers" market includes individual business travelers, individual leisure travelers, and group professional travelers. Our "local professionals"
market includes local individual business and government professionals, and groups of professionals. In China, there are many conferences involving various groups to exchange ideas and share study results, including marketing seminars and fairs and exhibitions from different industries, city-wide, province-wide and nationwide.

Examples of these conferences are:

Meetings held by government agencies:
o    Jiaozuo City No. 8 Women Representatives Meeting, 400 people
o    Henan Province Food Suppliers Planning Meeting, 350 people

Meetings held by companies:
o    Jiaozuo Jinlong Cable Co., meeting of directors, 40 people
o    Jiaozuo Electricity Plant 5th Anniversary Celebration, 400 people

Marketing seminars:
o    Shandong Industrial Machinery Co., product exhibit and sales meeting, 180 people
o    Guangdong Kelon Electronic Co., product exhibit and sales meeting, 120 people

Our hotel division uses a variety of methods to reach its customers, including advertising and promotional events as described below.

Advertising. Our hotel division conducts extensive product promotional advertising in several venues:
o    Local television advertising
o    Airport and train station billboards
o    City promotional materials
o    Local print media
o    On-site point-of-purchase

                                       13

Promotional Events. These promotional events are chiefly coordinated through our hotel division's sales department in conjunction with its entertainment and food and beverage operations. Primary on-going promotional events include city league bowling tournaments, corporate bowling tournaments, big name celebrity entertainment event ticket give-aways, regional or national cuisine tasting, and other culinary events.

Charitable Giving and Sponsorship. Our hotel division promotes its hotel by corporate sponsorship of charity events and donations to local philanthropic efforts.

Competition

The hotel industry in China and, in particular, the Henan province is highly competitive. Within the primary market, there are nine hotels licensed by the government to accept foreign guests. Hotels are rated by the National Tourism
Administration in the following areas: fitness, maintenance of fitness, sanitation, service level, and guest satisfaction. The highest rank is five stars. The Jiaozou Yi Wan Hotel is the only four-star-rated hotel in the primary area. There are two three-star-rated hotels in the primary area. For example,
Hilton and Holiday Inn Grand are rated as five stars, which meet the international highest standard. Three star hotels are similar to Holiday Inn
Express. Hotels rated with three stars and above are permitted to accept foreign tourists. The Jiaozou Yi Wan Hotel obtained the title Appointed Tourist Unit issued by the Travel & Tourism Bureau of Henan Province as early as January
1997, thereby permitting it to receive foreign travelers.

Competition Relating to our Lodging Operations

Our hotel division's two main competitors are the Jiaozuo Yueji Hotel and
Jiaozuo Hotel. Both of these hotels are government owned and operated and have received a three-star rating. These two hotels have a combined total of approximately 130 guest rooms, and offer the following services and products:
o    Full service restaurant (less than 200 person capacity)
o    Beauty parlor, business center
o    Sundries and gift store
o    Night club and karaoke suites (150-200 person capacity)
o    Massage service
o    Small and medium sized meeting and conference rooms (less than 100 person capacity)

These competitors engage in some advertising efforts and compete primarily for price sensitive travelers, including budget business, leisure, and group travelers. We also believe that our Hotel Division has the ability to favorably compete against these hotels within its primary markets for the following reasons:
o    Higher quality guest room physical condition, due to recent renovation
o    We believe that these competing hotels are in need of overhaul and renovation
o    Cleaner guest rooms
o    Higher number of in-guest room amenities
o    Higher quality peripheral hotel services (restaurants, entertainment, meeting rooms)

                                       14

Our hotel division believes that it would take substantial effort for these competitions to match our lodging product.

Competition Relating to our Food and Beverage Operations

Our hotel division offers what it considers to be a fresh and innovative fusion blend of Cantonese and Henan style cuisines. This style has become its culinary signature and all menus in each of the three food and beverage facilities reflect this central theme.

To support this strategy, our hotel division has hired 12 chefs from Guangdong and 16 from Henan. Two chefs are designated solely for the production of dim sum, a Guangdong specialty.

To stimulate the generation of new menu items, our hotel division requires each chef to create one new menu item each month and to daily meet and greet a specific number of guests. This program is known as the Chef New Product
Development Program. Chefs are motivated to create new menu items through a bonus system and promotion options. To our knowledge, no other competitor has a similar program.

Our hotel division places heavy emphasis on the purchase of natural raw ingredients and operates a special purchasing program to source these raw ingredients. Our hotel division owns the only industrial size fruit juicer machine in the primary area and is the only facility to offer a wide selection of fresh fruit juices.

Competition Relating to our Entertainment Operations

Night Club.
Our hotel division faces competition from the two- and three-star hotel nightclubs in our primary market, the Jiaozuo Yueji Hotel and Jiaozuo Hotel, respectively. Both competitors are physically smaller and configured in a social club format featuring a center dance area. Both offer occasional live local entertainment. Neither of the competitors engages in wide promotion effort.

We believe that our hotel division has the ability to favorably compete because the hotel has:
o    Higher quality lighting and special effects capabilities
o    Higher quality sound system
o    Distinctive atmosphere created through internal architectural detail and decoration
o    Larger physical size
o    Greater seating variations, including floor table, booth, and the deluxe balcony booth
o    Unique floor show offering
o    Greater variety entertainment (weekly changing floor show programs)
o    Unique "big name" celebrity entertainment events (no other entity in the province offers these events)
o    Higher quality karaoke suites

                                       15

Trademarks, Licenses and Concessions

Our hotel division has registered the Jiaozuo Yi Wan Hotel Co., Ltd. name and the Yi Wan hotel operations logo with the Ministry of Administration and
Trademarks. Our hotel division has a business license in China, which currently expires in December 2027. The trademark is registered in perpetuity provided yearly fees are paid.

Our hotel division is considered to be a foreign investment joint venture by the government in China and receives special income tax treatment from both the provisional (Jiaozuo City) and central government in China, which concessions were granted in 1997. Under the special tax treatment, the hotel company was exempt from central and provincial government income tax for the years ended
December 31, 1997 and 1998, followed by a 50% reduction in the central and provincial government income tax for the next three years ended December 31,
1999, 2000, and 2001. When this status expires, our hotel subsidiary will be subject to central government income tax at a rate of 30% and a 3% provincial government income tax.

Employees

As of June 30, 2001, our hotel division employed a total of 595 full-time employees, comprised of approximately 60 management personnel and 535 employees.

YI WAN MAPLE LEAF HIGH TECHNOLOGY AGRICULTURE DEVELOPING LTD. CO.

History

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co., our
agriculture division, raises and sells specialty aquatic products, such as perch, shrimp, crab, and soft-shelled turtles. In 1997, this agriculture company acquired a land use permit from the Jiaozuo City government for three parcels of land comprising 231 acres located near the southeastern perimeter of Jiaozuo. In
1997 and the first quarter of 1998, our technology agriculture company recruited technical staff and constructed farming facilities. In 1998, the agriculture company entered into several research and development and training agreements with Henan Agricultural College, Zhanjiang Sea Products College, and
the Shenzhen Sea Products Institute. In 1997, the agriculture company began limited cultivation of a wide variety of seasonal land-based vegetable crops.

Principal Products

Our agriculture division produces four major products, for which it derives over
90% of its annual revenues. Those products, which are considered traditional gourmet items to the culinary palette of people in China, are as follows:
o    Fresh water shrimp
o    Fresh water crab
o    Soft-shell turtle
o    Perch

                                       16

Ancillary Products

Our agriculture division also produces a variety of vegetable crops, including tomatoes, cabbage, and carrots from which it derives less than 10% of its total revenues.

Operations

The main features of our agriculture division's production technology are:

o    Water Technology. Technologies, which allow shrimp to be born in salt water and raised in fresh water. The mature shrimp grow to twice the size of shrimp produced in salt water.

o    Production Space. Technologies, which allow for stacked production surface areas for crab and shrimp within a single tank.  This high density production technology yields increased production volume as well as production efficiencies.

o    Oxygenation. Technologies to oxygenate the water in which products are raised allow for the continual maintenance of optimum water oxygen content as well as allowing for higher density production areas.

o    Water Flow. Technologies to circulate the water in which the product is raised, known as micro-flow water circulation, allow for the continual maintenance of optimum water flow conditions as well as allowing for higher density production areas.

o    Water Purification. Organic technologies purify the water, in which products are raised, which eliminates contaminates often associated with chemical water purification. We believe that this technology results in better taste and a healthier product.

o    Ion Separation.  Separation technologies remove heavy metal ion from the water in which the products are raised.  We believe that separation technologies promote more rapid growth of our agriculture company's products.

o    Climate and Water Temperature Control. Technologies to maintain optimal water and ambient air temperatures for all products allow production of products in optimum conditions throughout the year regardless of seasonal weather variations.

There are several primary factors that could affect the production process of our agriculture division, including:

o    Disease.  Although we take precautions necessary in the areas of disease prevention and disease testing, a new, unforeseen, and potentially non-treatable disease may occur in the future.

                                       17

o    Flooding.  Although the national and local governments have increased flood control efforts within the past year, our agricultural facility, due to its close proximity to the Yellow River, may experience flooding in the future.

Our agriculture division endeavors to provide products upon customer demand.
Because of its inability to rush production to meet demand, we must keep a sizable volume of product in the work-in-process stage of production.

Within our agriculture division, the following products accounted for the following percentage of revenues from 1998 to 2000:

                                   1998                1999             2000

Crab                                31%                 37%              29%
Shrimp                              28%                 31%              33%
Perch                               17%                 15%              15%
Soft-shell turtle                   11%                  9%              13%
Vegetables                          13%                  8%              10%

Seasonal Variations

Our agriculture division experiences seasonal variations in revenue from the sale of its products. The reasons for these variations include:

o    Aquatic Products. Revenue from the sale of aquatic products peaks during the period of January through April, which is the time in the lunar calendar traditionally associated with the Chinese New Year. We have the only indoor production facility in the province capable of producing products in the freezing temperatures of winter.

o    Vegetable Products.  Revenue from the sale of land-based vegetable products peaks during the growing season of April through November.  We do not generate revenue from vegetable production during the non-growing season.

Suppliers

For the aquatic products and feed, our agriculture company has one year contracts with certain suppliers. However, no price and no purchase quantity are set in the purchase contracts. Prices may vary based on the market price. The quantity purchased varies depending on our production plans.

We purchase hatchling perch, shrimp, crab, and soft shell turtles to raise. Our current sources of these fish are:

o    Aquatic Product Research Institute, Shenzhen City, Guangdong province
o    Gong Cheng Trading Company, Zhanjiang City, Guangdong province
o    Jiang Xing Fishing Company, Shun de City, Guangdong province

                                       18

Purchases of other raw material are purchased from:

o    Jiaoxi Coal Transportation Company of Jiaozuo Mineral Bureau, Jiaozuo City,
     Henan province, provides coal.
o    It of Agricultural Materials of Wuzhi County, Henan province, provides fertilizer, pesticides, and seed.
o    Jiaozuo Wujaohua Materials Supply Centre, Jiaozuo City, Henan province, provides fertilizer, pesticides, and seed.
o    Zhengzhou Mingda Co., Ltd., Zhengzhou City, Henan province, provides fish food.

Our agriculture division has a number of sources of alternative vendors for raw materials. We believe that we maintain good relationships with our current suppliers. Management does not expect any difficulty in finding other suppliers in the event that our existing supplier relationships would terminate.

Possible Future Operations Plans

Our planned operations over the next 12 months include:

o    Hatchling Technologies.  We are involved in efforts to develop on-site hatchling technologies for the types of fish we raise.  These technologies will potentially allow for greater production flexibility and eliminate transportation costs associated with air delivery of hatchlings from vendors.  We currently culture the fries of Luoshi shrimps and soft-shelled turtles; the other two kinds of fries, crab and perch, are purchased from southern China.  The 10% to 20% death rate of the fries due to long transportation increases the cost of the fries. When and if our agriculture company possesses the culturing technology, it will be able to culture fries for all of its aquatic products, and potentially reduce the cost of purchasing fries.  Our agriculture division is in the process of lab experiments involving culturing technology.  Management expects to start using the technology in early 2002.

o    Increased Production Area. Our agriculture division plans to increase its production capacity by creating additional production pools and accompanying facilities from 131 acres of unoccupied land available for this expansion.  A three-dimensional aquatic culturing technology and capillary irritation system will be introduced and used to triple the culturing density, and to shorten the production period by two weeks and potentially increase production. This project is expected to start in early
     2002.

o    Private Transportation.  Our agriculture division is researching the feasibility of purchasing a fleet of delivery vehicles in early 2002.

o    High Density Fish Holding Ponds. Our agriculture division plans to use its advanced technologies to build high-density fish holding ponds.  The creation of these ponds would allow the purchase of fish from local producers during the peak production season of summer, hold the fish until the non-peak production season of winter, and enable the company to then sell the fish to its established customers throughout the entire year. This project is expected to start in early 2002.

                                       19

We anticipate that all of these products will be funded from internal cash flow;
however, there are no assurances that our agriculture division's revenues will be sufficient to support our growth plans.

If we are successful in completing these planned projects, we will be required to hire the following additional employees:
Hatchling Technologies:
1 manager
4 employees

Increased Production Area:
20 managers
100 employees

Private Transportation:
1 manager
10 employees

High Density Fish Holding Ponds
1 manager
5 employees

Distribution Methods

Our agriculture division uses two primary methods for product distribution:

o    Customers pick-up the products from our agriculture division's facility
o    Delivery

All products are produced and held at its facility until the time of sale.
Customer orders are filled from available inventory. Approximately 70% of our customers come to the company facility with their own transportation to pick up products. The remaining 30% of our customers require delivery of the products to their own facility. We rent delivery trucks from a local transportation company to accommodate the delivery requirements of these customers.

Market

Our agriculture division is located in the southern edge of Jiaozuo City, Henan province. The primary market for our agriculture division's products is the city of Jiaozuo and all communities within a 10 mile radius. The city of Jiaozuo has a population of 3.1 million people, occupies 1,590 square miles, and spans four counties: Wenxian, Bo'ai, Wuzhi, and Xiuwu, and two smaller cities, Qinyang city

                                       20

and Mengzhou city. Jiaozuo is an industrial city dominated by power production and mining industries and is considered the business and transportation hub of the northern-central provincial region. The city is approximately 234 miles southeast of Beijing and 29 miles northeast of Zhengzhou, the provincial capital. Jiaozuo is the second largest city in the province, and Henan is the most densely populated province in the country.

The target markets of our agriculture division are:

o    Restaurants
o    Stores
o    The Henan Department of Seafood distribution center

The restaurants in the target market are positioned to offer medium price meals.
Specialty aquatic menu items are seen as a step-up item compared to more common aquatic menu items. The stores in the target market are primarily large and small grocery stores offering a wide assortment of aquatic products. The formerly government-owned Henan Seafood Distribution Center acts as a seafood wholesaler for restaurants, and businesses in Henan province. There is no other similar facility in the province.

Competition

Our agriculture division faces varying degrees of competition. This competition varies by product line, season, and geographic location. The local competitors are primarily small, sole proprietorship farms that produce fish during the summer growing season using traditional methods of production. However, we also face competition throughout the year in all product lines from many large non-local competitors located in the southern coastal provinces, that air transports their products into primary market areas.

All competitors primarily compete on the basis of price and target the same stores, restaurants, and distribution center companies that we seek to develop as our market.

Our agriculture division believes it has the ability to favorably compete with these competitors for a variety of reasons:

o    There are no competitors in the northern central provinces that possess the capability to produce products in all four seasons of the year; in comparison, our production technology allows us to produce products throughout the year.

o    There are no competitors in the northern central provinces that posses our type of technology that is equipped for high density, efficient production;
     in contrast, our technology equips us for high density, efficient production.

o    Products produced within our primary market located in the northern central province are fresher than imported products.

o    Products produced within our target market will not require customers to incur costly transportation costs.

                                       21

o    Our agriculture division's physical location allows us to use underground, naturally heated thermal water for raising food products, thus reducing the cost and maintenance for water heating and temperature control.

o    Our physical location allows us to use natural underground water with PH levels that are uniquely suited to the production of birthed salt water shrimp in fresh water.

o    Our shrimp are generally twice the size of shrimp raised in salt water.

o    Our production technology allows us to produce shrimp and crab that grow to maturity two weeks faster than using traditional production methods.

o    Our water purification technologies allow us to produce products free of contaminates often associated with traditional chemical water purification.

Trademarks, Licenses, and Concessions

In 1997, our agriculture company acquired land use permits from the government for three land parcels comprising 231 acres. These permits allow us to conduct our operations on those parcels for a 50-year period. Our Agriculture Division has also obtained a business license with a term from April 1997 until August
2028. We currently have no patents or trademarks relating to our Agriculture
Division.

Our agriculture company qualifies as a foreign investment joint venture by the government in China and receives special income tax concessions from both the provisional and central government in China, which were granted in 1997. Under this special tax treatment: (a) our agriculture subsidiary was exempt from central and provincial government income tax for two years, starting with its first year of profitable operations, which was for the years ended December 31,
1997 and 1998; (b) followed by a 50% reduction in the central income tax; and
(c) a 100% exemption from provincial government income tax for the next three years ended December 31, 1999, 2000, and 2001. When this status expires, our agriculture company will be subject to a 30% central government income tax and a
3% provincial government income tax.

Number of Employees

As of June 30, 2001, we had 211 full-time employees and 140 seasonal employees during the warm months. These employees consist of 20 managers and 331 employees.

SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT COMPANY CO. LTD.

The business of Shun de Yi Wan Communication Equipment Plant Company, our
telecommunications division, focuses on:

o    Designing and manufacturing telephone network switching component parts for use in telephone main distribution frames; and

                                       22

o    Manufacturing and selling assembled telephone main distribution frames.

A telephone main distribution frame connects a company's or individual's internal telephone system to the telephone company's external lines.

Our telecommunications division's initial design and production efforts focused on developing analog switching component parts and the manufacture of a series of analog main distribution frames. Recent design and production efforts have expanded to include digital switching component parts and the manufacture of digital telephone main distribution frames.

Some of the significant events in our telecommunications division's history include:

o    In 1995, our telecommunications company earned the award for product excellence and development from the National Ministry of Post and
     Telecommunications, also known as the Ministry of Information and Industry in China.

o    In 1996, our telecommunications company received two patent certificates in
     China from the Ministry of Trademarks and Patents for design of a switching component part and a tool used in the assembly and on-going maintenance of telephone main distribution frames which provides for patent protection in
     China only.

o    In 1996, our telecommunications company received the public verbal commendation for product excellence and contribution to the development of the nation from the Vice Minister of the Ministry of Posts and
     Telecommunication, Mr. Xie Gaojue.

o    In 1997, our telecommunications company produced in China the telephone switching equipment industry's first intelligent management system software used for the monitoring and management of telephone distribution frame performance.  Although the main distribution frame management system is not proprietary software, our telephone communications manufacturing company has encrypted the software to protect its patent on the equipment.

Products and Services

Our telecommunications division specializes in producing communication connecting and distributing equipment called main distribution frames for telephone exchange systems. A main distribution frame is the main distribution facility of a network, often described as a main hub or central hub, which is used as the starting point of a site network. The main distribution facility is typically used where the outside telephone line connections and internal telephone line routers converge.

There are three primary types of main distribution frames:

o    Analog - Standard telephone line, some times referred to as plain old telephone service.

                                       23

o    Digital - Often referred to as integrated services digital network or referred to as ISDN, a digital line registers the human voice over the telephone network using a stream of ones and zeros.  The effectiveness of
     ISDN allows many advanced features to be programmed on these phones, including multiple call appearances and data transmission.

o    Optical - Uses fiber optic light cables that have larger capacity, higher speed, and wider bandwidth than ISDN.

Our telecommunications division manufactures two types of analog and one type of digital main distribution frames. In addition, this division produces its own component parts and assembles them into distribution frame configurations at its manufacturing facility. The component parts and peripheral frame parts are stored in inventory until an order is received. At the time an order is received, parts are drawn from inventory and assembled to meet the customer's specifications within existing product line parameters. The product is then transported to the customer via third party delivery. Upon arrival at the customer's site, a sales technician assists the customer in the installation of the distribution main frame and reviewing operating procedures.

Every model produced by our telephone communications manufacturing company can be specially designed to have different capacities according to the clients'
requirements for the nature and quantity of the lines. All of the distribution frames can be combined, coupled, and matched to become a distribution frame system with a much larger capacity.

Our telecommunications division experiences seasonal variations in revenue from the sale of its products. Because the majority of this division's customers are divisions of government ministries, its revenue stream closely follows the government schedule of planning and procurement. Because ministries plan and petition the government for funds to purchase equipment during the period from
March through June, revenue is at the lowest point of the year during this period. During the period of July through December ministries place orders; as a result, revenue peaks during the months of September through December. During the period of January through February, final orders are filled and revenue begins to decline.

Suppliers

The primary suppliers of raw materials to our telecommunications division, which are located within an approximately 1300 mile radius are:
o    Sanshui Jin Hu Industrial Plastic Plant
o    Foshan No. 8 Telecommunication Co.
o    Foshan Wanxin Information Technology Co.
o    Zhuhai Economic Special Zone Southeast Electronic Co.
o    Shun de Lecong Trading Mall
o    Shun de Lunjiao Jizhou Weiye Paper Box Plant
o    Zhangjiaogang Electronic Plant
o    Simens Vacuum Component Co. Ltd.
o    Guangzhou Non-ferrous Metal Graduate School
o    Changshu Linzhi Electronic Co., Ltd.

                                       24

Seventy to eighty similar supplier companies are located in the same area as the above suppliers. Consequently, we do not believe that our telephone communications manufacturing company would have any difficulty in locating alternative suppliers.

Market

The level of telephone network development varies greatly among China's various regions. Generally, the level of development is highest in the southern and coastal provinces where the majority of the market for our telecommunications division is located. At present, large portions of China are not sufficiently developed from a technological standpoint to utilize telephone network distribution technologies. However, the national government has acknowledged that China's central province areas are where the next wave of economic development will occur. To this end, our telecommunications division has targeted the northern central provinces as a secondary target market area.

In China all public telephone communication is coordinated by the government's
Ministry of Information and Industry, formerly known as the Ministry of Post and
Telecommunications, through a series of municipal ministry agencies. There are no private telephone service providers. Additionally, other national ministries maintain their own separate telephone communication networks.

Our telecommunications division's primary customers are municipal agencies of the national Ministry of Post and Telecommunications, other national government ministries such as the Ministry of Rail Transportation, Ministry of Electric
Power, the People's Liberation Army, and large government and private businesses. Its principal customers are either local or national government entities that could cancel an order or renegotiate the terms of sale at any time. However, since all production is on a per job basis and there are no long-term production agreements, the risk of cancellation or renegotiating is no greater than with any non-government customer.

In order to sell its product to government entities, our telecommunications division is required to obtain a permit from the Ministry of Information and
Industry. This permit is granted each year and is based on inspection of product quality and the company's operations. Failure to obtain this permit could reduce our revenues derived from Shun de Yi Wan Communication Equipment Plant Company.

Potential customers in China are primarily obtained through sales calls or visits from its sales staff. In addition, our telecommunications division undertakes the following activities:

o    Trade Shows. Promotion of its brand name through active participation in trade shows throughout China.  Participation often includes keynote seminar presentations.

                                       25

o    Advertising.  Promotion of its brand name through on-going advertising in industry trade publications and by maintaining a listing on the Ministry of
     Post and Telecommunication Internet website.

o    Public Relations.  The sales department promotes the telecommunications division's brand name by maintaining an active and on-going "client focused" public relations effort. This effort includes frequent telephone communication, on-site visits, and complimentary entertaining and gifts to existing clients.

o    Industry Trade Articles.  Promotion of its brand name by frequently contributing to trade publications research articles that highlight technological trends and developments.

Our telecommunications division only uses in-house sales persons. Each individual sales person receives commissions of 1.5 - 2% of total sales.

Licenses, Trademarks, and Patents

Our telecommunications division has registered its name and its logo with the
Ministry of Administration and Trademarks.

The term of our telecommunications division's business license is from September
1993 to September 2019, which permits it to operate as a company in China for that period. Business licenses in China are granted only for a specific period of time. Upon a business license expiration date a company must make a reapplication for a new license.

Our telecommunications division has received two patent registrations from the
Ministry of Administration and Trademarks in China; the patents are registered in perpetuity, provided yearly fees of $7,300 are paid to the Ministry of
Administration and Trademarks:

1.   A component part used in the assembly of analog telephone main distribution frames registered as patent number 235727.
2.   A tool used by customers to simultaneously install two wire clips into a distribution frame, registered as patent number 213907.

Competition

The business of our telecommunications division is highly competitive. Many companies that have greater capital resources and more established reputations provide the same products and services that our telecommunications division provides. If competitors lower their prices or our telecommunications division is forced to lower its prices, our revenues derived from this division may be reduced.

Moreover, our telecommunications division's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. In addition, our telecommunications division's competitors may be able to devote greater resources to the development, promotion, and sale of their products and services.

                                       26

Nationwide, there are 60 companies in China licensed to produce telephone distribution switching equipment. Competitors compete chiefly on the basis of price and technological capabilities. Thirty of the 60 companies licensed by the government to produce and sell telephone distribution frames in China are approved by the government in China to be suppliers, one of which is our telecommunications division. Of these 30 companies, the four largest competitors have a combined market share of 60%. Our telecommunications division has an approximately 10% market share according to the China Telecommunication Industry
Annual Report for the period from 1996 to 1999 published by the Ministry of Post and Telecommunications. According to the same publication, the total demand for telephone distribution switching equipment in China is 21,480,000 lines nationwide, and our telecommunications division's sales are approximately
2,000,000 lines.

Future Product Research and Development

Our telecommunications division's plan of operations over the next 12 months will primarily consist of its research and development into various proposed products, as follows:

Digital Switching Components

Our telecommunications division is involved in research and development projects concerning production of component parts capable of utilizing digital switching technologies and the manufacture of digital switching telephone main distribution frames. We produce a limited line of digital switching components and manufacture one digital switching telephone main distribution frame. We are also researching our building an expanded product line of digital switching telephone main distribution frames.

Optical Switching Components

Our telecommunications division is involved in a number of research and development projects concerning the production of component parts of optical switching telephone main distribution frames. At present, our telecommunications division does not posses the technology to produce optical switching components or optical switching telephone main distribution frames.

Conference Language Interpretation System

Our telecommunications division is in its advanced stages of research, development, and testing of equipment suitable for multi-lingual conference communication, and audience response tabulation. This product is based on existing switching component technologies and is capable of five language channel simultaneous communication, audience voting tabulation, and five category multi-choice response tabulation. The product utilizes touch pad technology and is capable of visually communicating information on each audience member's screen. There are two versions of this machine in the testing phase:
one intended for audience sizes from 1-100 persons and the other intended for audience sizes from 101-400 persons. The results of these tests have been very favorable with the results of the smaller unit showing slightly fewer required modifications than the larger unit. We are proceeding with on going testing and modification of both units.

                                       27

Our telecommunications division spends the following funds for research and development purposes:
1998 - 100,000 RMB or approximately U.S. $12,000

1999 - 104,391.69 RMB or approximately U.S. $12,600

2000 -  61,398.02 RMB or approximately U.S. $7,400

In order to complete these projects, it will need to spend at least:
Digital Switching Components     8,800,000.00 RMB
                                    or approximately U.S. $1,060,000.

Optical Switching Components     6,100,000.00 RMB
                                    or approximately U.S. $736,000.

Conference Language
       Interpretation System     8,000,000.00 RMB
                                    or approximately U.S. $970,000.

We anticipate that these funds will be provided from our telecommunications division's operating cash flow.

We anticipate hiring the following additional employees over the next 12 months to accomplish our research and development projects: 10 technical employees.

Number of Employees

As of June 30, 2001 we had approximately 130 full-time employees, consisting of
20 managers and 110 employees.

DOING BUSINESS IN CHINA AND GOVERNMENT REGULATIONS IN CHINA

CHINA'S ENTRY INTO THE WORLD TRADE ORGANIZATION

China has not acceded into the World Trade Organization yet. However, after more than 15 years of negotiations, China has concluded bilateral negotiations with all major trading countries which are members of the World Trade Organization, including the United States, EU, Canada, Australia, Japan, and other major trading countries. Successful conclusion of bilateral negotiations with World
Trade Organization members is an important pre-condition to China's accession to
World Trade Organization. China and the United States have recently resolved the key technical issue of China's subsidies for its agricultural products. China has recently lowered its import duties and other tariffs to bring it closer to the World Trade Organization standards. Last rounds of meetings are under way in
Geneva between China and the World Trade Organization to discuss China's possible accession.

                                       28

GOVERNMENTAL REGULATION OF OUR OPERATIONS IN CHINA

All of our subsidiary companies operate from facilities that are located in the
People's Republic of China. Accordingly, our subsidiaries' operations must conform to the governmental regulations and rules of China.

Environmental Compliance

Our Hotel, Agriculture, and Telecommunications divisions are subject to the
People's Republic of China's national Environmental Protection Law, which was enacted on December 26, 1989, as well as a number of other national and local laws and regulations regulating air, water, and noise pollution and setting pollutant discharge standards. Violation of such laws and regulations could result in warnings, fines, orders to cease operations, and even criminal penalties, depending on the circumstances of such violation. We believe that all manufacturing and other operations of our three operating divisions are in compliance with all applicable environmental laws, including those laws relating to air, water, and noise pollution.

Bureaucratic Review and Approvals and Applicable Laws in China Affecting Our
Subsidiaries:

The Chinese government's involvement and influence in the operation of joint venture companies is limited to a well defined legal/bureaucratic infrastructure in three areas operated through three separate State entities:

1. Review by Foreign Investment Commission
Foreign Invested Enterprise joint ventures must be reviewed by the Foreign
Investment Commission, or its delegate, for approval as a Foreign Invested
Enterprise. Changes in ownership identity or registered capital of a Foreign
Invested Enterprise must be reviewed and approved by the Foreign Investment
Commission.

2. Industrial and Commercial Registration Administration Bureau
A Foreign Invested Enterprise must have a business license to operate, which is issued by the Industrial and Commercial Registration Administration Bureau. In
addition, any change in a Foreign Invested Enterprise's ownership must be reported to this bureau for a reissue of a business license.

3. Laws Associated with State-Owned Enterprises
The Chinese partners in joint venture Foreign Invested Enterprise companies or
Sino-Foreign Equity Joint Ventures may be State-Owned Enterprises. State-Owned
Enterprises have defined rights and areas of authority regarding a joint venture as set forth in the joint venture's articles of association and the joint venture contract. As such, the Foreign Investment Commission and the Industrial and Commercial Registration Commission have a limited, defined area of operation, responsibility, and authority. As discussed below, none of these State entities has the ability to change the laws, the articles, or the contracts governing the rights, obligations, operation, or existence of joint venture companies. Further, the minority partners in our joint venture companies are not
State-Owned Enterprises. As a non-State-Owned Enterprise, the minority partners have no direct relationship with the People's Republic of China government.

                                       29

Sino-Foreign Invested Enterprise Laws: FIE Laws

Both of our joint venture companies are Sino-Foreign Equity Joint Ventures established under the law of the People's Republic of China in accordance with the People's Republic of China Sino-Foreign Equity Joint Ventures Law, or EJV
Law. Article 2 of the EJV Law, which provides as follows:

     The Chinese Government, pursuant to the provisions of agreements, contracts, and articles of association that it has approved, shall protect in accordance with the law the investments, distributable profits, and other lawful rights and interests of foreign investors.

Further, the EJV Law provides:

     The State shall not subject joint ventures to nationalization or expropriation.  In special circumstances, however, in order to meet the requirements of the public interest, the State may carry out expropriation against a joint venture in accordance with legal procedures, but corresponding compensation must be made.

The first provision set forth above reflects the principle that the State must protect the interest of the foreign investor based upon an approved Joint
Venture Contract and Articles of Association. This would extend to the control provisions in the contracts and articles, as control is one of the rights and interests of the foreign investor in a majority-owned EJV. The second statement reflects the power that all national governments, including that of the United
States, reserve to them.

In addition, Article 33 of the Implementing Regulations to the Equity Joint
Venture Law provides that "the highest authority of a Joint Venture shall be its board of directors, which shall decide all major issues concerning the Joint
Venture." Thus, control over the Joint Ventures is vested in the board of directors, not in the State. While it is true that the State retains ultimate control of State-Owned Enterprises, Equity Joint Ventures are not State-Owned
Enterprises, but are an entirely separate category of enterprise under the law of the People's Republic of China. While the State can influence the operations of a joint venture where a Chinese party is a State-Owned Enterprise, legally it can do so only through the party's representatives on the Joint Venture board of directors.

Our wholly-owned subsidiary, Shun de Yi Wan Communication Equipment Plant
Company Co. Ltd., exists in accordance with the People's Republic of China
Wholly Foreign-Owned Enterprise Law, or WFOE Law. Article 8 of the WFOE Law
provides as follows:

     An enterprise with foreign capital meets the conditions for being considered a legal person under Chinese law and shall acquire the status of a Chinese legal person, in accordance with the law.

Further, the WFOE Law provides in Article 4:

     The investments of a foreign investor in China, the profits it earns and its other lawful rights and interests are protected by Chinese law.

                                       30

And, in Article 5:

     The state cannot nationalize or requisition any enterprise with foreign capital. Under special circumstances, when public interest requires, enterprises with foreign capital may be requisitioned by legal procedures and appropriate compensation shall be made.

As with the Equity Joint Venture Law, the first two provisions set forth above reflect the principle that the State must protect the interest of the foreign investor based upon approved Articles of Association. The third statement reflects the power of all national governments, including the United States that are reserved to them.

Finally, with respect to the potential retroactive effect of any laws passed concerning existing joint ventures, Article 40 of the Foreign Economic Contract
Law, or FECL, which was adopted in 1985, provides as follows:

     Even if the law makes new provisions, contracts for Sino-Foreign Joint
     Ventures, Sino-Foreign Cooperative Joint Ventures, and for Sino-Foreign
     Cooperative Exploration and Exploitation of natural resources which have already been approved by a competent authority of the State, may still be performed according to the stipulation of those contracts.

Accordingly, as the above laws indicate, the only realistic method by which the
Chinese Government can effect the operation of these Foreign Invested
Enterprises is provided by the respective Articles of Association. Those
Articles, combined with the Foreign Invested Enterprise laws, provide that the
Chinese Government does not and cannot have an intrusive role in the affairs of a Foreign Invested Enterprise company. To the contrary, those laws place a continuing duty on the government to ensure that the rights of foreign investors in Foreign Invested Enterprise companies, as expressed in the approved provisions of Articles of Association, are protected and preserved.

Foreign Companies Doing Business in China

There are three standard  investment  vehicles for foreigners  doing business in
China:
o    Equity Joint Venture
o    Cooperative or contract Joint Venture
o    Wholly Foreign-Owned Enterprise

Each of these investment vehicles is known as a Foreign Invested Enterprise.
The applicable legal framework for the establishment and continuation of Foreign
Invested Enterprise laws is as follows:

     General    - People's Republic of China Foreign Economic Contract Law

     Accounting - People's Republic of China Accounting Law
                - Laws Concerning Enterprises with Foreign Investments
                - The General Accounting Standard for Enterprises
                - The Specific Accounting Standards

                                       31

     Equity Joint
     Venture    - People's Republic of China Sino-Foreign Equity Joint
                     Venture Law
                - People's Republic of China Sino-Foreign Equity Joint
                     Venture Law Implementing Regulations

     Cooperative
     Venture    - People's Republic of China Sino-Foreign Cooperative Joint
                     Venture Law
                - Detailed Rules for the Implementation of the People's Republic
                     of China Sino-Foreign Cooperative Joint Venture
                     Law Regulations

     Wholly Foreign-
     Owned
     Enterprise - People's Republic of China Wholly Foreign-Owned Enterprise Law
                - Implementing Rules of the Wholly Foreign-Owned Enterprise Law
                - Interpretations on Various Provisions Concerning the
                     Implementing Rules of the Wholly Foreign-Owned
                     Enterprise Law

The Foreign Invested Enterprise laws specifically referenced in this prospectus are the People's Republic of China Sino-Foreign Equity Joint Venture Law, the
People's Republic of China Wholly Foreign-Owned Enterprise Law, the People's
Republic of China Foreign Economic Contract Law, and the Accounting Laws.

The Chinese Legal System

The practical effect of the People's Republic of China legal system on our business operations in China can be viewed from two separate but intertwined considerations.

First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the General Corporation Laws of the several states.
Therefore, as a practical matter, a Foreign Invested Enterprise needs to retain or have ready access to a local Chinese law firm for routine compliance purposes.

Similarly, the People's Republic of China accounting laws mandate accounting practices, which are not co-existent with U.S. Generally Accepted Accounting
Principles. The China accounting laws require that an annual "statutory audit"
be performed in accordance with People's Republic of China accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of
China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned
Enterprise to submit certain periodic fiscal reports and statements to designate

                                       32

financial and tax authorities, at the risk of business license revocation. As a practical matter, a Foreign Invested Enterprise must retain a local Chinese accounting firm that has experience with both the Chinese standards and U.S.
Generally Accepted Accounting Principles. This type of accounting firm can serve the dual function of performing the annual Chinese statutory audit and preparing the Foreign Invested Enterprise's financial statements in a form acceptable for an independent U.S. certified public accountant to issue an audit report in accordance with Generally Accepted Accounting Auditing
Standards.

Second, while the enforcement of substantive rights may appear less clear than
United States procedures, the Foreign Invested Enterprises and Wholly Foreign-
Owned Enterprises are Chinese registered companies which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Because the terms of the respective Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in
Stockholm, Sweden applying Chinese substantive law, the Chinese minority partner in our joint venture companies will not assume a privileged position regarding such disputes. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the "United Nations Convention on the Recognition and
Enforcement of Foreign Arbitral Awards (1958)." Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested
Enterprises.

Earnings and Distributions of the FIE's

Both the Foreign Investment Equity Joint Venture laws and the Wholly Foreign-
Owned Enterprise laws provide for and guarantee the distribution of profits to foreign investors in Chinese Foreign Invested Enterprises.

Article 7 of the People's Republic of China Sino-Foreign Equity Joint Venture Law
requires that profits of an equity joint venture be distributed among the parties in proportion to their respective contributions to registered capital.
These distributions are made from net profits after deducting from gross profits, a reserve fund, a bonus and welfare fund for workers and staff, and a venture expansion fund, all as stipulated in the venture's Articles of
Association. The Yi Wan joint venture Articles of Association provide in Chapter
7, Article 43, that allocations for these statutory funds be determined by the
Board of Directors each year "...according to the actual business situation and profitability of the Joint Venture from after-tax profit."

Article 10 of the People's Republic of China Sino-Foreign Equity Joint Venture
Law allows the net profit which a foreign investor receives as its share of the
Foreign Investment Equity Joint Venture profit to be "remitted abroad in accordance with foreign exchange control regulations...." Logistically, when the statutory funds are allocated in accordance with Article 43, and any loans

                                       33

are repaid by the joint venture in accordance with the terms thereof, the after-tax profits of the joint venture are distributed based upon the ratio of each party's registered capital. The profits are decided by the board of directors, whether for distribution or for the expansion of the joint venture's business; provided, however, that where profits are used for expansion, the board of directors are required to distribute the profits that are available for distribution in an amount sufficient to enable each party to pay the tax liabilities, if any, that they each may incur with respect to the joint venture's profits.

If the joint venture has incurred losses in previous years, the profits of the current year must be first used to make up losses. The joint venture cannot distribute profits until the previous losses are made up. Remaining profits from previous years may be added to the current year for profits distribution, or for distribution after making up the current year deficit. The profits of a party may be used for further investment inside China or may be remitted outside
China.

Where the joint venture has foreign currency available for profit distribution, each party can receive an amount of foreign currency in proportion to its respective contribution to registered capital. The joint venture must assist each party, upon request, in exchanging profits available for distribution in
RMB into United States Dollars using the Foreign Exchange Adjustment Centers and any other reasonable methods that may be available to the joint venture or any party. The costs of cash exchanges are the responsibility of the party receiving the foreign currency profit distribution. All profits distributed to us in foreign currency are freely remittable outside of China to a bank account designated by us.

Similarly, Article 19 of the People's Republic of China Wholly Foreign Owned
Enterprise Law provides that a foreign investor may remit abroad profits that are earned by a Foreign Invested Enterprise, as well as other funds remaining after the enterprise is liquidated.

Because the three Chinese businesses are controlled foreign corporations, for
U.S. federal income tax purposes, we may be required to include in our gross income for U.S. tax purposes:

o    Those companies' "Subpart F" income, which includes certain passive income and income from certain transactions with related persons, whether or not this income is distributed to it; and

o    Increases in those companies' earnings invested in certain U.S. property.

Based on the current and expected income, assets, and operations of the three
Chinese businesses, we believe that it will not have significant U.S. federal income tax consequences under the controlled foreign corporation rules.

                                       34

Required Statutory Reserve Funds

In accordance with various regulations in China, a Foreign Invested Enterprise, such as our hotel and agriculture divisions, can distribute their after tax profit only after making transfers to certain statutory surplus reserves, collectively referred to as "Surplus Funds." The order of distribution to investors is:
o    Enterprise or corporate income tax payments;
o    Application to eliminate prior year losses;
o    Transfers to the three statutory funds per regulations;
o    Distribution to investors.

The three statutory funds are:
o    Reserve fund to protect against future losses;
o    Enterprise expansion fund to provide for capital expenditures and working capital; and
o    Staff bonus and welfare fund to provide for employee compensation.

The separate allocation to each of the Surplus Funds are either pre-set in the articles of association or joint venture contracts, or can be determined by the board of directors of each entity. In Foreign Invested Enterprises the directors make the separate allocations on an annual basis. The total allocations to the
Surplus Funds required as a percentage of net profits is not set by regulations for Foreign Invested Enterprise joint ventures and is to be determined by the directors on an annual basis. The allocations for each fund are recorded differently on the Foreign Invested Enterprise financial statements. The reserve fund and enterprise expansion fund are shown on the balance sheets as part of owner equity and the staff bonus and welfare fund, although appropriated from after-tax profits, is shown as a current liability. For all Foreign Invested
Enterprises, once the contributions to the reserve fund equal 50% of the Foreign
Invested Enterprise's registered capital, no further contributions to that fund need be made. No such limitation exists for other funds.

In wholly-owned Foreign Invested Enterprises, 10% of net profits must be set aside for the reserve fund with no set percentage allocation for the staff bonus and welfare fund. A wholly foreign-owned enterprise does not have to set up or contribute to an enterprise expansion fund.

Political and Trade Relations with the United States

Political and trade relations between the United States and Chinese governments within the past five years have been volatile and may continue to be in the future. Major causes of volatility, the United States' considered revocation of
China's Most Favored Nation trade status, illegal transshipments of textiles from China to the United States, issues surrounding the sovereignty of Taiwan, and the United States' bombing of the Chinese embassy in Yugoslavia, have had no direct connection to our operations; however, other on-going causes of volatility, including the protection of intellectual property rights within
China and sensitive technology transfer from the United States to China have closer potential connection to our operations. There can be no assurance that the political and trade ramifications of these causes of volatility or the emergence of new causes of volatility will not cause difficulties in our operations in the China marketplace.

                                       35

Economic Reform Issues

Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:
o    We will be able to capitalize on economic reforms;
o    The Chinese government will continue its pursuit of economic reform policies;
o    The economic policies, even if pursued, will be successful;
o    Economic policies will not be significantly altered from time to time; and
o    Business operations in China will not become subject to the risk of nationalization.

Negative impact upon economic reform policies or nationalization could result in a total investment loss in our common stock.

Since 1978, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

Our telecommunications division is partially dependent upon the government's allocation of funds in its budgeting processes. These budgetary processes are not necessarily subject to fixed time schedules; accordingly, our telephone communications manufacturing company's operations, quarterly revenues, and operating results may be adversely affected by extended periods of budgeting freezes or restraints.

In addition, our telecommunications division is partially dependent upon the availability of bank credit to its customers as mandated by the government in
China. Recently, in response to inflationary concerns and other economic factors, the Chinese government imposed restrictions on the funds available for lending by the banking system. In addition, this company does not know whether the restrictions on the availability of credit will ease and, if so, the nature and timing of these changes. These fund restrictions could adversely affect the operations of each of our subsidiaries.

Over the last few years, China's economy has registered a high growth rate.
Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the
Chinese currency, the Rennin, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. These measures may adversely affect our telephone communications manufacturing company's operations.

                                       36

To date reforms to China's economic system have not adversely impacted our telephone communications manufacturing company's operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

Currency Conversion and Exchange

The currency in China is designated as the Renminbi. Although the
Renminbi/United States dollar exchange rate has been relatively stable in the past five years there can be no assurance that the exchange rate will not become volatile or that the Renminbi will not be officially devalued against the United
States dollar by direction of the Chinese government.

Exchange rate fluctuations may adversely affect our financial performance because of our foreign currency denominated assets and liabilities, and may reduce the value, translated or converted, as applicable into United States dollars, of our net fixed assets, our earnings and our declared dividends. We do not engage in any hedging activities in order to minimize the effect of exchange rate risks.

                  RISKS ASSOCIATED WITH OUR FOREIGN OPERATIONS

TELECOMMUNICATIONS DIVISION

Revenues from our Telecommunications Division may be reduced if the Chinese government changes its policy on purchasing telecommunications equipment or requires ministries and agencies to purchase products from government entities or other providers.
The Ministry of Post and Telecommunication has government-affiliated telephone main distribution frame production facilities. Our telecommunications division's principal customers, including the city of Shenzhen Huawei, in Guangdong province, are either local or national government entities. The government has the power to require ministries and agencies to purchase products from government entities or other providers. Government exercise of this power may negatively affect our telecommunications division's revenues.

Because the city of Shenzhen Huawei in Guangdong province accounts for 17.6% of our telecommunications division's revenues, loss of this customer account may lead to reduced revenues from our telephone communication manufacturing operations.
Because customer Shenzhen Huawei represents a large portion of our telecommunications division's revenue, the loss of this customer would significantly reduce our revenues derived from our telecommunications division.

                                       37

Our telecommunications division's revenues may be reduced if China enters into the World Trade Organization.
When and if China is formally admitted into the World Trade Organization, it will be required to relinquish its monopoly of the telecommunication industry and reduce import tariffs on telecommunication products, currently at more than
10%, to zero. This event could increase competition in the telecommunications equipment market and negatively affect our revenues derived from our telecommunications division.

If we fail to make required capital contribution payments to our telecommunications division under our acquisition agreement to purchase our telecommunications company, our operations and financial results may be negatively impacted.
We are required to make capital contribution payments of $500,000 to our telecommunications division within one year of the issuance of the business license for that division, which was issued on June 22, 2000. These payments are required under the terms of a separate agreement that we executed in conjunction with our acquisition agreement to purchase our telecommunications company. Until
June 21, 2001, we were in default on those payments. On June 22, 2001, we received an extension until June 22, 2002 to make these required capital contributions; however, we may be subject to other defaults on the required payments for which no extensions will be granted. In addition, there are no assurances that we will have sufficient cash reserves or other liquid assets to make the required $500,000 payment when it again becomes due. Accordingly, if legal action is brought against us regarding our default on those required payments, our operations and financial results may be negatively impacted, as follows:
o    Penalties could be levied against;
o    Damage awards may awarded against us; and
o    Rescission of our acquisition of our telecommunications company may be required.

AGRICULTURE DIVISION

Seasonal variations in the demand for our agriculture company's products may negatively affect our revenues and stock price.
Revenue from the sale of aquatic products peaks during the period of January through April, the time in the lunar calendar traditionally associated with
Chinese New Year. Revenue from the sale of land-based vegetable products peaks during the growing season of April through November. During other periods our sales may decline. Accordingly, our revenues could fluctuate due to fluctuating revenues from our technology agriculture development company and affect our profitability from period to period. This volatility in revenues and profit could make our stock price more volatile and/or cause our stock price to decline.

Our agriculture division's profitability could be reduced because it is required by the marketplace to physically maintain a large amount of inventory; the higher our inventory costs, the lower our profits.
Our agriculture division endeavors to provide products upon customer demand.
Because of its inability to rush production of aquaculture products to meet that demand, our agriculture division must keep a sizable volume of product in the work-in-process stage of production. The maintenance of this large inventory increases operating costs, which may negatively impact upon potential profits of this division.

                                       38

Revenues from our agriculture division may be reduced if the market's perception of our aquaculture products, generally considered gourmet items in China, changes.
Our agriculture division's primary products--fresh water shrimp, fresh water crab, soft-shell turtle and perch--are considered traditional gourmet items to the Chinese culinary palette. Consumer demand for our aquaculture products could diminish more easily than for other types of aquaculture products which are not considered gourmet items.

Our agriculture division's revenues may be reduced if China enters into the
World Trade Organization.
When and if China is formally admitted into the World Trade Organization, import tariffs on a wide variety of agricultural products will be reduced by and average of 10% to 12%. These actions may further increase competition in the aquaculture market, which could have a materially adverse impact on the operations of our agriculture division.

Poor quality aquaculture stock acquired from third parties or the inability to secure sufficient stock would reduce our revenues.
Our agriculture division's success is contingent upon its ability to consistently obtain consistent stock on reasonable terms and at reasonable prices. Because our agriculture division is dependent on suppliers in China with whom we have no long-term contracts, our revenues may be negatively impacted if we lose those arrangements with our existing suppliers.

If we fail to make required capital contribution payments to our agriculture division under our acquisition agreement to purchase our agriculture company, our operations and financial results may be negatively impacted.
We are required to make registered capital contribution payments of $2,400,000 to our agriculture division within one year of the issuance of the business license for that division, which was issued on June 7, 2000. These payments are required under the terms of a separate agreement that we executed in conjunction with our acquisition agreement to purchase our agriculture company. Until approximately June 6, 2001, we were in default on those payments. On June 7,
2001, we received an extension until June 7, 2002 to make these required capital contributions; however, we may be subject to other defaults on the required payments for which no extensions will be granted. In addition, there are no assurances that we will have sufficient cash reserves or other liquid assets to make the required $8,912,719 payment when it again becomes due. Accordingly, if legal action is brought against us regarding our default on those required payments, our operations and financial results may be negatively impacted, as follows:
o    Penalties could be levied against;
o    Damage awards may awarded against us; and
o    Rescission of our acquisition of our agriculture company may be required.

                                       39

Health problems associated with our agriculture division's aquaculture products may lead to those products becoming unmarketable and negatively affect our revenues.
Although our agriculture division takes measures to assure the health of its inventory stock, there is always the possibility of unforeseen stock health problems. Problems with health or diseases could reduce this division's inventory stock or make that inventory unmarketable and negatively impact our revenues.

Our agriculture division may encounter volatility in the price or availability of supplies needed to operate; increases in the costs or decreases in the availability of those supplies could have a materially adverse affect on our operations.
Our agriculture division's operations are sensitive to changes in the cost and availability of supplies necessary for producing its inventory stock. These costs are affected by regional and seasonal availability and demand. Weather conditions and other factors may also make feed and supplies more expensive to obtain. If these conditions increase the cost of supplies, the revenues derived from our technology agriculture development company will be negatively impacted.

Our agriculture division relies on outside vendors to transport a substantial portion of its product to market; any problems associated with vendor's transportation services in China, may negatively impact upon our position in the market place.
If our vendors failed or ceased to provide satisfactory transportation service, competing in the market place may become more difficult.

Our agriculture division is dependent on clean water, which might not remain available in China.
Because our agriculture division obtains all of the water used in the production of its products from a subterranean reservoir source, contamination of this water source in China may harm its profitability and ability to compete.

Our agriculture division's revenues could be at risk from soil contamination.
Although there is no indication of present soil contaminates or reason to believe soil contaminates, whether of natural origin or from industrial operations in proximity to our production facilities, will enter the soil, there is no assurance this will remain true in the future. Contamination of the soil used for our vegetable production in China may cause economic harm to the operations of our agriculture division.

Our agriculture division's revenues are at risk from flooding.
Although the national and local governments in China have increased flood control efforts within the past year, there can be no assurance that our agriculture facility, which is in close proximity to the Yellow River, will not experience flooding in the future. Such damage or destruction from flooding could harm our profitability and ability to compete.

                                       40

Our agriculture division is dependent on the Chinese government renewing advanced technology agriculture as a Favored Industry.
Although the national State Planning Commission in its tenth five year plan
(2001-2005) announced the advanced technology agricultural production industry as a favored industry for national growth and development in China, there can be no assurance that this status will continue.

The Chinese government could shift its priorities in regional development, which could affect our agriculture division's operations.
Although the national State Planning Commission in its tenth five year plan
(2001-2005) announced its intention to target the northern central provinces of
China for economic development, there can be no assurance that this economic development will occur. Absence of this economic stimulus in the region may cause this business segment to have difficulty developing expanded operations.

Local government may not follow through with promised infrastructure improvements.
The provincial and local governments in their tenth five year plans (2001-2005)
announced intentions for extensive infrastructure development in the Hunan province. However, these improvements may not be funded or completed. Absence of this infrastructure development may negatively impact our planned future operations.

Our agriculture division relies on a favorable tax policy from the national and local government.
Our agriculture division has received favorable tax concessions from the central and provincial governments in China. As a result of these concessions, our agriculture division was exempt from central and provincial government income tax for the two years ended December 31, 1997 and 1998 and is required to pay only one-half of its income tax otherwise due for the years ended December 31,
1999, 2000, and 2001. If our agriculture division loses its favorable tax position, it might have trouble competing in the marketplace.

HOTEL DIVISION

Our hotel division's revenues may be reduced if the Chinese government requires ministries and agencies to use government-owned hotels.
Two hotels considered to be competition in our primary market are government-
owned and operated. The government could require ministries and agencies to conduct all travel, conference, and entertainment-related business with government-owned entities. This requirement could cause our hotel company to have difficulty competing in the hotel market.

Seasonal variations in the demand for hotel rooms and related services may cause our overall profitability to vary from period to period, which may cause stock price volatility and negatively affect our shareholders' ability to sell their stock when and at the price they want.
Lodging revenue peaks during the period of April through October, coinciding with peak vacation travel season, and the period (April through June) when most companies hold bi-annual company meetings.

                                       41

Food and beverage revenues peak during the period of January through April, the time in the lunar calendar traditionally associated with Chinese New Year.

Conference and meeting revenue peak during April through June, and November through December, when most companies hold bi-annual meetings and product shows.

Because other revenue periods may be less than the above periods, our revenues from our hotel operations may be negatively impacted during certain periods.
Fluctuating revenues could lead to stock price volatility and negatively impact shareholders' ability to sell their stock when and at the price they want.

Our hotel division relies on a favorable tax policy from the national and local governments.
Our hotel division has received favorable tax concessions from the central and provincial governments in China. As a result of these concessions, our hotel division was exempt from central and provincial government income tax for the two years ended December 31, 1997 and 1998, and is required to pay only one-half of its income tax otherwise due for the years ended December 31, 1999, 2000, and
2001. If our hotel division loses its favorable tax position, it might have trouble competing in the marketplace.

The operations of our hotel division would be negatively impacted if the Chinese government failed to renew tourism as a Favored Industry.
Although the national State Planning Commission in its tenth five year plan
(2001-2005) announced tourism as a favored industry for national growth and development in China, there can be no assurance that this status will continue.
Revocation of this status may negatively our hotel division's operations.

The Chinese government could shift its priorities in regional development, which could hurt our hotel business.
Although the national State Planning Commission in its tenth five year plan
(2001-2005) announced its intention to target the northern central provinces of
China for economic development, there can be no assurance that this economic development will occur. Absence of this economic stimulus in the region may negatively impact our hotel division's operations.

ALL OPERATING DIVISIONS

Each of our foreign subsidiaries must obtain renewals of licenses and franchises from the Chinese government.
Our hotel, agriculture, and telecommunications divisions operate under business licenses granted by the Chinese government, which are currently scheduled to expire in 2027, 2028, and 2019, respectively. There is no guarantee that any of these licenses will be renewed when they expire. In addition, each of our three divisions currently operates under land use permits from the government in
China, which are valid for approximately the next 40 years. When these land use permits expire, there is no guarantee that the franchise will be renewed or that the existing terms of the franchise will not be changed.

                                       42

All of our operating segments are dependent on Cheng Wan Ming, the president of each of our three operating divisions. In the event we lose the services of Mr.
Cheng Wan Ming, our revenues and operations could be negatively impacted.
Mr. Cheng Wan Ming is the president of all three of our operating segments. His leadership and management skills in this position are necessary to on-going operations of each of our operating segments. No life insurance on Mr. Wan Ming is maintained by any of the three operating segments or by us. If we lose the services of Mr. Wan Ming, our revenues and operations may be negatively impacted.

Our statutory reserves may hinder our ability to expand our operations or allocate funds for specific purposes that may benefit our operating divisions.
In accordance with various regulations in China, a Foreign Invested Enterprise, such as our hotel division and our agriculture division, can distribute their after tax profit only after making transfers to certain statutory surplus reserves, collectively referred to as "Surplus Funds." The order of distribution of any profits is as follows:
o    Enterprise or corporate income tax payments;
o    Application to eliminate prior year losses;
o    Transfers to the three statutory funds per regulations;
o    Distribution to investors.

The three statutory funds are:
o    Reserve fund to protect against future losses;
o    Enterprise expansion fund to provide for capital expenditures and working capital; and
o    Staff bonus and welfare fund to provide for employee compensation.

The separate allocation to each of the Surplus Funds are either pre-set in the articles of association or joint venture contracts, or can be determined by the board of directors of each entity. In our Foreign Invested Enterprise hotel and agriculture divisions, the directors make the separate allocations on an annual basis. The total allocations to the Surplus Funds required as a percentage of net profits is not set by regulations for Foreign Invested Enterprise joint ventures and is to be determined by the directors on an annual basis. In Wholly-
Owned Foreign Invested Enterprises, such as our telecommunications division, 10%
of net profits must be set aside for the reserve fund with no set percentage allocation for the staff bonus and welfare fund. In a Wholly-Owned Foreign
Invested Enterprise, there is no requirement to establish or maintain an enterprise expansion fund.

Because we must allocate substantial amounts to the statutory reserves of each of our divisions, our potential growth and profitability may be negatively affected. In addition, because of these required reserve contributions, there may be no monies remaining for distribution to our shareholders.

                        RISKS RELATED TO OWNING OUR STOCK

Our management has significant control over stockholder matters, which may impact the ability of minority stockholders to influence our activities.
Our officers and directors and their families control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to its certificate of incorporation and approval of significant corporate transactions. These persons beneficially own, in the aggregate, approximately 96% of our outstanding common stock. This consolidation of voting power could have the effect of delaying, deterring, or preventing a change in our control that might be beneficial to other stockholders.

                                       43

U.S. investors may experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against us, our operating segments, and our non-U.S. resident directors.
Our operating subsidiaries are organized in Mainland China. All of our assets and our subsidiaries' assets are located outside the United States. Our directors are foreign citizens. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or to enforce judgments upon us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our or the assets of our subsidiaries are located: (i)
would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S.
federal and state securities laws; or (ii) would enforce, in original actions, liabilities against us or our subsidiaries based upon these laws.

Conflicts of interest may develop between us and our officers and directors, which conflicts may not be resolved in our favor.
Our officers and directors are also involved in other business activities and will continue to do so in the future. If a specific business opportunity becomes available, our officers and directors may face a conflict in selecting between us and their other business interests. We have not formulated a policy for the resolution of such conflicts. We have entered into transactions and may do so in the future with our officers, directors, and shareholders. These transactions were not negotiated at "arms length" and there may be conflicts with respect to the interpretation and enforcement of any agreement between us and our officers, directors, and shareholders. Any dispute with respect to the interpretation or enforcement of agreements between us and our officers, directors, and shareholders may not be resolved in our favor. There can be no assurance that future transactions or arrangements between with our officers, directors, and shareholders will be advantageous to us, that conflicts of interest will not arise with respect thereto, or that if conflicts do arise, that they will be resolved in a favorable manner to our company.

REPORTS TO SHAREHOLDERS

We have filed this Form 10 with the Securities and Exchange Commission. When this Form 10 becomes effective sixty days after its filing with the Securities and Exchange Commission, or such shorter period of time as the SEC may determine, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

For further information about us and registration of our securities, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450
Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

                                       44

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

The following discussion and analysis should be read in conjunction with the
Consolidated Financial Statements contained elsewhere in this prospectus. They present the results of operations from January 1, 1998 through June 30, 2001.

I.      OVERVIEW

We have three operating units each producing different products and services:
o    Our hotel division provides up-scale lodging, food and beverage, entertainment, and conference and meeting facility services.
o    Our telecommunications division produces digital and analog telephone network main distribution frames and their component parts.
o    Our agriculture division uses advanced cultivation techniques to produce specialty fresh water livestock and seasonal land-based vegetables.

All of its operating units are located in the People's Republic of China.

II.     RESULTS OF OPERATIONS

The following table presents selected financials on a consolidated basis for the years ended December 31, 1998, 1999, 2000 and the six months ended June 30, 2000 and June 30, 2001. Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should also carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making investment decision.

                                       45

                                   December 31,           December 31,            December 31,              June 30,
                                       1998                   1999                   2000                     2001
                               -------------------     -------------------     -------------------     -------------------
                                       USD                     USD                    USD                      USD
                               -------------------     -------------------     -------------------     -------------------

Net Sales                           14,087,805              14,385,693             14,070,568                6,292,619
Cost of Sales                        5,024,242               5,040,628              5,416,003                2,302,486
Gross Profit                         9,063,563               9,345,065              8,654,565                3,990,133
Operating Expenses                   3,684,813               4,038,854              4,068,658                1,915,705
Income From Operations               5,378,750               5,306,211              4,585,907                2,074,428
Other Income                           (52,597)                 (9,364)                57,592                  (35,119)
Net Income                           5,108,433               4,675,587              3,386,399                1,512,692
Earnings Per Share                        0.32                    0.30                   0.21                     0.09

BALANCE SHEET
                                   December 31,           December 31,            December 31,              June 30,
                                       1998                   1999                   2000                     2001
                               -------------------     -------------------     -------------------     -------------------
                                       USD                     USD                    USD                      USD
                               -------------------     -------------------     -------------------     -------------------

                ASSETS

Total Current Assets                 3,882,488               5,144,585              5,838,988                6,652,997
Other Assets                        26,060,098              25,114,407              4,794,905                4,813,696
Total Assets                        29,942,586              30,258,992             29,552,144               29,827,305

                LIABILITES & STOCKHOLDER'S EQUITY

Current Liabilities:

Accounts Payable & Accrued
        Liabilities                  5,514,033               3,429,983              3,534,648                3,155,197
Note Payable - Current
        Portion                             -                       -                  33,265                   13,664
Note payable to Stockholder          2,616,121               4,066,546             10,114,002                9,147,979
Deferred Revenue
Total Current Liabilities            8,130,154               7,496,529             13,681,915               12,316,840

Long Term Liabilities:

Note Payable - Net of
        Current Portion
Total Liabilities                    8,130,154               7,496,529             13,681,915               12,316,840

Total Stockholder's Equity          21,812,432              22,762,463             14,609,796               16,127,120

Total Liabilities and
Stockholder Equity                  29,942,586              30,258,992             29,552,144               29,827,305

                                       46

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Financial Statements contained elsewhere in this prospectus. They present the results of operations from January 1, 1999 through June 30, 2001.

III.     OVERVIEW

     In May 1999, several Chinese nationals formed YWG to explore possible investment opportunities within the United States through, among others, the acquisition of one or more businesses located in the People's Republic of China in which our president, Mr. Cheng Wan Ming, had an ownership interest. In
December 1999, the founders determined that equity investments in joint ventures that they controlled presented the most appropriate investment opportunity.
Accordingly, on January 1, 2000, we acquired a 90% equity interest in Jiao Zuo
Yi Wan Hotel, Ltd. (Hotel) and Yi Wan Maple Leaf Technology Agriculture
Developing Ltd. Co. (Farm) and a 100% interest in Shun De Yi Wan Communication
Equipment Plant Co., Ltd. (Telecommunications). Our acquisition of the majority of all of the equity interests in these companies was effected under and through the provisions of the Foreign Invested Enterprise laws of the PRC.

     Our original founders control 100% of the equity interests in the companies that presently hold the minority interests in our FIE joint ventures and 70.92%
of our equity. As such, we effectively control 100% of the two FIE joint venture companies and the third wholly-owned subsidiary.

     Our three subsidiaries produce different products and services:

o    Jiaozuo Yi Wan Hotel provides up-scale lodging, food and beverage, entertainment, and conference and meeting facility services.
o    Shun De Yi Wan Communication Equipment Plant Co., Ltd. produces digital and analog telephone network main distribution frames and their component parts.
o    Yi Wan Maple Leaf High Technology Agriculture Developing  Ltd., Co. uses advanced cultivation techniques to produce specialty fresh water livestock and seasonal land-based vegetables.

     All of our operating units are located in the People's Republic of China.

                                       47

II.     RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2000, COMPARED WITH THE YEAR ENDED DECEMBER 31, 1999.

     Financial statements for Hotel, Farm, and Telecommunications were issued and analyzed on individual bases for the years prior to our acquisition of these FIE companies. The year ended December 31, 2000 was the first time we reported our financial affairs on a consolidated basis, which included the results of operations of our FIE subsidiaries. The results of operations for year 2000 are stated on a consolidated basis and have been analyzed based on each operating unit for a detailed comparison with year 1999.

Consolidated results

     Sales decreased 1.78% from a combined total of $14,324,893 for the year ended December 31, 1999 to $14,070,568 on a consolidated basis for the year ended December 31, 2000. The decrease in sales was the result of lower sales prices and promotional discounts to meet competition in the Hotel and
Telecommunications operations.

     Costs of goods sold increased 8.76% from a combined total of $4,979,828 for the year ended December 31, 1999 to $5,416,003 on a consolidated basis for the year ended December 31, 2000. The increase in cost of goods sold was the result of the increase in the cost of materials and overall inflation.

     Gross profit decreased 7.39% from a combined total of $9,345,065 for the year ended December 31, 1999 to $8,654,565 on a consolidated basis for the year ended December 31, 2000. The decrease in gross profit was the result of lower sales prices and increased costs.

     Selling and administrative expenses increased 0.63% from a combined total of $4,043,363 for the year ended December 31, 1999 to $4,068,658 on a consolidated basis for the year ended December 31, 2000. The increase in selling and administrative expenses was the result of the decrease in depreciation expenses, savings from better management control, and less capital expenditure offset by increased utility costs and bonus expenses.

     Net income decreased 2.00% from a combined total of $4,230,893 for the year ended December 31, 1999 to $3,386,399 on a consolidated basis for the year ended
December 31, 2000. The decrease in net income was the result of the increase in
Farm net income offset by increased costs of sales and lower sales prices in the
Hotel and Telecommunications operations.

Segmented results

(1)  SALES.  An itemization of each operating unit's data and an explanation of significant changes are as follows:

          Hotel operations: Sales decreased $196,725, or approximately 2.5%, from
          $7,991,164 for the year ended December 31, 1999 to $7,794,439 for the year ended December 31, 2000. The decrease was a result of lower sale prices and sale discount promotions to meet the market competition.

                                       48

          Telecommunication operations:  Sales decreased $145,736, or approximately 3.0%, from $4,786,585 for the year ended December
          31,1999 to $4,640,849 for the year ended December 31, 2000. The decrease was a result of lower sale prices and sale discount promotions to meet the market competition.

          Farm operations: Sales increased $119,455, or approximately 7.4%, from
          $1,607,944 for the year ended December 31, 1999 to $1,727,399 for the year ended December 31, 2000.  The increase in sales was due to the fact that some seasonal fishes and vegetables were harvested in 2000 and were not ready to be harvested in 1999.

(2)  COST OF GOODS SOLD. An itemization of each operating unit's data and an explanation of significant changes are as follows:

          Hotel operations: Cost of goods sold increased $55,549, from $2,003,951 for the year ended December 31, 1999 to $2,059,500 for the year ended
          December 31, 2000.  Cost of goods sold as a percentage of sales increased to 26.4% for the year ended December 31, 2000 from 25.1%
          for the year ended December 31, 1999.  The increase was the result of competition.  Hotel operations had to have more discount items and more incentive gift items to attract new customers and to keep the old ones.

          Telecommunication operations:  Cost of goods sold increased $357,627, from  $2,136,080 for the year ended December 31, 1999 to $2,493,707 for the year ended December 31, 2000. Cost of goods sold as a percentage of sales decreased to 53.7% for the year ended December 31,
          2000 from 44.6% for the year ended December 31, 1999.  The increase was a result of the increased cost of raw material for the production due to overall market inflation.

          Farm  operations:  Cost of goods sold increased $54,319, from $900,597 for the year ended December 31, 1999 to $954,916 for the year ended
          December 31, 2000.  Cost of goods sold as a percentage of sales decreased to 55.3% for the year ended December 31, 2000 from 56.0% for the year ended December 31, 1999.

(3)  GROSS PROFIT.  An itemization of each operating unit's data and an explanation of significant changes are as follows:

          Hotel operations: Gross profit decreased $252,274, from $5,987,213 for the year ended December 31, 1999 to $5,734,939 for the year ended
          December 31, 2000.  As a percentage of sales, gross profit decreased from 74.9% for the year ended December 31, 1999, to 73.6% for the year ended December 31, 2000. The decrease was a result of increasing cost of production and decreasing sales.

                                       49

          Telecommunication operations:  Gross profit decreased $503,362, from
          $2,650,505 for the year ended December 31, 1999 to $2,147,143 for the year ended December 31, 2000. As a percentage of sales, gross profit increased from 55.4% for the year ended December 31, 1999 to 46.3%
          for the year ended December 31, 2000.  The decrease was the result of lower sales price, increase of sales discount, and sales promotions.

          Farm operations: Gross profit increased $65,136, from $707,347 for the year ended  December 31, 1999 to $772,483 for the year ended December
          31, 2000. As a percentage of sales, gross profit increased from 40.0%
          for the year ended December 31, 1999 to 44.7% for the year ended
          December 31, 2000.  The increase was a result of some seasonal fishes and vegetables harvested in 2000 that were not ready to be harvested in 1999.

(4)  SELLING AND ADMINISTRATIVE EXPENSES.  An itemization of each operating unit's data and an explanation of significant changes are as follows:

          Hotel operations:  Selling and administrative expenses increased
          $288,862, from $2,619,163 for the year ended December 31, 1999  to
          $2,908,025 for the year ended December 31, 2000.  Selling and administrative expenses as a percentage of sales increased to 37.3%
          for the year ended December 31, 2000 from 32.8% for the year ended
          December 31, 1999. The increase was the result of increased utility expenses and performance bonuses awarded.

          Telecommunication operations:  Selling and administrative expenses decreased $165,720, from $1,079,970 for the year ended December 31,
          1999 to $914,250 for the year ended December 31, 2000. Selling and administrative expenses as a percentage of sales decreased to 19.7%
          for the year ended December 31, 2000 from 22.6% for the year ended
          December 31, 1999. The decrease in selling and administrative expenses was due to the following reasons: first, part of the fixed assets in
          Telecommunication operation were fully depreciated in 1999, which resulted in the decrease of depreciation expense in 2000; in addition, as a result of better management and cost control, bad debts expense, traveling expenses, and entertainment expenses decreased in 2000 compared with the prior year.

          Farm operations: Selling and administrative expenses decreased $88,832, from $339,721 for the year ended December 31, 1999 to $250,889 for the year ended December 31, 2000. Selling and administrative expenses as a percentage of sales decreased to 14.3% for the  year ended
          December 31, 2000 from 21.1% for the year ended December 31, 1999.
          The decrease in selling and administrative expenses was a combined result of reduced initial equipment installation and maintenance costs, and a reduction in staff travel costs.

                                       50

(5)  NET INCOME.  An itemization of each operating unit's data and further explanation of significant changes are as follows:

          Hotel operations:  Net income decreased $438,897, from $2,806,326, or
          35.1% of sales, for the year ended December 31, 1999 to $2,367,429, or 30.4 % of sales, for the year ended December 31, 2000. The decrease was a combined result of increased cost of sale, lower sale price, increase of sale discount, and sales promotions.

          Telecommunications operations:  Net income decreased $727,362, from
          $1,569,471, or 32.8% of sales, for the year ended December 31, 1999 to $842,109, or 10.4% of sales, for the year ended December 31, 2000.
          The increase was in part a result of the tax liability settlement with the tax authority in 1999.

          Farm operations:  Net income increased $159,358, from $299,790, or 18.6%
          of sales, for the year ended December 31, 1999 to $459,148, or 26.6%
          of sales, for the year ended December 31, 2000.  The increase was a combined result of increase of sales and decrease of selling and administrative expenses.

SIX MONTH PERIOD FROM JANUARY 1 TO JUNE 30, 2000, COMPARED TO SIX MONTH PERIOD
FROM JANUARY 1 TO JUNE 30, 2001.

(1)     SALES.  Consolidated sales decreased $462,405, or approximately 6.8%, from $6,755,024 for the six month period from January 1 to June 30, 2000, to
$6,292,619 for the six month period from January 1 to June 30, 2001. The decrease was a result of increased competitors in the same industry.

(2)     COST OF GOODS SOLD.  Consolidated cost of goods sold decreased $245,418, from $2,547,904 for the six month period from January 1 to June 30, 2000, to
$2,302,486 for the six month period from January 1 to June 30, 2001. Cost of goods sold as a percentage of sales decreased to 36.6% for the six month period from January 1 to June 30, 2001, from 37.7% for the six month period from
January 1 to June 30, 2000. The decrease was the result of decrease in sales.

(3)     GROSS PROFIT.  Consolidated gross profit decreased 5.2%, from $4,207,120 for the six month period from January 1 to June 30, 2000, to $3,990,133 for the six month period from January 1 to June 30, 2001. The decrease was a result of decreased sales.

(4)     SELLING AND ADMINISTRATIVE EXPENSES.  Selling and administrative expenses increased $36,006 from $1,879,699 for the six month period from January
1 to June 30, 2000, to $1,915,705 for the six month period from January 1 to
June 30, 2001. Selling and administrative expenses as a percentage of sales increased to 30.4% for the six month period from January 1 to June 30, 2001, from 27.8% for the six month period from January 1 to June 30, 2000. The increase was due to the following reasons: first, increase of traveling and advertisement; second, utility prices increased; third, maintenance and repair expenses increased.

                                       51

(5)     NET INCOME.  Consolidated net income decreased $273,622, from $1,775,510, or 26.3% of sales, for the six month period from January 1 to June 30, 2000, to
$1,512,692, or 24.0 % of sales, for the six month period from January 1 to June
30, 2001. The decrease in net income was the result of increased sales and reduced expenses for the Telecommunications operation offset by decreased sales and increased selling expenses for the Hotel operation with higher operations costs for the Farm operation.

HISTORICAL DATA: YEAR ENDED DECEMBER 31, 1999, COMPARED WITH YEAR ENDED
DECEMBER 31, 1998.

     The following analysis is based on the historical data and individual operation results of Hotel, Farm, and Telecommunications:

(1)     SALES. An itemization of each operating unit's data and an explanation of significant changes are as follows:

          Hotel operations: Sales increased $280,455, or approximately 3.6%, from
          $7,710,709 for the year ended December 31, 1998 to $7,991,164 for the year ended December 31, 1999.  The increase was a result of expanded food and beverage promotions and increased entertainment sales due to a greater number of celebrity performances in the nightclub facility.

          Telecommunication operations: Sales increased $319,639, or approximately 7.2%, from $4,466,946 for the year ended December
          31, 1998 to $4,786,585 for the year ended December 31, 1999. The increase was a result of a restructured sales system, increased sales in the number of JPX 136 main distribution frames, and a general increase in demand of the market.

          Farm operations: Sales decreased $302,206, or approximately 15.8%, from $1,910,150 for the year ended December 31, 1998 to $1,607,944 for the year ended December 31, 1999. The decrease was the result of a two-month down period of production due to a refurbishment and cleaning of several production pools.

(2)     COST OF GOODS SOLD. An itemization of each operating unit's data and an explanation of significant changes are as follows:

          Hotel operations: Cost of goods sold increased $245,663, from
          $1,758,288 for the year ended December 31, 1998 to $2,003,951 for the year ended December 31, 1999.  Cost of goods sold as a percentage of sales increased to 25.1% for the year ended December 31, 1999 from
          22.8% for the year ended December 31, 1998. The increase was a result of the increase in the number of complementary in-room guest services and amenities and costs associated with celebrity performances in the nightclub.

                                       52

          Telecommunication operations:  Cost of goods sold decreased $145,511, from $2,281,591 for the year ended  December 31, 1998 to $2,136,080 for the year ended December 31, 1999.  Cost of goods sold as a percentage of sales decreased to 44.6% for the year ended December 31,
          1999 from 51.1% for the year ended December 31, 1998. The decrease was a result of strong sales and improved cost control measures.

          Farm operations:  Cost of goods sold decreased $83,766, from $984,363 for the year ended December 31, 1998 to $900,597 for the year ended
          December 31, 1999.  Cost of goods sold as a percentage of sales increased to 56.0% for the year ended December 31, 1999 from 51.5%
          for the year ended December 31, 1998. The increase was a result of the aforementioned down period of production and unsuccessful research and testing to breed fresh water lobsters.

(3)     GROSS PROFIT. An itemization of each operating unit's data and an explanation of significant changes are as follows:

          Hotel operations: Gross profit increased $34,792, from $5,952,421 for the year ended  December 31, 1998 to $5,987,213 for the year ended
          December 31, 1999.  As a percentage of sales, gross profit decreased from 77.2% for the year ended December 31, 1998 to 74.9% for the year ended December 31, 1999.

          Telecommunication operations: Gross profit increased $465,150, from
          $2,185,355 for the year ended December 31, 1998, to $2,650,505 for the year ended December 31, 1999. As a percentage of sales, gross profit increased from 48.9% for the year ended December 31, 1998 to 55.4%
          for the year ended December 31, 1999. The increase was the result of strong sales and continued cost control efforts.

          Farm operations: Gross profit decreased $218,440, from $925,787 for the year ended December 31, 1998 to $707,347 for the year ended December
          31, 1999. As a percentage of sales, gross profit decreased from 48.5%
          for the year ended December 31, 1998 to 40.0% for the year ended
          December 31, 1999. The decrease was a result of the aforementioned increase in cost of goods sold.

(4)     SELLING AND ADMINISTRATIVE EXPENSES.  An itemization of each operating unit's data and an explanation of significant changes follows:

          Hotel operations: Selling and administrative expenses increased
          $173,098, from $2,446,065 for the year ended December 31, 1998 to
          $2,619,163 for the year ended December 31, 1999. Selling and administrative expenses as a percentage of sales increased to 32.8%
          for the year ended December 31, 1999 from 31.7% for the year ended
          December 31, 1998. The increase was the result of increased utility expenses and performance bonuses awarded.

                                       53

          Telecommunication operations:  Selling and administrative expenses increased $91,778, from $988,192 for the year ended December 31, 1998 to $1,079,970 for the year ended December 31, 1999.  Selling and administrative expenses as a percentage of sales increased to 22.6%
          for the year ended December 31, 1999 from 22.1% for the year ended
          December 31, 1998.  The increase was the result of increasing advertising expense, sales commission, research, development, and other administration expense in accordance of the increasing sales.

          Farm operations: Selling and administrative expenses increased $89,165, from $250,556 for the year ended December 31, 1998 to $339,721 for the year ended December 31, 1999. Selling and administrative expenses as a  percentage of sales increased to 21.1% for the year ended
          December 31, 1999 from 13.1% for the year ended December 31, 1998.
          The increase was the result of relatively fixed administrative costs during the period of down production cited above.

(5)     NET INCOME. An itemization of each operating unit's data and further explanation of significant changes follows:

          Hotel operations: Net income decreased $715,159, from $3,521,484, or
          45.7% of sales, for the year ended December 31, 1998 to $2,806,325, or 35.1% of sales, for the year ended December 31, 1999. The decrease was in part a result of the expiration of favorable national tax status.

          Telecommunications operations: Net income increased $583,193, from
          $986,278, or 22.1% of sales, for the year ended December 31, 1998 to
          $1,569,471, or 32.8% of sales, for the year ended December 31, 1999.
          The increase was in part a result of the tax liability settlement with tax authority.

          Farm operations: Net income decreased $300,881, from $600,671, or 31.4%
          of sales, for the year ended December 31, 1998 to $299,790, or 18.6%
          of sales, for the year ended December 31, 1999.  The decrease was a result of the interruption in production cited above. It was also in part a result of the expiration of favorable national tax status.

III.     LIQUIDITY AND CAPITAL RESOURCES

     Historically, our subsidiary companies have financed operations principally through cash generated from operations. Initial capital for each operating unit was generated by contributions of initial shareholders (Hotel operations:
$11,960,000, Telecommunication operations: $1,580,000, Farm operations:
$2,410,000). No bank loans were obtained for this purpose.

     In addition, we do not anticipate paying any dividends in the foreseeable future.

                                       54

WORKING CAPITAL.

     On December 31, 2000, we had consolidated working capital of negative
$7,842,927.

     On December 31, 1999, our subsidiary companies had working capital as follows:
                Hotel operations:                             ($3,006,857)
                Telecommunication operations:                    $954,525
                Farm operations:                                ($299,564)

     On December 31, 1998, our subsidiary companies had working capital as follows:
                Hotel operations:                             ($4,859,699)
                Telecommunication operations:                  $1,030,760
                Farm operations:                                ($418,727)

     The increase in working capital from 1998 to 1999 was a result of expanded operations and an increase in net income. The decrease in working capital from
1999 to 2000 was a result of a payable to original owners in the aggregate amount of $9,936,210 in connection with the acquisition of subsidiaries in
January 2000.

CASH AND CASH EQUIVALENTS FROM ACCOUNTS RECEIVABLE.

     On  December 31, 2000, we had consolidated accounts receivable of
$1,097,388.

     On December 31, 1999, our subsidiary companies had accounts receivable as follows:
                Hotel operations:                                $345,322
                Telecommunications operations:                   $886,578
                Farm operations:                                  $98,850

     On December 31, 1998, our subsidiary companies had accounts receivable as follows:
                Hotel operations:                                $111,657
                Telecommunication operations:                    $753,746
                Farm operations:                                 $107,201

     The increase in accounts receivable from 1998 to 1999 was a result of an increase in credit terms of Hotel operations and Telecommunication operations.

NET CASH FLOW.

     On December 31, 2000, we had a consolidated net cash flow of $342,730:

     On December 31, 1999, our subsidiary companies had net cash flow as follows:
                Hotel operations:                                $618,943
                Telecommunication operations:                    $166,184
                Farm operations:                                ($118,886)

                                       55

     On December 31, 1998, our subsidiary companies had net cash flow as follows:
                Hotel operations:                                $155,416
                Telecommunication operations:                    $237,303
                Farm operations:                                 ($18,563)

     The increase from 1998 to 1999 in consolidated net cash flow was a result of the large increase in sales volume of Hotel operations and Telecommunications operations.

CASH FLOW FROM OPERATING ACTIVITIES.

     For the year ended December 31, 2000, we had consolidated  net cash flow from operating activities of $5,007,545.

     For the year ended December 31, 1999, our subsidiary companies had net cash flow from operating activities as follows:

                Hotel operations:                              $4,230,731
                Telecommunication operations:                    $993,737
                Farm operations:                                 $723,908

     For the year ended December 31, 1998, our subsidiary companies had net cash flow from operating activities as follows:

                Hotel operations:                              $5,034,580
                Telecommunication operations:                    $780,853
                Farm operations:                                 $749,434

     The increase from 1998 to 1999 was a result of a large increase in sales of the Hotel operations and the Telecommunication operations.  The decrease from
1999 to 2000 was a result of extended  terms of payment offered to Hotel and
Telecommunication customers.

CASH FLOW FROM FINANCING ACTIVITIES.

     For the year ended December 31, 2000, we had consolidated net cash flow from financing activities of negative $4,547,054.

                                       56

     For the year ended December 31, 1999, our subsidiary companies had net cash flow from financing activities as follows:

                Hotel operations:                             ($3,414,246)
                Telecommunication operations:                   ($805,367)
                Farm operations:                                ($818,778)

     For the year ended December 31, 1998, our subsidiary companies had net cash flow from financing activities as follows:

                Hotel operations:                             ($4,855,105)
                Telecommunication operations:                   ($543,550)
                Farm operations:                                ($767,997)

     The decrease in consolidated net cash flow from financing activities during the period covered is primarily the result of the repayment of private debt for the initial purchases of the Hotel and Farm facilities and the distribution of profit to shareholders.

CASH FLOW FROM INVESTING ACTIVITIES.

     For the year ended December 31, 2000, our subsidiary companies had consolidated net cash flow from investing activities of negative $117,759.

     For the year ended December 31, 1999, our subsidiary companies had net cash flow from investing activities as follows:

                Hotel operations:                               ($197,542)
                Telecommunication operations:                    ($22,186)
                Farm operations:                                 ($24,016)

     For the year ended December 31, 1998, our subsidiary companies had net cash flow from investing activities as follows:

                Hotel operations:                               ($24,059)
                Telecommunication operations:                         $0;
                Farm operations:                                      $0.

     The negative net cash flow from investing activities reflected equipment purchases and minor facility upgrades.

MANAGEMENT ASSUMPTIONS.

     We anticipate, based on our internal forecasts and assumptions relating to our operations, that our existing cash and funds generated from operations will be sufficient to meet our working capital and capital expenditure requirements for, at least, the next 12 months.

     In the event that our plans change, our assumptions change or prove inaccurate or if other capital resources and projected cash flow otherwise prove to be insufficient to fund operations (due to unanticipated expense, technical problems, difficulties, or otherwise), we could be required to seek additional financing. There can be no assurance that we would be able to obtain additional financing on terms acceptable to it, or at all.

                                       57

IMPACT OF INFLATION.

     We do not consider inflation to have had any material impact on our results of operations during the periods covered.

ITEM 3. PROPERTIES

OUR HOTEL DIVISION'S FACILITIES

Our hotel division has a land use permit for 2.42 acres. Our hotel facilities are located in Jiaozuo City, Henan province. They include:
o    1 main building (approximately 22 stories/230 feet high/110,000 square feet)
o    131 standard guest rooms
o    25 guest suites
o    2 executive guest suites
o    1 (one) 500 bed employee dormitory
o    2 full service restaurants (700 person capacity)
o    1 buffet coffee shop (50 person capacity)
o    1 lobby bar (25 person capacity)
o    1 night club (334 person capacity)
o    1 bowling alley (10 lanes) and game room
o    1 sauna-health club (150 person capacity)
o    9 small and medium size conference and meeting rooms (10-60 person capacity)
o    1 large conference room (460 person capacity)
o    2 tennis courts
o    1 business center
o    1 travel agency
o    1 sundries and gift store
o    1 beauty salon (four stations)
o    full facility smoke detectors and water sprinklers

Our hotel division's land use permit from the government extends over a period of 40 years from 1996 until 2036, and enables us to operate hotel, entertainment, food and beverage, and conference facilities. We have paid the government a one time fee of 13,000,000 RMB, approximately US $1,570,000, for this land use permit.

OUR TELECOMMUNICATIONS DIVISION'S FACILITIES

Our telecommunications division's facilities are located in Shun de City,
Guangdong province, and include:
o    1 production, management, and research building, four floors
o    4 floor production facility (approximately 9750 square feet)
o    1 warehouse
o    50 sets of mechanical processing equipment
o    150 sets of various mold and pressure tools
o    40 kinds of testing and inspection equipment
o    3 production lines

                                       58

Our telecommunications division conducts its operations pursuant to a land use permit issued by the government in China. This land use permit was originally purchased by one of the initial partners of our telecommunications division company and granted the company the right to use the land for a period of 50 years, beginning in March 1995. The original owner has assigned the land use right to our telecommunications division for no additional consideration for the remaining years. The original cost of the land use right was RMB
2,300,000, or approximately US $280,000.

OUR AGRICULTURE DIVISION'S FACILITIES

Our agriculture division has a land use permit from the government for three parcels of landing, totaling approximately 231 acres, located near the southeastern perimeter of Jiaozuo. The land is allocated in the following way:
o    12.4 acres crab production
o    8.3 acres soft shell turtle production
o    12.4 acres fish production
o    39.6 acres shrimp production
o    27.2 acres vegetable production
o    131.2 acres idle land

Our agriculture division's facilities include:
o    3 production areas
o    74 production pools consisting of:
o    40 pools--shrimp
o    10 pools--crab
o    10 pools--turtle
o    8 pools--fish
o    4 pools--fish incubation
o    2 pools--turtle incubation
o    2 research and management buildings
o    1 warehouse and storage facility
o    1 company dormitory, 30 beds

Our agriculture division paid 28,000,000 RMB, approximately US $3,382,000, to the government to purchase its land use permit for 50 years.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 13, 2001:

                                       59

Security Ownership of Beneficial Owners
------------------------------- ---------------------------- ----------------------------- -----------------------
Title of Class                       Name and address             Amount and nature          Percentage of class
                                                               of beneficial ownership
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Cheng Wan Ming                    6,369,675                     39.2%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               You Yingliu                       1,069,250                      6.6%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Zhang Haoyu                         763,750                      4.7%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Yang Huijuan                        763,750                      4.7%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Wu Zeming                         1,069,250                      6.6%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Cen Minhong                       2,092,675                     12.9%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Luo Guanying                        763,750                      4.7%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Cheng Wanqing                       763,750                      4.7%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Cheng Deqiang                       763,750                      4.7%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Cheng DeQiang*                      427,700                      2.6%
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               ZiaoGen Liang**                     427,700                      2.6%
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                            All beneficial owners               15,275,000                     94.0%
                                    (11 persons)
------------------------------- ---------------------------- ----------------------------- -----------------------

                                       60

Security Ownership of Management
------------------------------- ---------------------------- ----------------------------- -----------------------
Title of Class                       Name and address              Amount and nature        Percentage of class
                                                                of beneficial ownership
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Cheng Wan Ming                    6,369,675                    39.2%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               You Yingliu                       1,069,250                     6.6%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Zhang Haoyu                         763,750                     4.7%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Yang Huijuan                        763,750                     4.7%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Wu Zeming                         1,069,250                     6.6%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Cen Minhong                       2,092,675                    12.9%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Luo Guanying                        763,750                     4.7%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Cheng Wanqing                       763,750                     4.7%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                               Cheng Deqiang                       763,750                     4.7%
                                                                        (direct)
------------------------------- ---------------------------- ----------------------------- -----------------------
Common                           All officers and directors           14,419,600                    88.8%
                                 as a group  (9 persons)
------------------------------- ---------------------------- ----------------------------- -----------------------

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon
16,250,000 shares of common stock outstanding as of August 13, 2001.

There are two married couples in the above list of principal shareholders. Mr.
Cheng Wan Ming is the husband of Ms. Cen Minhong, and Mr. Zhang Haoyu is the husband of Ms. Yang Huijuan.

Mr. Cheng Wan Ming is the brother of Mr. Cheng Wanqing.

Mr. Cheng Deqiang is the father of Mr. Cheng Wan Ming and Mr. Cheng Wanqing.

                                       61

There are no pending or anticipated arrangements that we are aware of that may cause a change in control of our company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The names and ages of our executive officers and directors as of June 30, 2001, are as follows:
--------------------- -------- --------------------------------- -------------------------- -----------------------
        Name            Age                Position                     Held Since               Current term
                                                                                                  To expire
--------------------- -------- --------------------------------- -------------------------- -----------------------
Cheng Wan Ming          39     Chairman of Board and President           May 1999                  Dec 2002
--------------------- -------- --------------------------------- -------------------------- -----------------------
You Yingliu             59       Director and Vice-president             May 1999                  Dec 2002
--------------------- -------- --------------------------------- -------------------------- -----------------------
Zhang Haoyu             30                 Director                      May 1999                  Dec 2002
--------------------- -------- --------------------------------- -------------------------- -----------------------
Yang Huijuan            30                 Director                      May 1999                  Dec 2002
--------------------- -------- --------------------------------- -------------------------- -----------------------
Luo Guanying            54       Director and Vice-president             May 1999                  Dec 2002
--------------------- -------- --------------------------------- -------------------------- -----------------------
Liang Xiaogen           53                 Director                      May 1999                  Dec 2002
--------------------- -------- --------------------------------- -------------------------- -----------------------
Wu Zeming               48                 Director                      May 1999                  Dec 2002
--------------------- -------- --------------------------------- -------------------------- -----------------------
Cheng Manli             37                 Director                      May 1999                  Dec 2002
--------------------- -------- --------------------------------- -------------------------- -----------------------
Cen Minhong             38                 Director                      May 1999                  Dec 2002
--------------------- -------- --------------------------------- -------------------------- -----------------------
Cheng Wanqing           31                 Director                      May 1999                  Dec 2002
--------------------- -------- --------------------------------- -------------------------- -----------------------
Cheng Deqiang           67                 Director                      May 1999                  Dec 2002
--------------------- -------- --------------------------------- -------------------------- -----------------------

The names and ages of our telecommunications company's executive officers and directors as of June 30, 2001, are as follows:

--------------------- -------- --------------------------------- -------------------------- -----------------------
        Name            Age                Position                     Held Since              Current term
                                                                                                  to expire
--------------------- -------- --------------------------------- -------------------------- -----------------------
Cheng Wan Ming          39       Chairman of Board and President      September 1993            January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
Wu Zeming               48           Vice-Chairman of Board           September 1993            January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
You Yingliu             59                 Director                   September 1993            January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
Luo Guanying            54                 Director                   September 1993            January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
He Lei                  33                 Director                     April 2000               April 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------

                                       62

The names and ages of our hotel company's executive officers and directors as of
June 30, 2001, are as follows:
--------------------- -------- --------------------------------- -------------------------- -----------------------
        Name            Age                Position                     Held Since          Current term to expire
--------------------- -------- --------------------------------- -------------------------- -----------------------
Cheng Wan Ming          39      Chairman of Board and President       December 1996              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
Chang Jufeng            40           Vice-Chairman of Board            January 2000              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
Wu Zeming               48                 Director                   December 1996              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
You Yingliu             59                 Director                   December 1996              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
Cen Minhong             38                 Director                   December 1996              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
Cheng Manli             37                 Director                   December 1996              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
He Lei                  33                 Director                    January 2000              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------

The names and ages of our agriculture company's executive officers and directors as of June 30, 2001, are as follows:
--------------------- -------- --------------------------------- -------------------------- -----------------------
        Name            Age                  Position                     Held Since               Current term
                                                                                                    to expire
--------------------- -------- --------------------------------- -------------------------- -----------------------
Cheng Wan Ming          39       Chairman of Board and President         January 1997              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
Chang Jufeng            40            Vice-Chairman of Board             January 2000              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
Wu Zeming               48                   Director                    January 1997              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
You Yingliu             59                   Director                    January 1997              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
Cen Minhong             38                   Director                    January 1997              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
Cheng Manli             37                   Director                    January 1997              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------
He Lei                  33                   Director                    January 2000              January 2003
--------------------- -------- --------------------------------- -------------------------- -----------------------

                                       63

Mr. Cheng Wan Ming has been our President and Chairman of the Board from May 1999 until present. From September 1993 to April 2000, Mr. Wan Ming was a member of the Board of Directors and President of our telecommunicationS company. Since May
2000, Mr. Wan Ming has served as the Chairman of the Board of Directors and
President of our telecommunications company. Mr. Wan Ming joined our hotel company in December 1996 and has served as its Chairman of the Board of Directors and President from December 1996 until present. Mr. Wan Ming joined our agriculture company in January 1997 and has served as its Chairman of the Board and President from January 1997 until present. Before September 1993, Mr.
Wan Ming was President of Shunao Industry and Commerce Company, in Guangdong
Province. Mr. Wan Ming received a bachelor degree from Foshan Junior College in
Guangdong province. Mr. Cheng Wan Ming is the husband of Ms. Cen Minhong. Mr.
Cheng Wan Ming is the brother of Mr. Cheng Wanqing and Ms. Cheng Manli.

Mr. You Yingliu has been our Director and Vice President from May 1999 until present. He joined our telecommunications company in September 1993. Since
September 1993, Mr. Yingliu has been a Director of our telecommunications company. Mr. Yingliu joined our hotel company in December 1996. Since then, Mr.
Yingliu has been a Director of our hotel company. Mr. Yingliu joined our agriculture company in January 1997. From January 1997 to present, Mr. Yingliu has been a Director and Vice-President of our agriculture company.

Mr. Zhang Haoyu has been a member of our Board of Directors since May 1999. Mr.
Haoyu served as a Director of our telecommunications company from September 1993 until April 2000. From December 1996 to January 2000, Mr. Haoyu was a Director
and Vice-President of our hotel company. Mr. Haoyu served as a Director of our agriculture company. Mr. Haoyu previously received an associate degree from the
Metallurgical Junior College of Changsha City, Hunan province. From September
1991 to October 1995, Mr. Haoyu was a department manager of the Material Bureau of Qinyang City, Henan province. Mr. Zhang Haoyu is the husband of Ms. Yang
Huijuan.

Ms. Yang Huijuan has been a member of our Board of Directors since May 1999. Ms.
Huijuan served as a Director of our telecommunications company from September
1993 until January 2000. From June 1990 to present, Ms. Huijuan has been employed as a manager in China Agriculture Bank, Jiaozuo Branch, in the Henan
province of China. From December 1996 until January 2000, Ms. Huijuan was a
Director of our hotel company. Ms. Yang Huijuan also served as a Director of our agriculture company from January 1997 until January 2000. Ms. Huijuan previously received a bachelor degree from Jiaozuo University in Henan province. Ms. Yang
Huijuan is the wife of Mr. Zhang Haoyu.

Ms. Luo Guanying has been a member of our Board of Directors and a
Vice-President since May 1999. Ms. Guanying has been a member of the Board of
Directors of our telecommunications company since September 1993. From December
1996 until January 2000, Ms. Guanying served as a member of the Board of
Directors of our hotel company. Ms. Guanying also served as a Director of our agriculture company from January 1997 until January 2000. Ms. Guanying also is presently a Vice-President of Shunao Industry & Commerce Company, in Guangdong
province, a position she has held since April 1993. Ms. Luo Guanying is the wife of Mr. Liang Xiaogen.

                                       64

Mr. Liang Xiaogen has been a member of our Board of Directors since May 1999. He served as a Director of our telecommunications company from September 1993 to
April 2000. From December 1996 until January 2000, Mr. Xiaogen also served as a
Director of our hotel company. In January 1997, Mr. Xiaogen became a Director of our agriculture company and served in that capacity until January 2000. Mr.
Xiaogen has been the President of Shun de Zhiyuan Developing Company, in
Guangdong province, since March 1991. Mr. Xiaogen is the husband of Ms. Luo
Guanying.

Mr. Wu Zeming has been a member of our Board of Directors since May 1999. He served as the Chairman of the Board of Directors and Vice President of our
telecommunications company from September 1993 until April 2000. Since May 2000,
Mr. Zeming has been the Vice-Chairman of our telecommunications company. Since
December 1996, Mr. Zeming has been a Director of our hotel company. Mr. Zeming has also served as a Director of our agriculture company from January 1997 to present. Mr. Zeming has also been the Chairman of the Board of Directors of Wan
Da Construction Inc., of Macao, since June 1991. Mr. Zeming is the husband of
Ms. Cheng Manli.

Ms. Cheng Manli has been a member of our Board of Directors since May 1999. She served as a Director of our telecommunications company from September 1993 until
April 2000. Ms. Manli has been a Director of our hotel company since December
1996. Ms. Manli has also been a Director of our agriculture company since
January 1997. Since June 1991, Ms. Manli has been a Directors of Wan Da
Construction Inc. of Macao. Ms. Manli is the wife of Mr. Wu Zeming. She is also the sister of Mr. Cheng Wan Ming and Mr. Cheng Wanqing.

Ms. Cen Minhong has been a member of our Board of Directors since May 1999. She served as a Director of our telecommunications company from September 1993 until
April 2000. Ms. Minhong has also been a Director of our hotel company since
December 1996. Ms. Minhong has also served as a Director of our agriculture company since January 1997. Ms. Minhong is the wife of Mr. Cheng Wan Ming.

Mr.Cheng Wanqing has been a member of our Board of Directors since May 1999. He served as a director of our telecommunications company from September 1993 until
April 2000. From December 1996 until January 2000, Mr. Wanqing also served as a
Director of our hotel company. Mr. Wanqing served as a director of our agriculture company from January 1997 until January 2000. From April 1993 to the present, Mr. Wanqing has been Vice-President of Shunao Industry & Commerce
Company. Mr. Cheng Wanqing received a bachelor degree from the Television
Broadcasting College, in Guangdong province. Mr. Cheng Wanqing is the brother of
Mr. Cheng Wan Ming and Ms. Cheng Manli.

Mr. Cheng Deqiang has been a member of our Board of Directors since May 1999.
From August 1953 to May 1993, Mr. Deqiang was a department manager of the
Agriculture Bureau of Shun de City, Guangdong province. From June 1993 to the present, Mr. Deqiang has been Vice-President of Shunao Industry & Commerce
Company, in Guangdong Province. Mr. Deqiang received a bachelor degree from the
Zhongkai Agriculture School in Guangdong province. Mr. Deqiang is the father of
Mr. Cheng Wan Ming, Mr. Cheng Wanqing, and Ms. Cheng Manli.

                                       65

Mr. Chang Jufeng has been a manager of our hotel company from June 1996 until
December 1999. In January 2000, Mr. Jufeng became the Vice Chairman of the Board of Directors and the Assistant General Manager of our hotel company. In January
2000, Mr. Jufeng also became the Vice Chairman of the Board of Directors of our agriculture company. Previously, between March 1992 and May 1996, Mr. Jufeng was a department manager of the Police Bureau of Jiaozuo City, Henan province. Mr.
Chang Jufeng received a bachelor degree from the Technical College of Jiaozuo
City, Henan province.

Ms. He Lei has been a Director of our hotel company since January 2000. Ms. Lei also has served as a Director of our agriculture company since January 2000. Ms.
Lei has been a director of our telecommunications company since April 2000.
Previously, from July 1995 until August 1997, Ms. Lei was a manager of the
Gang'ao Entrust Investment Co., Ltd., Beijing office. Since September 1997 Ms.
Lei has also been a manager of Beijing Zhongyou Huashang Trading Company. Ms.
Lei received a bachelor degree from the Renmin University of China.

                                       66

ITEM 6. EXECUTIVE COMPENSATION

------------------ ------------------------------------ ----------------------------------- -------------------------------------
                                                            Shun de Yi Wan Communication      Yi Wan Maple Leaf High Technology
Name                  Jiaozuo Yi Wan Hotel Co., Ltd.          Equipment Plant Co., Ltd.         Agriculture Developing Ltd. Co.
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------
                    Salary for  Salary for  Salary for   Salary for  Salary for  Salary for  Salary for  Salary for   Salary for
                       1998        1999        2000         1998        1999        2000        1998        1999         2000
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------
Cheng Wan Ming       26,500      72,000      80,000          0           0           0         27,600       27,750      23,100
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------
You Yingliu             0        36,000      54,000          0           0           0         22,200       22,340         0
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------
Zhang Haoyu          17,400      36,000         0            0           0           0            0            0           0
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------
Yang Huijuan            0           0           0            0           0           0            0            0           0
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------
Luo Guanying            0           0           0            0           0           0            0            0           0
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------
Liang Xiaogen           0           0           0            0           0           0            0            0           0
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------
Wu Zeming               0           0        59,500          0        48,000      44,000          0            0           0
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------
Cheng Manli             0           0           0            0        48,000         0            0            0           0
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------
Cen Minhong             0           0           0         13,400      14,200         0            0            0           0
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------
Cheng Wanqing           0           0           0            0           0           0            0            0           0
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------
Cheng Jufeng            0           0           0            0           0           0            0            0        18,700
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- -----------

Term of Employment Agreements.

All of the above individuals have employment agreements with the entity or entities for which they work. The term of all employment agreements listed in the tables above is until September 2003. Salaries are renegotiated each year.

ITEM 7.CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 1998, 1999, and 2000 our telecommunications division purchased materials, supplies, and paid for operating expenses in the amount of $250,454, $813,811, and $1,055,159 on behalf of Shun'ao Industry and Commerce Company, partner in our agriculture and hotel divisions. This is an oral agreement and there are no fixed repayment terms.

Our president has a 41.7% ownership interest in Shun'ao Industry and Commerce
Company.

                                       67

At December 31, 2000, Shun'ao Industry and Commerce Company, a partner in our agriculture and hotel divisions, is owed $1,811,529 and $2,040,989, by our hotel and agriculture divisions for acquisition of their interests in the hotel and farm divisions and $3,624,550 as return of investment in the hotel division.
There are no repayment terms.

At December 31, 2000, Marco Wan Da Construction, a former partner in our hotel division, is owed $904,764 for its interest in the hotel division and
$1,553,378 as return of investment in the hotel division. There are no repayment terms.

In 1998, 1999, and 2000, we advanced Cheng Wan Ming, our president, $17,244,
$127,062, and $149,082 as cash advances for cash-based business transactions incurred for the payment of operating expenses and purchases from vendors.

In 2000, we advanced Chang Jufeng, Vice Chairman of the Board of Directors and
the Assistant General Manager of our hotel division and Vice Chairman of the
Board of Directors of our agriculture division $724,795 as a loan. There is no promissory note reflecting the loan. There are no repayment terms.

Upon formation, we issued our officers, directors, and their affiliates
15,512,500 shares for services in connection with our formation.

ITEM 8. LEGAL PROCEEDINGS

We are not a party to or aware of any pending or threatened lawsuits or other legal actions against us.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

As of July 19, 2001, there were 16,250,000 shares of common stock outstanding, which were held of record by 63 stockholders.

Prior to the date hereof, there has been no trading market for our common stock.
No active public trading market, as that term is commonly understood, will develop for the shares if at all, until after the SEC indicates they have no further comments on this registration statement or 60 days from the date this registration statement was filed, whichever occurs later. There can be no assurance that a trading market will develop.

There are no outstanding options or warrants to purchase, or securities convertible into, our common equity.

Since our inception, we have not declared or paid any dividends on our common stock, nor do we have any intentions of declaring such a dividend in the foreseeable future.

                                       68

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On May 3, 1999, in conjunction with our formation, we issued the following shares of common stock to the following individuals:

LAST NAME   FIRST NAME             # OF SHARES

Cheng       Wan Ming                 6,369,675

You         YingLiu                  1,069,250

Zhang       HaoYu                      763,750

Yang        HuiJuan                    763,750

Wu          ZeMing                   1,069,250

Chen        MinHung                  2,092,675

Luo         GuanYing                   763,750

Cheng       WanQing                    763,750

Cheng       DeQiang                    763,750

Cheng       ManLi                      427,700

Liang       XiaoGen                    427,700

Hamilton, Lehrer & Dargan, P.A.        243,750

Lee         Alberto                      4,333

Lee         Alfonso                      4,333

Scheer      Allen                        6,500

She         Angela                       4,333

Li          Angla                       50,375

Lee         Anie M                       4,333

Xie         Anna Q                       4,333

Grambo      Beth D                       4,333

Scheer      Beverly                      6,500

Scheer      Brain                        6,500

                                       69

Kelley      Carol A                      4,333

Chung       Ching Yee                   73,667

Wang        Guiyun                      33,583

Scheer      Edward                       6,500

Yu          Hang Tai                     8,667

He          Lei                         65,000

Kwok        Hon ho                       4,333

Lou         Hui Qi                      73,667

Peri        Jason                        8,667

Chung       Jennifer                    52,000

Lee         Jennifer F                   4,333

Chen        Jenny cheng hui              8,667

Mintz       Joelle P                     8,667

Warner      Katherine S                  8,667

Weng        Laura                        4,333

Yu          Linda                       41,167

Warner      Lloyd H                      8,667

Lee         Margarita                    4,333

Chan        Michael                      4,333

Chan        Mark                         4,333

Woo         Michelle                     8,667

Wang        Min                          8,667

Zhang       Ling                         8,667

Young       Peggy                        4,333

Li          Raymond                     50,375

                                       70

Young       Robert                       4,333

Warner      Ross                         8,667

Ma          Ruth                         2,167

Scheer      Shirley                      8,667

Chan        Steve                        4,333

Lan         Suk Lin                      4,333

Cheung      Theresa Yin Fun              8,667

Li          Tom                          4,333

Burkleo     Wang Van                     8,667

Wang        We                           8,667

Cheng       Sheng Xian                   8,667

Chen        Yee Ming                     8,667

Lee         Yi Lan                      33,583

Kwok        Yuen Yi                      4,333

Peri        Zhen Zhen                    8,667

The shares issued to our officers and directors were issued to them in connection with our formation. The remaining shares were issued to the remaining individuals for non-cash consideration in order to establish a U.S. stockholder base. No underwriters were involved and no commissions were paid. Except for the
243,750 shares issued to Hamilton, Lehrer and Dargan, P.A. in July 2001, all
shares were issued as of the date of formation. To the extent the issuance of these shares involved a sale of securities, these shares were issued and distributed by us in reliance upon Section 4(2) of the 1933 Act in view of the following:

o    None of these issuances involved underwriters, underwriting discounts, or commissions.
o    Restrictive legends are placed on all certificates issued.
o    The distribution did not involve general solicitation or advertising.
o    The distributions were made only to accredited investors or investors who were believed to be sophisticated enough to evaluate the risks of the investment, particularly in view of the fact that no cash consideration was involved.

                                       71

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Common stock

We are authorized to issue 50,000,000 shares of no par common stock. As of
August 13, 2001, there were 16,250,000 shares of common stock outstanding.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The holders of our common stock will be entitled to share equally in any dividends that may be declared by our Board, although we have never paid any dividends and we do not expect to do so in the foreseeable future.

In the event of liquidation, dissolution, or winding up of our company, our common stockholders would be entitled to receive, after payment or provision for payment of all of our debts and liabilities, all of our remaining assets on a pro rata basis.

Preferred stock

We are authorized to issue 20,000,000 shares of preferred stock. There are no shares of preferred stock outstanding. We have no current plans to issue any shares of preferred stock. Preferred stock may be issued with preferences and designations as the Board of Directors may from time to time determine. The
Board may, without stockholders approval, issue preferred stock with voting, dividend, liquidation, and conversion rights that could dilute the voting strength of our common stockholders and may assist management in impeading and unfriendly takeover or attempted changes in control.

There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

Transfer Agent And Registrar

Florida Atlantic Stock Transfer, Tamarac, FL will be the transfer agent and registrar for its common stock.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors are bound by the general standards for director's provisions in
Florida law. These provisions allow them in making decisions to consider any factors as they deem relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on our employees, suppliers or customers, the community in which we operate and the economy. Florida law limits director's liability.

We agreed to indemnify our officers and directors, meaning that we will pay for damages they incur for properly acting as a director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy and is therefore, unenforceable.

                                       72

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                       AND

                           ACCOUNTANTS' REVIEW REPORT

                                  JUNE 30, 2001

MOORE STEPHENS FRAZER AND TORBET, LLP
Certified Public Accountants and Consultants

                                            1199 South Fairway Drive, 2nd Floor
                                                       Walnut, California 91789
                                                                    PO Box 3949
                                             City of Industry, California 91744
                                            (909) 594-2713   Fax (909) 594-2357
                                                                www.msftllp.com

The Board of Directors
Yi Wan Group, Inc. and Subsidiaries

                     Independent Accountants' Review Report

We have reviewed the consolidated balance sheet of Yi Wan Group, Inc. and subsidiaries as of June 30, 2001, the related consolidated statements of income and other comprehensive income for the three months and six months ended June
30, 2001 and 2000, and the consolidated statements of shareholders' equity and cash flows for the six months ended June 30, 2001 and 2000. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American
Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.
Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the aforementioned financial statements in order for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of
December 31, 2000, and the related consolidated statements of income and other comprehensive income, shareholders' equity and cash flows for the year then ended (not presented herein); and in our report dated February 26, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2000, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/Moore Stephens Frazer and Torbet, LLP
Moore Stephens Frazer and Torbet, LLP

Walnut, California

August 14, 2001

                                      - 1 -

                              YI WAN GROUP, INC. AND SUBSIDIARIES

                                  CONSOLIDATED BALANCE SHEETS
                           AS OF JUNE 30, 2001 AND DECEMBER 31, 2000

        A S S E T S

                                                June 30,             December 31,
                                                  2001                    2000
                                            -------------          -------------
                                              (Unaudited)              (Audited)
                                            -------------          -------------
CURRENT ASSETS:
    Cash                                    $   2,696,315          $   2,077,002
    Accounts receivable, net of
       allowance for doubtful
       accounts of $8,200 for
       June 30, 2001 and December
       31, 2000                                   863,501              1,097,388
    Due from related parties                    2,115,714              1,779,955
    Inventories                                   977,280                883,297
    Prepaid expenses                                  187                  1,346
                                            -------------          -------------
       Total current assets                     6,652,997              5,838,988
                                            -------------          -------------

BUILDINGS, EQUIPMENT AND
   AUTOMOBILES, net                            18,360,612             18,918,251
                                            -------------          -------------

OTHER ASSETS:
    Intangible asset, net                       4,266,975              4,317,814
    Deferred tax asset                             94,031                 83,219
    Other non-current assets                      452,690                393,872
                                            -------------          -------------
       Total other assets                       4,813,696              4,794,905
                                            -------------          -------------
          Total assets                      $  29,827,305          $  29,552,144
                                            =============          =============

        L I A B I L I T I E S  A N D  S H A R E H O L D E R S'  E Q U I T Y

CURRENT LIABILITIES:
    Accounts payable                        $     329,991          $     310,626
    Accounts payable
       - related party                                 -                  10,799
    Accrued liabilities                           678,683                692,869
    Wage and benefits payable                     293,291                306,401
    Sales tax payable                             986,040              1,011,389
    Income taxes payable                          867,192              1,202,564
    Due to shareholders                           177,807                177,792
    Due to prior owners of
        joint ventures                          8,970,172              9,936,210
    Notes payable                                  13,664                 33,265
                                            -------------          -------------
       Total current liabilities               12,316,840             13,681,915
                                            -------------          -------------

MINORITY INTEREST:                              1,383,345              1,260,433
                                            -------------          -------------

SHAREHOLDERS' EQUITY:
    Common stock, no par value,
       authorized 50,000,000 shares,
       16,006,250 shares issued and
       outstanding                                     78                     78
    Paid-in-capital                             1,595,969              1,593,191
    Statutory reserve                           7,833,412              7,833,412
    Retained earnings                           6,692,813              5,180,121
    Accumulated other comprehensive income          4,848                  2,994
                                            -------------          -------------
       Total shareholders' equity              16,127,120             14,609,796
                                            -------------          -------------
          Total liabilities and
              shareholders' equity          $  29,827,305          $  29,552,144
                                            =============          =============

         The accompanying notes are an integral part of this statement.

                                     - 2 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

        CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
        FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                     THREE MONTHS ENDED JUNE 30,                  SIX MONTHS ENDED JUNE 30,
                                     2001                  2000                   2001                2000
                                   Unaudited             Unaudited              Unaudited           Unaudited

NET SALES                     $    3,119,568        $    3,275,642         $    6,292,619      $    6,755,024

COST OF SALES                      1,139,355             1,248,796              2,302,486           2,547,904
                              ---------------       ---------------        ---------------     ---------------
GROSS PROFIT                       1,980,213             2,026,846              3,990,133           4,207,120

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES           884,664               884,669              1,915,705           1,879,699
                              ---------------       ---------------        ---------------     ---------------
INCOME FROM OPERATIONS             1,095,549             1,142,177              2,074,428           2,327,421
                              ---------------       ---------------        ---------------     ---------------
OTHER INCOME:
    Interest income                   10,657                 4,527                 11,643               8,627
    Other expense                    (46,249)                 (522)               (46,762)             (1,072)
                              ---------------       ---------------        ---------------     ---------------
        Total other
          (expense) income           (35,592)                4,005                (35,119)              7,555
                              ---------------       ---------------        ---------------     ---------------
INCOME BEFORE PROVISION
    FOR INCOME TAXES AND
    MINORITY INTEREST              1,059,957             1,146,182              2,039,309           2,334,976

PROVISION FOR INCOME TAXES           209,474               199,078                403,705             406,182
                              ---------------       ---------------        ---------------     ---------------
INCOME BEFORE MINORITY
    INTEREST                         850,483               947,104              1,635,604           1,928,794

MINORITY INTEREST                    (66,072)              (74,455)              (122,912)           (153,284)
                              ---------------       ---------------        ---------------     ---------------
NET INCOME                           784,411               872,649              1,512,692           1,775,510

OTHER COMPREHENSIVE INCOME:
    Foreign currency
      translation adjustment           2,634                 1,989                  1,854             (25,089)
                              ---------------       ---------------        ---------------     ---------------
COMPREHENSIVE INCOME          $      787,045        $      874,638         $    1,514,546      $    1,750,421
                              ===============       ===============        ===============     ===============

Earnings per share, basic
   and diluted                $         0.05        $         0.05         $         0.09      $         0.11
                              ===============       ===============        ===============     ===============

         The accompanying notes are an integral part of this statement.

                                     - 3 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                                                                                          Accumulated
                                                                                                             other
                                         Number       Common      Paid-in      Statutory     Retained    comprehensive
                                       of shares      stock       capital      reserves      earnings        income        Totals

BALANCE, January 1, 2001, audited     16,006,250    $     78   $ 1,593,191   $ 7,833,412   $ 5,180,121   $    2,994   $ 14,609,796
  Net income                                                                                 1,512,692                   1,512,692
  Additions to paid in capital                                       2,778                                                   2,778
  Foreign currency
    translation adjustments                                                                                   1,854          1,854
                                      ----------    --------   -----------   -----------   -----------   -----------  -------------
BALANCE, June 30, 2001, unaudited     16,006,250    $     78   $ 1,595,969   $ 7,833,412   $ 6,692,813   $    4,848   $ 16,127,120
                                      ==========    ========   ===========   ===========   ===========   ===========  =============
BALANCE, January 1, 2000, audited              -    $      -   $         -   $         -   $         -   $        -   $          -
  Stock issued for acquisition
    of subsidiaries                   16,006,250          78                                                                    78
  Acquisition of subsidiaries                                    1,587,635     6,121,776     3,505,358       28,140     11,242,909
  Net income                                                                                 1,775,510                   1,775,510
  Additions to paid in capital
    (land use right)                                                 2,778                                                   2,778
  Foreign currency translation
    adjustments                                                                                             (25,089)       (25,089)
                                      ----------    --------   -----------   -----------   -----------   -----------  -------------
BALANCE, June 30, 2000, unaudited     16,006,250    $     78   $ 1,590,413   $ 6,121,776   $ 5,280,868   $    3,051   $ 12,996,186
                                      ==========    ========   ===========   ===========   ===========   ===========  =============

         The accompanying notes are an integral part of this statement.

                                     - 4 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                                                   2001                 2000
                                                           -----------------    -----------------
                                                               (Unaudited)          (Unaudited)
                                                           -----------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                             $      1,512,692     $      1,775,510
    Adjustments to reconcile net income to cash
       provided by operating activities:
         Minority interest                                          122,912              153,284
         Depreciation                                               653,129              715,817
         Amortization                                                50,839               49,973
         Land use right                                               2,778                2,778
         Translation adjustment                                       1,869                5,096
         Decrease in accounts receivable                            233,887              360,230
         Increase in related party receivables                     (335,759)            (654,362)
         (Increase) decrease in inventories                         (93,983)              92,601
         Decrease in prepaid expenses                                 1,159                5,288
         Increase in deferred tax assets                            (10,812)              (2,684)
         (Increase) decrease in due from
             officers and employees                                 (58,818)             487,602
         Increase (decrease) in accounts payable                     19,365             (102,667)
         (Decrease) increase in accounts payable
             - related party                                        (10,799)              15,229
         (Decrease) increase in wages and benefits
             payable                                                (13,110)              43,066
         (Decrease) increase in accrued liabilities                 (14,186)              81,210
         (Decrease) increase in income taxes payable               (335,372)              87,026
         (Decrease) increase in sales tax payable                   (25,349)              33,543
                                                           -----------------    -----------------
           Net cash provided by operating activities              1,700,442            3,148,540
                                                           -----------------    -----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of improvements and automobiles                        (95,490)             (95,609)
                                                           -----------------    -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment to prior owners of joint venture                     (966,038)                   -
    Distributions paid to owners                                                      (2,859,210)
    Principal payments on notes payable                             (19,601)                 (16)
                                                           -----------------    -----------------
           Net cash used in financing activities                   (985,639)          (2,859,226)
                                                           -----------------    -----------------

INCREASE IN CASH                                                    619,313              193,705

CASH, beginning of year                                           2,077,002            1,734,270
                                                           -----------------    -----------------
CASH, end of year                                          $      2,696,315     $      1,927,975
                                                           =================    =================

         The accompanying notes are an integral part of this statement.

                                     - 5 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 1 - Summary of significant accounting policies

The reporting entity

The financial statements of Yi Wan Group, Inc. and subsidiaries (referred to as the Company or YWG in the accompanying financial statements) reflect the activities and financial transactions of its subsidiaries, which are as follows:

                                                 Percentage
              Subsidiary                         Ownership
------------------------------------------     ----------------
Shun De Yi Wan Communication Equipment               100%
  Plant Co., Ltd. (TELECOMMUNICATIONS)
Jiao Zuo Yi Wan Hotel Co., Ltd. (HOTEL)               90
Yi Wan Maple Leaf High Technology                     90
  Agriculture Developing Ltd. Co. (FARM)

Yi Wan Group, Inc. was incorporated under the laws of the State of Florida in the United States in May 1999. Yi Wan Group, Inc. is authorized to issue
50,000,000 shares of no par value common stock and 20,000,000 shares of no par value preferred stock. The Company's TELECOMMUNICATIONS, HOTEL and FARM subsidiaries are incorporated under the laws of the People's Republic of China
(PRC).

The Company's subsidiaries are classified as Foreign Invested Enterprises in the
PRC and are subject to the FIE laws of the PRC. The HOTEL and FARM are Foreign
Invested Enterprise Joint Ventures, known as FIEJV or Sino-Foreign Joint
Venture, and TELECOMMUNICATIONS is a Wholly Foreign Owned Enterprise company or
WFOE. All three of these companies are Chinese registered limited liability companies, with legal structures similar to regular corporations and limited liability companies organized under state laws in the United States. The respective Articles of Association for these FIE subsidiaries provide a 30 year term for the HOTEL and FARM companies and 15 years for the TELECOMMUNICATIONS.

Basis of presentation

In early 1999, several Chinese nationals to explore possible investment opportunities within the United States and formed YWG in May 1999. On January 1,
2000, YWG acquired a 90% equity interest in Jiao Zuo Yi Wan Hotel. Ltd. (HOTEL)
and Yi Wan Maple Leaf Technology Agriculture Developing Ltd. Co. (FARM),
respectively, and a 100% interest in Shun De Yi Wan Communication Equipment
Plant Co., Ltd. (TELECOMMUNICATIONS).

Prior to YWG's acquisition of HOTEL, FARM and TELECOMMUNICATIONS, these companies were owned by Shun'ao Industry and Commerce Company (Shun'ao) (HOTEL
and FARM only), a company established under the laws of the People's Republic of
China, Canadian Maple Leaf International Inc. a company established under the laws of Canada (FARM only), Shun de Zhiyuan Developing Co. (Shun de)
(TELECOMMUNICATONS only), a company established under the laws of the People's
Republic of China and Marco Wan Da Construction (Marco), a company established under the laws of Macao. All of the individual owners of Shun'ao, Shun de and
Marco are also shareholders in Yi Wan Group, Inc.

                                     - 6 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 1 - Summary of significant accounting policies, (continued)

Basis of presentation, (continued)

The HOTEL was a sino-foreign joint venture with registered capital of approximately $3,012,000 (RMB¥25,000,000) established under the laws of the
People's Republic of China. On January 1, 2000, YWG acquired 90% of the equity interest in HOTEL joint venture from Shun'ao and Marco for $2,717,293
(RMB¥22,500,000). The HOTEL joint venture, as amended by YWG's acquisition, has registered capital of approximately $3,012,000 (RMB¥25,000,000) and an additional investment requirement over and above the registered capital of approximately $3,012,000 (RMB¥25,000,000) for a total investment of approximately $6,024,000 (RMB¥50,000,000). YWG is required to pay its share of the total investment within six months of the issuance of the new business license, which was issued on June 7, 2000. The original parties in the HOTEL joint venture made the required total investment and registered capital contributions to the joint venture. Accordingly, our obligation to contribute to registered capital and the total investment in the HOTEL joint venture has been satisfied by our assumption of 90% of the equity interests of the original partners.

The FARM was a sino-foreign joint venture with registered capital of approximately $4,940,000 (RMB¥41,000,000) established under the laws of the
People's Republic of China. On January 1, 2000, YWG acquired 90% of the equity interest in the FARM joint venture from Shun'ao and Canadian Maple Leaf for
$2,040,989 (RMB¥16,900,000) and agreed to assume the capital contribution requirements to be made to the FARM by Canadian Maple Leaf in the amount of
$2,409,638 (RMB¥20,000,000. As of January 1, 2000, Marco had not made any of its required capital contributions. The FARM joint venture, as amended by YWG's acquisition, has registered capital of approximately $4,951,511
(RMB¥41,000,000) and an additional investment requirement over and above the registered capital of approximately $4,951,511 (RMB¥41,000,000) for a total investment of approximately $9,903,022 (RMB¥82,000,000). YWG's total contribution requirements for the FARM joint venture amounts to approximately
$8,912,719 (RMB ¥73,800,000). YWG is required to pay its share of registered capital (approximately $2,400,000) within one year of the issuance of the new business license, which was issued on June 7, 2000. As of June 30, 2001, no amounts have been paid on this registered capital requirement. FARM's Board of
Directors has approved to extend YWG's obligation for one year to June 7, 2002.

The TELECOMMUNICATIONS was a foreign investment joint venture with registered capital of $1,500,000 established under the laws of the People's Republic of
China on September 3, 1993. On January 1, 2000, YWG acquired a 100% of the equity interest in the TELECOMMUNICATIONS joint venture from Shun de and Marco.
The articles of association provide that we assume the total capital contribution requirements of the enterprise in the amount of $1,500,000. The company is now a WFOE with registered capital of $1,500,000 and an additional investment requirement of $500,000. YWG is to pay its share of the total investment within one year of the issuance of the new business license, which was issued on June 22, 2000. The original parties in the TELECOMMUNICATIONS joint venture made the required registered capital contributions of $1,500,000 to the joint venture. Accordingly, the obligation to contribute to registered capital in this joint venture has been satisfied. Pursuant to the articles of association, we have an obligation to contribute an additional investment of
$500,000 to the TELECOMMUNICATIONS.  As of June 30, 2001, no amounts have been paid on this additional investment.  TELECOMMUNICATIONS' Board of Directors has approved to extend YWG's obligation for one year to June 22, 2002.

                                     - 7 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 1 - Summary of significant accounting policies, (continued)

Principles of consolidation

The consolidated financial statements of YWG include its subsidiaries
TELECOMMUNICATIONS, HOTEL and FARM. All significant inter-company accounts and transactions have been eliminated in the consolidation.

Foreign currency translation

The reporting currency of YWG is US dollar. The Company's foreign subsidiaries use their local currency, Renminbi, as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the financial statements.

Note 2 - Condensed financial statements and footnotes

The interim consolidated financial statements presented herein have been prepared by the Company and include the unaudited accounts of YWG and its subsidiaries TELECOMMUNICATIONS, HOTEL and FARM. All significant inter-company accounts and transactions have been eliminated in the consolidation.

These condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and the instructions to registration statement filings after 134 days of year-end. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. YWG believes the disclosures made are adequate to make the information presented not misleading.
The condensed consolidated financial statements should be read in conjunction with the YWG's consolidated financial statements for the year ended December 31,
2000 and notes thereto included in YWG's Form 10, dated August 22, 2001.

In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 2001, the results of operations for the three months and six months ended June 30, 2001 and 2000, respectively. Interim results are not necessarily indicative of full year performance because of the impact of seasonal and short-term variations.

                                     - 8 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 3 - Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis and consist of the following:

                                          June 30,            December 31,
                                            2001                  2000
                                      ----------------    -------------------
                                         Unaudited              Audited
                                      ----------------    -------------------
Hotel supplies                         $     174,549       $        172,725
Telecommunication inventories                495,536                447,911
Farm products                                301,699                233,717
Others                                         5,496                 28,944
                                      ----------------    -------------------
    Total inventories                  $     977,280       $        883,297
                                      ================    ===================

The HOTEL inventory consists of food products, alcohol, beverages and supplies.

At June 30, 2001, TELECOMMUNICATION's inventory consists of raw materials
($161,201), work in process ($57,877) and finished goods ($276.458).

The FARM inventory consists of fish, shrimp, soft-shelled turtles, crab, feed, seeds, and supplies. Included as part of the inventoried costs of seafood are direct labor and applicable overhead incurred over time to raise the seafood products until taken to market. The quantities of live fish, shrimp, soft-shelled turtles and crab inventories are determined monthly based upon estimated growth from purchased hatchlings and fries in each pond and are reduced for the actual quantities sold and estimated mortality rates. Each pond is closed periodically and the estimated pounds adjusted to the actual harvest.

Note 4 - Supplemental disclosure of cash flow information

Income taxes paid for the six months ended June 30, 2001 and 2000 amounted to
$749,960 and $320,161, respectively. No interest expense was paid for the six months ended June 30, 2001 and 2000.

Note 5 - Earnings per share

Basic and diluted earnings per share for the six months ended June 30, 2001 and
2000, based on total common stock of 16,006,250 shares issued and outstanding, amounted to $0.09 and $0.11 per share, respectively.

Note 6 - Subsequent events

In July 2001, 243,750 shares of common stock were issued to Hamilton, Lehrer and
Dargan, P.A., for services in connection with Yiwan Group Inc.'s formation.

                                     - 9 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 7 - Segment Information

YWG includes five major operating segments: restaurant, lodging, entertainment, farm and telecommunication equipment. YWG evaluates the performance of its segments based primarily on operating profit before corporate expenses and depreciation and amortization. The following table presents revenues and other financial information by business segment for the three and six months ended
June 30:

                                                 HOTEL                                       Telecom-     Inter-
                        ----------------------------------------------------                munication    segment
                        Restaurant    Lodging    Entertainment      Totals        Farm      Equipment    Elimination     Totals
                        ----------   ----------  -------------   -----------   ---------    ----------   -----------   -----------
Three months ended
  June 30, 2001
Net sales               $  926,707   $  495,918   $    503,648   $ 1,926,273   $ 270,710    $  942,225   $  (19,640)   $ 3,119,568
Cost of sales              430,726       30,644         36,743       498,113     162,006       498,876      (19,640)     1,139,355
                        ----------   ----------   ------------   -----------   ----------   ----------   -----------   -----------
Gross profit               495,981      465,274        466,905     1,428,160     108,704       443,349           -       1,980,213

Operating expenses          98,941       62,922         49,497       211,360      16,484        64,719                     292,563
Depreciation and
   amortization                                                      282,367      26,878        26,759                     336,004
Unallocated
   expenses                                                          256,097                                               256,097
                        ----------   ----------   ------------   -----------   ---------    ----------   -----------   -----------
Income from
   operations           $  397,040   $  402,352   $    417,408   $   678,336   $  65,342    $  351,871   $       -     $ 1,095,549
                        ==========   ==========   ============   ===========   =========    ==========   ===========   ===========

Three months ended
   June 30, 2000

Net sales               $  881,003   $  495,151   $    465,595   $ 1,841,749   $ 473,063    $  981,269   $  (20,439)  $  3,275,642
Cost of sales              430,506       28,597         37,149       496,252     236,476       536,507      (20,439)     1,248,796
                        ----------   ----------   ------------   -----------   ---------    ----------   -----------   -----------
Gross profit               450,497      466,554        428,446     1,345,497     236,587       444,762           -       2,026,846

Operating expenses          87,310       45,204         27,528       160,042      33,474       111,022                     304,538

Depreciation and
   amortization                                                      280,557      26,855        97,413                     404,825
Unallocated
   expenses                                                          175,306                                               175,306
                        ----------   ----------   ------------   -----------   ---------    ----------   -----------   -----------
Income from
   operations           $  363,187   $  421,350   $    400,918   $   729,592   $ 176,258    $  236,327   $       -     $ 1,142,177
                        ==========   ==========   ============   ===========   =========    ==========   ===========   ===========

                                     - 10 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 7 - Segment Information, (continued)

Six months ended June 30, 2001

Net sales               $1,828,539   $  930,877   $  1,021,166   $ 3,780,582   $ 575,937    $1,979,548   $  (43,448)   $ 6,292,619
Cost of sales              860,591       58,158         73,201       991,950     336,144     1,017,840      (43,448)     2,302,486
                        ----------   ----------   ------------   -----------   ---------    ----------   -----------   -----------
Gross profit               967,948      872,719        947,965     2,788,632     239,793       961,708           -       3,990,133
Operating expenses         190,485      130,753        105,958       427,196      61,567       345,084                     833,847
Depreciation and
   amortization                                                      565,945      47,106        49,158                     662,209
Unallocated expenses                                                 419,649                                               419,649
                        ----------   ----------   ------------   -----------   ---------    ----------   -----------   -----------
Income from
   operations           $  777,463   $  741,966   $    842,007   $ 1,375,842   $ 131,120    $  567,466   $       -     $ 2,074,428
                        ==========   ==========   ============   ===========   =========    ==========   ===========   ===========

Six months ended June 30, 2000

Net sales               $1,869,794  $ 1,017,037   $  1,064,554   $ 3,951,385   $ 848,252    $1,998,856   $  (43,469)   $ 6,755,024
Cost of sales              904,779       61,914         80,757     1,047,450     441,268     1,102,655      (43,469)     2,547,904
                        ----------   ----------   ------------   -----------   ---------    ----------   -----------   -----------
Gross profit               965,015      955,123        983,797     2,903,935     406,984       896,201           -       4,207,120
Operating expenses         197,821      130,747        105,953       434,521      73,946       344,587                     853,054
Depreciation and
    amortization                                                     560,862      47,082        90,114                     698,058
Unallocated expenses                                                 328,587                                               328,587
                        ----------   ----------   ------------   -----------   ---------    ----------   -----------   -----------
Income from operations  $  767,194   $  824,376   $    877,844   $ 1,579,965   $ 285,956    $  461,500   $       -     $ 2,327,421
                        ==========   ==========   ============   ===========   =========    ==========   ===========   ===========

                                     - 11 -

================================================================================

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                                DECEMBER 31, 2000

MOORE STEPHENS FRAZER AND TORBET, LLP
Certified Public Accountants and Consultants

                                            1199 South Fairway Drive, 2nd Floor
                                                       Walnut, California 91789
                                                                    PO Box 3949
                                             City of Industry, California 91744
                                            (909) 594-2713   Fax (909) 594-2357
                                                                www.msftllp.com

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Yi Wan Group, Inc. and Subsidiaries

We have audited the consolidated balance sheet of Yi Wan Group, Inc. and subsidiaries as of December 31, 2000 and the related consolidated statements of income and other comprehensive income, shareholders' equity and cash flows for year then ended. These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yi Wan Group, Inc. and subsidiaries as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

/s/Moore Stephens Frazer and Torbet, LLP
Moore Stephens Frazer and Torbet, LLP

February 26, 2001
Walnut, California

                                      - 1 -

                         YI WAN GROUP, INC. AND SUBSIDIARIES

                              CONSOLIDATED BALANCE SHEET
                               AS OF DECEMBER 31, 2000

           A S S E T S

                                                            2000
                                                   ------------------
CURRENT ASSETS:
    Cash                                            $      2,077,002
    Accounts receivable, net of
       allowance for doubtful
       accounts of $8,200                                  1,097,388
    Due from related parties                               1,779,955
    Other receivable
    Inventories                                              883,297
    Deposits
    Prepaid expenses                                           1,346
                                                   ------------------
       Total current assets                                5,838,988
                                                   ------------------

BUILDINGS, EQUIPMENT AND
   AUTOMOBILES, net                                       18,918,251
                                                   ------------------

OTHER ASSETS:
    Intangible asset, net                                  4,317,814
    Deferred tax asset                                        83,219
    Other non-current assets                                 393,872
                                                   ------------------
       Total other assets                                  4,794,905
                                                   ------------------
          Total assets                              $     29,552,144
                                                   ==================

           L I A B I L I T I E S  A N D  S H A R E H O L D E R S '  E Q U I T Y

CURRENT LIABILITIES:
    Accounts payable                                $        310,626
    Accounts payable - related party                          10,799
    Accrued liabilities                                      692,869
    Wage and benefits payable                                306,401
    Sales tax payable                                      1,011,389
    Income taxes payable                                   1,202,564
    Due to shareholders                                      177,792
    Due to prior owners of joint
      venture, Note 8                                      9,936,210
    Notes payable                                             33,265
                                                   ------------------
       Total current liabilities                          13,681,915
                                                   ------------------

MINORITY INTEREST:                                         1,260,433
                                                   ------------------

SHAREHOLDERS' EQUITY:

    Common stock, no par value,
       authorized 50,000,000 shares,
       16,006,250 shares issued and
       outstanding                                                78
    Paid-in-capital                                        1,593,191
    Statutory reserve                                      7,833,412
    Retained earnings                                      5,180,121
    Accumulated other comprehensive income                     2,994
                                                   ------------------
       Total shareholders' equity                         14,609,796
                                                   ------------------

          Total liabilities and
              shareholders' equity                  $     29,552,144
                                                   ==================

         The accompanying notes are an integral part of this statement.

                                     - 2 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

         CONSOLIDATED STATEMENT OF INCOME AND OTHER COMPREHENSIVE INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                     2000
                                             ------------------

NET SALES                                    $       14,070,568

COST OF SALES                                         5,416,003
                                             ------------------
GROSS PROFIT                                          8,654,565

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                            4,068,658
                                             ------------------

INCOME FROM OPERATIONS                                4,585,907
                                             ------------------

OTHER INCOME:
    Interest income                                      26,818
    Other income                                         30,774
                                             ------------------
         Total other income                              57,592
                                             ------------------

INCOME BEFORE PROVISION FOR
    INCOME TAXES AND
    MINORITY INTEREST                                 4,643,499
PROVISION FOR INCOME TAXES                              974,893
                                             ------------------

INCOME BEFORE MINORITY INTEREST                       3,668,606

MINORITY INTEREST                                      (282,207)
                                             ------------------
NET INCOME                                            3,386,399

OTHER COMPREHENSIVE INCOME:
    Foreign currency
         translation adjustment                         (25,146)
                                             ------------------

COMPREHENSIVE INCOME                         $        3,361,253
                                             ==================

Earnings per share, basic and diluted        $             0.21
                                             ==================

         The accompanying notes are an integral part of this statement.

                                     - 3 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                     Accumulated
                                                                                                        other
                                      Number        Common     Paid-in     Statutory    Retained     comprehensive
                                     of shares      stock      capital     reserves      earning        income          Totals

BALANCE, January 1, 2000                      -     $     -    $         -  $        -   $        -     $      -      $         -
  Stock issued                       16,006,250          78                                                                    78
  Acquisition of subsidiaries                                    1,587,635   6,121,776    3,505,358       28,140       11,242,909
  Net income                                                                              3,386,399                     3,386,399
  Additions to paid in capital                                      5,556                                                   5,556
  Adjustment to statutory reserves                                           1,711,636   (1,711,636)                            -
  Foreign currency translation
    adjustments                                                                                          (25,146)         (25,146)
                                   -------------    --------   -----------  ----------   ----------     ---------    -------------
      BALANCE, December 31, 2000     16,006,250     $    78    $ 1,593,191  $7,833,412   $5,180,121     $  2,994      $14,609,796
                                   =============    ========   ===========  ==========   ==========     =========    =============

         The accompanying notes are an integral part of this statement.

                                     - 4 -

                           YI WAN GROUP INC. AND SUBSIDIARIES

                          CONSOLIDATED STATEMENT OF CASH FLOWS
                          FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                    2000
                                                           --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                             $         3,386,399
    Adjustments to reconcile net income
       to cash provided by operating
       activities:
         Minority interest                                             282,207
         Depreciation                                                1,377,319
         Amortization                                                  101,227
         Land use right                                                  5,556
         Translation adjustment                                          2,994
         Decrease in accounts receivable                               233,362
         Increase in related party receivables                      (1,578,337)
         Decrease in inventories                                       162,145
         Decrease in prepaid expenses                                    6,646
         Increase in deferred tax assets                               (21,270)
         Decrease in due from officers and employees                   825,572
         Decrease in accounts payable                                  (37,119)
         Increase in due to shareholders                                    46
         Decrease in accounts payable - related party                  (19,398)
         Increase in wages and benefits payable                         66,668
         Increase in accrued liabilities                               164,977
         Decrease in income taxes payable                                 (647)
         Increase in sales tax payable                                  49,198
                                                           --------------------
           Net cash provided by operating
             activities                                              5,007,545
                                                           --------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of improvements and automobiles                          (117,759)
                                                           --------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions paid to prior owners of
        joint ventures                                              (4,521,978)
    Principal payments on notes payable                                (25,076)
                                                           --------------------
           Net cash used in financing activities                    (4,547,054)
                                                           --------------------
INCREASE IN CASH                                                       342,732

CASH, beginning of year                                              1,734,270
                                                           --------------------
CASH, end of year                                          $         2,077,002
                                                           ====================

         The accompanying notes are an integral part of this statement.

                                     - 5 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies

The reporting entity

The financial statements of Yi Wan Group, Inc. and subsidiaries (referred to as the Company or YWG in the accompanying financial statements) reflect the activities and financial transactions of its subsidiaries, which are as follows:

                                                 Percentage
              Subsidiary                          Ownership
-------------------------------------------    ---------------
Shun De Yi Wan Communication Equipment               100%
  Plant Co., Ltd. (TELECOMMUNICATIONS)
Jiao Zuo Yi Wan Hotel Co., Ltd. (HOTEL)               90
Yi Wan Maple Leaf High Technology                     90
  Agriculture Developing Ltd. Co. (FARM)

Yi Wan Group, Inc. was incorporated under the laws of the State of Florida in the United States in May 1999. Yi Wan Group, Inc. is authorized to issue
50,000,000 shares of no par value common stock and 20,000,000 shares of no par value preferred stock. The Company's TELECOMMUNICATIONS, HOTEL and FARM subsidiaries are incorporated under the laws of the People's Republic of China
(PRC).

The Company's subsidiaries are classified as Foreign Invested Enterprises in the
PRC and are subject to the FIE laws of the PRC. The HOTEL and FARM are Foreign
Invested Enterprise Joint Ventures, known as FIEJV or Sino-Foreign Joint
Venture, and TELECOMMUNICATIONS is a Wholly Foreign Owned Enterprise company or
WFOE. All three of these companies are Chinese registered limited liability companies, with legal structures similar to regular corporations and limited liability companies organized under state laws in the United States. The respective Articles of Association for these FIE subsidiaries provide a 30 year term for the HOTEL and FARM companies and 15 years for the TELECOMMUNICATIONS.

Basis of presentation

In early 1999, several Chinese nationals to explore possible investment opportunities within the United States and formed YWG in May 1999. On January 1,
2000, YWG acquired a 90% equity interest in Jiao Zuo Yi Wan Hotel. Ltd. (HOTEL)
and Yi Wan Maple Leaf Technology Agriculture Developing Ltd. Co. (FARM),
respectively, and a 100% interest in Shun De Yi Wan Communication Equipment
Plant Co., Ltd. (TELECOMMUNICATIONS).

Prior to YWG's acquisition of HOTEL, FARM and TELECOMMUNICATIONS, these companies were owned by Shun'ao Industry and Commerce Company (Shun'ao) (HOTEL
and FARM only), a company established under the laws of the People's Republic of
China, Canadian Maple Leaf International Inc. a company established under the laws of Canada (FARM only), Shun de Zhiyuan Developing Co. (Shun de)
(TELECOMMUNICATONS only), a company established under the laws of the People's
Republic of China and Marco Wan Da Construction (Marco), a company established under the laws of Macao. All of the individual owners of Shun'ao, Shun de and
Marco are also shareholders in Yi Wan Group, Inc.

                                     - 6 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies, (continued)

Basis of presentation, (continued)

The HOTEL was a sino-foreign joint venture with registered capital of approximately $3,012,000 (RMB¥25,000,000) established under the laws of the
People's Republic of China. On January 1, 2000, YWG acquired 90% of the equity interest in HOTEL joint venture from Shun'ao and Marco for $2,717,293
(RMB¥22,500,000). The HOTEL joint venture, as amended by YWG's acquisition, has registered capital of approximately $3,012,000 (RMB¥25,000,000) and an additional investment requirement over and above the registered capital of approximately $3,012,000 (RMB¥25,000,000) for a total investment of approximately $6,024,000 (RMB¥50,000,000). YWG is required to pay its share of the total investment within six months of the issuance of the new business license, which was issued on June 7, 2000. The original parties in the HOTEL joint venture made the required total investment and registered capital contributions to the joint venture. Accordingly, our obligation to contribute to registered capital and the total investment in the HOTEL joint venture has been satisfied by our assumption of 90% of the equity interests of the original partners.

The FARM was a sino-foreign joint venture with registered capital of approximately $4,940,000 (RMB¥41,000,000) established under the laws of the
People's Republic of China. On January 1, 2000, YWG acquired 90% of the equity interest in the FARM joint venture from Shun'ao and Canadian Maple Leaf for
$2,040,989 (RMB¥16,900,000) and agreed to assume the capital contribution requirements to be made to the FARM by Canadian Maple Leaf in the amount of
$2,409,638 (RMB¥20,000,000. As of January 1, 2000, Marco had not made any of its required capital contributions. The FARM joint venture, as amended by YWG's acquisition, has registered capital of approximately $4,951,511
(RMB¥41,000,000) and an additional investment requirement over and above the registered capital of approximately $4,951,511 (RMB¥41,000,000) for a total investment of approximately $9,903,022 (RMB¥82,000,000). YWG's total contribution requirements for the FARM joint venture amounts to approximately
$8,912,719 (RMB ¥73,800,000). YWG is required to pay its share of registered capital (approximately $2,400,000) within one year of the issuance of the new business license, which was issued on June 7, 2000. As of December 31, 2000, no amounts have been paid on this registered capital requirement. FARM's Board of
Directors has approved to extend YWG's obligation for one year to June 7, 2002.

The TELECOMMUNICATIONS was a foreign investment joint venture with registered capital of $1,500,000 established under the laws of the People's Republic of
China on September 3, 1993. On January 1, 2000, YWG acquired a 100% of the equity interest in the TELECOMMUNICATIONS joint venture from Shun de and Marco.
The articles of association provide that we assume the total capital contribution requirements of the enterprise in the amount of $1,500,000. The company is now a WFOE with registered capital of $1,500,000 and an additional investment requirement of $500,000. YWG is to pay its share of the total investment within one year of the issuance of the new business license, which was issued on June 22, 2000. The original parties in the TELECOMMUNICATIONS joint venture made the required registered capital contributions of $1,500,000 to the joint venture. Accordingly, the obligation to contribute to registered capital in this joint venture has been satisfied. Pursuant to the articles of association, we have an obligation to contribute an additional investment of
$500,000 to the TELECOMMUNICATIONS.

                                     - 7 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies, (continued)

Basis of presentation, (continued)

As of December 31, 2000 no amounts have been paid on this additional investment.
TELECOMMUNICATIONS' Board of Directors has approved to extend YWG's obligation for one year to June 22, 2002.

Principles of consolidation

The consolidated financial statements of YWG include its subsidiaries
TELECOMMUNICATIONS, HOTEL and FARM. All significant inter-company accounts and transactions have been eliminated in the consolidation.

Foreign currency translation

The reporting currency of YWG is US dollar. The Company's foreign subsidiaries use their local currency, Renminbi, as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive (loss) income in the statement of shareholders'
equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the financial statements.

Nature of operations and concentration of risk

The HOTEL is a four star rated hotel located in the best area of downtown of
Jiao Zuo City, He Nan Province, People's Republic of China. The Hotel's income sources include income from rooms, restaurants, sauna, bowling center and nightclub. The Hotel is a sino-foreign joint venture established under the laws of the People's Republic of China on December 25, 1996. The expiration date of the joint venture is December 18, 2027. The term can be extended or terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The board of directors is controlled by YWG, with YWG electing six of the seven board members. The operational, management and corporate governance decisions of the board are by a simple majority, except for the revision of the Articles of
Association, the increase or assignment of the registered capital, the business combination of the joint venture and, with certain limitations the termination of the joint venture, which require a unanimous vote.

The FARM provides training to local farmers with its advanced technology and managerial system in farming and is located in Zhan Dian City, Wu Zhi County, He
Nan Province, in the People's Republic of China. The FARM's income sources include income from the sales of seafood raised and produced in constructed ponds. The Farm is a sino-foreign joint venture established under the laws of the People's Republic of China on December 4, 1996. The expiration date of the joint venture as stated in the joint venture agreement and business license is
August 5, 2028.

                                     - 8 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies, (continued)

Nature of operations and concentration of risk, (continued)

The term can be extended or terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The board of directors is controlled by YWG, with YWG electing six of the seven board members. The operational, management and corporate governance decisions of the board are by a simple majority, except for the revision of the Articles of Association, the increase or assignment of the registered capital, the business combination of the joint venture and, with certain limitations the termination of the joint venture, which require a unanimous vote.

The TELECOMMUNNICATIONS is an electronic equipment manufacturer located in Shun
De City, Guang Dong Province, in the People's Republic of China. The Company's
income sources include income from the manufacturing of communication equipment systems. The Company is a solely foreign funded company established under the laws of the People's Republic of China on June 22, 2000. The expiration date of this agreement and business license is June 22, 2015. The joint venture may be terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority.
YWG, owning 100% of the equity interests of this company, controls the board of directors.

Buildings, equipment and automobiles

Buildings, equipment, and automobiles are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 2000 and 1999 amounted to $1,377,318 and $1,410,027, respectively. Estimated useful lives of the assets is as follows:

                                                      Estimated Useful Life
Buildings                                                    20 years
Machinery and equipment                                      10 years
Computer, office equipment and furniture                      5 years
Automobiles                                                   5 years

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

Buildings, equipment and automobiles consisted of the following at December 31,
2000:

                                                     Amount

Buildings and improvements                    $         18,997,301
Furniture and equipment                                  5,172,534
Automobiles                                                201,043
Construction in progress                                   256,708
                                               -------------------
    Totals                                              24,627,586
Less accumulated depreciation                            5,709,335
                                               -------------------
    Building, equipments and
        automobiles, net                      $         18,918,251
                                               ===================

                                     - 9 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies, (continued)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Recently issued accounting pronouncements

In June 1999, Statement of Financial Accounting Standards No. 133, "Accounting
for Derivative Instruments and Hedging Activities", was issued, which establishes accounting and reporting standards for derivative financial instruments and hedging activities. The adoption of this statement did not have a material impact to the Company's consolidated financial position or results of operations.

In December 1999, the Securities and Exchange Commission issued Staff Accounting
Bulletin 101, "Revenue Recognition in Financial Statements" (SAB 101). SAB 101
establishes accounting and reporting standards for the recognition of revenue.
It states that revenue generally is realized or realizable and earned when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered: (3) the seller's price to the buyer is fixed or determinable; (4) collectibility is reasonably assured. The adoption of this statement did not have a material impact to the Company's consolidated financial statements.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 2000 amounted to $2,340,740 of which no deposits are covered by insurance. YWG has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis and consist of the following at December 31:

                                                     2000
                                              -----------------
Hotel inventories                              $       172,725
Telecommunication inventories                          447,911
Farm inventories                                       233,717
Others                                                  28,944
                                              -----------------
    Total inventories                          $       883,297
                                              =================

The HOTEL inventory consists of food products, alcohol, beverages and supplies.

The TELECOMMUNICATION inventory consists of raw materials ($98,205), work in process ($65,798) and finished goods ($283,908).

                                     - 10 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies, (continued)

The FARM inventory consists of fish, shrimp, soft-shelled turtles, crab, feed, seeds, and supplies. Included as part of the inventoried costs of seafood are direct labor and applicable overhead incurred over time to raise the seafood products until taken to market. The quantities of live fish, shrimp, soft-shelled turtles and crab inventories are determined monthly based upon estimated growth from purchased hatchlings and fries in each pond and are reduced for the actual quantities sold and estimated mortality rates. Each pond is closed periodically and the estimated pounds adjusted to the actual harvest.

Intangible assets

All land in the People's Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a
"land use right" (the Right) to use the land. The HOTEL and FARM have purchased the Right to use the land for 40 years and 50 years, respectively, from the government for a fee in the amount of $1,570,000 and $3,382,000. The HOTEL and
FARM's Rights have been registered under the name of one of the joint venture partners. Both HOTEL and FARM are in the process of applying for the name change of the Right, which has not been finalized as of the date of this report.

The Right has been classified as an intangible asset on the accompanying financial statements and is being amortized using the straight-line method over the life of the Right. Amortization expense for the year ended December 31, 2000 amounted to $109,911.

One of the partners of TELECOMMUNICATIONS purchased the Right for 50 years beginning in March 1995. Neither the title or the Right has been transferred to
TELECOMMUNICATIONS nor is TELECOMMUNICATIONS being charged for using the land.
However, the owner has assigned the Right to TELECOMMUNICATIONS for the remaining years. The original cost of the land use right amounted to $277,800 and is being recognized as an expense annually and as a capital contribution.
The Right is being amortized over 50 years and the expense amounted to $5,558 for the year ended December 31, 2000.

Income taxes

YWG has adopted Statement of Financial Accountant Standards No. 109, "Accounting
for Income Taxes" (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. The deferred tax asset of $83,219 represents taxes on expenses deducted for financial statements purposes and not for tax purposes.

The HOTEL is considered as a foreign investment joint venture by the government and receives special income tax treatment. The HOTEL is subject to central government income tax at a rate of 30% and a 3% provincial government income tax.

The HOTEL is exempt from central and provincial government income tax for a period of two years (years ended December 31, 1997 and 1998), followed by a 50%
reduction in the central and provincial government income tax for a period of three years (years ended December 31, 1999, 2000 and 2001).

                                     - 11 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies, (continued)

Income taxes, (continued)

The FARM is considered as foreign investment joint venture by the government, receiving special income tax treatment. The FARM is subject to a central government income tax at a rate of 30% and 3% provincial government income tax.
However, the FARM is exempt from central and provincial government income tax for two years, starting with the first year of profitable operations (years ended December 31, 1997 and 1998), followed by a 50% reduction in central government income tax and full exemption from provincial government income tax for the next three years (years ended December 31, 1999, 2000 and 2001).

The TELECOMMUNICATIONS is a wholly foreign owned foreign enterprise company and therefore receives special income tax treatment from the China government. The
TELECOMMUNICATIONS is subject to central government income tax at a rate of 30%
and 3% provincial government income tax. However, the TELECOMMUNICATIONS is exempt from central and provincial government income tax for two years starting from the first year of profitable operations (years ended December 31, 1994 and
1995), followed by 50% reduction in the central and full exemption in the provincial government income tax for the next three years (years ended December
31, 1996, 1997 and 1998). Starting from 1999, TELECOMMUNICATIONS is being taxed at full rate (30% for central government income tax and 3% for provincial government).

The provision for income taxes at December 31, consisted of the following:

                                                          2000
                                                   ------------------
Provision for China Income Tax                   $           912,881
Provision for China Local Tax                                 83,264
Less: Deferred tax                                           (21,252)
                                                   ------------------
    Total tax provision                          $           974,893
                                                   ==================

Certain revenues of the TELECOMMUNICATIONS, HOTEL and FARM operations are subject to sales and cultural taxes ranging from 3% to 10%. This tax is shown as a reduction of sales.

Earnings per share

YWG adopted Statement of Financial Accounting Standards No. 128, "Earnings Per
Share" (SFAS 128). SFAS 128 requires the presentation of earnings per share
(EPS) as Basic EPS and Diluted EPS. There are no differences between Basic and
Diluted EPS at December 31, 2000.

                                     - 12 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Notes payable

Notes payable represents amounts due to construction  contractors.  They are due on demand,  normally within one year. Notes payable at December 31, consisted of the following:

                                                         Amount
                                                   -----------------
Notes payable to various
     vendors, unsecured, due on
     demand, no interest                             $      33,265
                                                   =================

Note 3 - Supplemental disclosure of cash flow information

The income taxes paid amounted to $997,218 for the year ended December 31, 2000.
No interest expense payments were made for the year ended December 31, 2000.

The Company purchased/assumed the following joint venture interests:

                                                                                                        Tele-
                                                 Totals           Hotel             Farm           communications
                                             ---------------  ---------------   --------------   --------------------
Fair value of assets acquired                $   30,258,992   $   20,788,606    $   4,123,959    $         5,346,427
Liabilities assumed                             (13,279,575)     (10,155,167)        (730,510)            (2,393,898)
Liabilities owed to prior joint
    venture partners for purchase
    of equity interest                           (4,758,282)      (2,717,293)      (2,040,989)
Minority interest                                  (978,226)        (603,843)        (374,383)
Statutory reserves                               (6,121,776)      (4,571,722)        (428,003)            (1,122,051)
Retained earnings                                (3,505,358)      (2,717,831)        (549,992)              (237,535)
Accumulated other
    comprehensive income                            (28,140)         (22,750)             (82)                (5,308)
                                             ---------------  ---------------   --------------   --------------------
    Paid in capital                          $    1,587,635   $            -    $           -    $         1,587,635
                                             ===============  ===============   ==============   ====================

Note 4 - Accounts receivable and credit risk

YWG's  business  operations  are  conducted  mainly in the People's  Republic of
China. During the normal course of business, YWG extends unsecured credit to its customers.  Management  reviews its account  receivables  on a regular  basis to determine if the bad debt allowance is adequate at each year-end.

Note 5 - Fair Value of Financial Instruments

The carrying amount of cash, trade accounts  receivable,  trade accounts payable and accrued liabilities are reasonable  estimates of their fair value because of the short maturity of these items.

Note 6 - Due from related parties

YWG pays for various expenses,  supplies,  inventories and other goods on behalf of a related party, whose shareholders are also the shareholders of YWG. Amounts due from this related party at December 31, 2000 amounted to $1,055,159.

                                     - 13 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Due from related parties, (continued)

A member of the Board of  Directors  has been  advanced  monies  for  investment opportunities  on behalf of the HOTEL.  Amounts due from this person at December
31, 2000 amounted to $724,796.

All amounts due from related parties are non-interest  bearing and have no fixed repayment terms.

Note 7 - Pension contribution

Regulations in the People's Republic of China require YWG to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The HOTEL and TELECOMMUNICATIONS pay an annual contribution of 24%
and 18%, respectively, of the city's standard salary of their employees to an insurance company, which is responsible for the entire pension obligation payable to the retired employees. There were no contributions for the Farm's employees due to their non-permanent status. For the years ended December 31,
2000, YWG made a pension contribution in the amount of $36,750.

Note 8 - Other non-current assets

Other non-current assets represents cash advances to officers and employees for cash based business transactions incurred for the payment of operating expenses and purchases from various vendors.

Note 9- Distribution of Income, Statutory Reserves and Restricted Retained
Earnings

The laws and regulations of the People's Republic of China require that before a
Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The Statutory reserves included enterprise fund, employee benefits and general reserve. The enterprise fund may be used to acquire fixed assets or to increase the working capital in order to expend the production and operation of the joint venture; employee benefit reserve is restricted to the payment of bonus and welfare for employees and the general reserve may be used as a provisional financial cushion against the possible losses of a joint venture. The minimum percentage to be reserved for the general reserve is 10%. The board of directors decides upon the percentage to be reserved for the employee benefit reserve. There is no minimum provision required for enterprise fund. Consolidated statutory reserves at
December 31, 2000 amounted to $7,833,412. No dividends or distributions were declared to the owners for the year ended December 31, 2000.

The Chinese government restricts distributions of registered capital and the additional investment amounts required by the Chinese joint ventures. Approval by the Chinese government must be obtained before distributions from these amounts can be returned to their owners. In the purchase and assumption of the joint venture interest there is $2,717,293 of retained earnings subject to this restriction.

                                     - 14 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10- Due to prior owners of joint ventures

Shun'ao and Marco, were the partners in the original joint ventures from which
YWG acquired its equity interests in the three FIE Chinese subsidiaries. At
December 31, 2000, Shun'ao and Marco were owed the following amounts for their respective equity interests and for the return of additional investments in the old joint ventures. All amounts due to prior owners of joint ventures are non-interest bearing and have no fixed repayment terms.

                                                             Amount
                                                     --------------------
Payment due for acquistion of HOTEL:
       Payable to Shun'ao                             $        1,811,529
       Payable to Marco                                          905,764
                                                     --------------------
                                                               2,717,293
                                                     --------------------

Payment due to Shun'ao for acquisition of FARM                 2,040,989
                                                     --------------------

Return of investment by HOTEL:
       Payable to Shun'ao                                      3,624,550
       Payable to Marco                                        1,553,378
                                                     --------------------
                                                               5,177,928
                                                     --------------------

       Totals                                         $        9,936,210
                                                     ====================

                                     - 15 -

                       YI WAN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Segment Information

YWG includes five major operating segments: restaurant, lodging, entertainment, farm and telecommunication equipment. YWG evaluates the performance of its segments based primarily on operating profit before corporate expenses and depreciation and amortization. The following table presents revenues and other financial information by business segment for the year ended December 31:

                                            HOTEL                                                             Inter-
                  ---------------------------------------------------------                  Telecommuni-    segment
                    Restaurant      Lodging     Entertainment     Totals          Farm         cations     elimination     Totals
                  ------------   ------------   -------------  ------------   ------------   ------------  -----------  -----------
2000
Net sales         $  3,715,071   $  1,956,375   $  2,122,993   $  7,794,439   $  1,727,399   $  4,640,849   $ (92,119)  $14,070,568
Cost of sales        1,788,342        118,071        153,087      2,059,500        954,916      2,493,706     (92,119)    5,416,003
                  ------------   ------------   -------------  ------------   ------------   ------------   ----------  -----------
Gross profit         1,926,729      1,838,304      1,969,906      5,734,939        772,483      2,147,143          -      8,654,565
Operating expenses     430,673        300,148        264,845        995,666        169,988        875,386                 2,041,040
Depreciation and
   amortization                                                   1,120,339         80,901         38,864                 1,240,104
Unallocated
   expenses                                                         792,020                                                 792,020
                  ------------   ------------   ------------   ------------   ------------   ------------   ----------   ----------
Income from
   operations     $  1,496,056   $  1,538,156   $  1,705,061   $  2,826,914   $    521,594   $  1,232,893   $       -    $4,581,401
                  ============   ============   ============   ============   ============   ============   ==========   ==========

                                     - 16 -

================================================================================

                         JIAOZUO YI WAN HOTEL CO., LTD.

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                           DECEMBER 31, 1999 AND 1998

MOORE STEPHENS FRAZER AND TORBET, LLP
Certified Public Accountants and Consultants

                                            1199 South Fairway Drive, 2nd Floor
                                                       Walnut, California 91789
                                                                    PO Box 3949
                                             City of Industry, California 91744
                                            (909) 594-2713   Fax (909) 594-2357
                                                                www.msftllp.com

Independent Auditors' Report

Jiaozuo Yi Wan Hotel Co., Ltd.

We have audited the accompanying balance sheets of Jiaozuo Yi Wan Hotel Co.,
Ltd. (the Hotel) as of December 31, 1999 and 1998, and the related statements of income and other comprehensive income, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the
Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jiaozuo Yi Wan Hotel Co., Ltd.
as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

/s/ Moore Stephens Frazer and Torbet, LLP
Moore Stephens Frazer and Torbet, LLP

Walnut, California

March 13, 2000

                                      - 1 -

                       JIAOZUO YI WAN HOTEL CO., LTD.

                               BALANCE SHEETS
                      AS OF DECEMBER 31, 1999 AND 1998

         A S S E T S

                                                      1999               1998
                                               ---------------   ---------------

CURRENT ASSETS:
      Cash                                     $      835,854    $      216,911
      Accounts receivable, net of
         allowance for doubtful
         accounts of $2,040 in 1999,
         $470 in 1998, respectively                   345,322           111,657
      Related party receivable                         49,990                -
      Inventories                                     123,649            83,868
      Prepaid expenses                                  5,011             5,194
                                               ---------------   ---------------
          Total current assets                      1,359,826           417,630
                                               ---------------   ---------------

BUILDINGS, EQUIPMENT AND AUTOMOBILES, net          17,639,778        18,507,906
                                               ---------------   ---------------
OTHER ASSETS:
      Intangible asset, net                         1,452,242         1,491,744
      Deferred tax asset                               13,331                -
      Other non-current assets                        323,429            88,444
                                               ---------------   ---------------
          Total other assets                        1,789,002         1,580,188
                                               ---------------   ---------------
              Total assets                     $   20,788,606    $   20,505,724
                                               ===============   ===============

         L I A B I L I T I E S  A N D  O W N E R S'  E Q U I T Y

CURRENT LIABILITIES:
      Accounts payable                         $      151,629    $       90,280
      Accounts payable - related party                 19,400            57,588
      Accrued liabilities                             408,322           297,103
      Sales tax payable                               630,907           398,524
      Income taxes payable                            529,878                -
      Distribution payable to owners                2,557,410         2,047,952
      Contracts payable                                69,137         2,385,882
                                               ---------------   ---------------

          Total current liabilities                 4,366,683         5,277,329
                                               ---------------   ---------------

COMMITMENTS AND CONTINGENCIES                              -                 -
                                               ---------------   ---------------

OWNERS' EQUITY:
      Owners' equity                               11,828,669        12,639,868
      Statutory reserve                             4,570,505         2,559,939
      Accumulated other comprehensive income           22,749            28,588
                                               ---------------   ---------------

          Total owners' equity                     16,421,923        15,228,395
                                               ---------------   ---------------
              Total liabilities
                  and owners' equity           $   20,788,606    $   20,505,724
                                               ===============   ===============

         The accompanying notes are an integral part of this statement.

                                     - 2 -

                         JIAOZUO YI WAN HOTEL CO., LTD.

               STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                      1999              1998
                                               ---------------   ---------------

NET SALES                                      $    7,991,164    $    7,710,709

COST OF SALES                                       2,003,951         1,758,288
                                               ---------------   ---------------

GROSS PROFIT                                        5,987,213         5,952,421

SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                         2,619,163         2,446,065
                                               ---------------   ---------------

INCOME FROM OPERATIONS                              3,368,050         3,506,356
                                               ---------------   ---------------

OTHER INCOME:
    Interest income                                     3,838            20,232
    Other expense                                      (9,110)           (5,104)
                                               ---------------   ---------------

             Total other income (expense)              (5,272)           15,128
                                               ---------------   ---------------

INCOME BEFORE PROVISION FOR INCOME TAXES            3,362,778         3,521,484

PROVISION FOR INCOME TAXES                            556,452                -
                                               ---------------   ---------------

NET INCOME                                          2,806,326         3,521,484

OTHER COMPREHENSIVE INCOME:
    Foreign currency translation adjustment            (5,839)            1,009
                                               ---------------   ---------------
COMPREHENSIVE INCOME                           $    2,800,487    $    3,522,493
                                               ===============   ===============

         The accompanying notes are an integral part of this statement.

                                     - 3 -

                         JIAOZUO YI WAN HOTEL CO., LTD.

                          STATEMENTS OF OWNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                      1999              1998
                                               ---------------   ---------------

OWNERS' EQUITY

Owners' Equity - beginning of year             $   12,639,868     $  13,726,102
      Distributions                                (1,606,959)       (2,047,779)
      Net Income                                    2,806,326         3,521,484
      Adjustment to Statutory Reserve              (2,010,566)       (2,559,939)
                                               ---------------   ---------------

Owners' Equity - end of year                   $   11,828,669     $  12,639,868
                                               ===============    ==============

STATUTORY RESERVE

Statutory Reserve - beginning of year          $    2,559,939     $          -
      Adjustment to Statutory Reserve               2,010,566         2,559,939
                                               ---------------   ---------------

Statutory Reserve - end of year                $    4,570,505     $   2,559,939
                                               ===============    ==============

ACCUMULATED OTHER COMPREHENSIVE INCOME

Balance - beginning of year                    $       28,588     $      27,579

      Adjustment for currency translation              (5,839)            1,009
                                               ---------------   ---------------

Balance - end of year                          $       22,749     $      28,588
                                               ===============    ==============

         The accompanying notes are an integral part of this statement.

                                     - 4 -

                         JIAOZUO YI WAN HOTEL CO., LTD.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                       1999             1998
                                                 --------------   --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                     $   2,806,326    $   3,521,484
  Adjustments to reconcile net income to cash
    provided by operating activites:
       Depreciation                                  1,065,670        1,058,982
       Amortization                                     39,236           39,260
       Increase in accounts receivable                (233,665)         (20,588)
       Increase in related party receivable            (49,990)              -
       Increase in other non-current assets           (234,985)         (21,506)
       (Increase) decrease in inventories              (39,781)           5,163
       Decrease (increase) in prepaid expenses             183           (4,832)
       Increase in deferred tax asset                  (13,331)              -
       Increase in accounts payable                     61,349            6,159
       (Decrease) increase in accounts
          payable - related party                      (38,188)          37,632
       Increase in accrued liabilities                 111,485          178,914
       Increase in income taxes payable                529,878               -
       Increase in sales tax payable                   232,383          232,903
       Translation adjustment                           (5,839)           1,009
                                                 --------------   --------------
         Net cash provided by operating
            activities                               4,230,731        5,034,580
                                                 --------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of improvements and automobiles            (197,542)         (24,059)
  Acquisition of intangible asset                           -                -
                                                 --------------   --------------
       Net cash used in investing activities          (197,542)         (24,059)
                                                 --------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from borrowings                              -                -
      Owners' contribution                                  -                -
      Principal payments on contracts payable       (2,461,667)      (4,855,105)
      Proceeds contracts and notes payable             144,922               -
      Distributions to owners                       (1,097,501)              -
                                                 --------------   --------------
         Net cash (used in) provided by
            financing activities                    (3,414,246)      (4,855,105)
                                                 --------------   --------------
INCREASE IN CASH                                       618,943          155,416

CASH, beginning of year                                216,911           61,495
                                                 --------------   --------------
CASH, end of year                                $     835,854    $     216,911
                                                 ==============   ==============

         The accompanying notes are an integral part of this statement.

                                     - 5 -

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies

The reporting entity

The financial statements reflect the activities and financial transactions of
Jiaozuo Yi Wan Hotel Co., Ltd. (the Hotel) also known as Yi Wan Hotel.

The Hotel is a sino-foreign joint venture with registered capital of approximately $3,012,000 (RMB¥25,000,000) established under the laws of the
People's Republic of China on December 25, 1996. The expiration date of the joint venture as stated in the business license and joint venture agreement is
December 18, 2027. The term can be extended or terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The Hotel's income sources include income from rooms, restaurants, sauna, bowling center and nightclub.

Basis of accounting

The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America.

The financial statements are presented on the accrual basis of accounting.
Revenues are recognized when services are provided and billed to customers.
Expenses recognized when incurred.

Foreign currency translation

The reporting currency of the Hotel is US dollar. The Company used its local currency, Renminbi, as its functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive (loss) income in the statement of shareholders' equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the financial statements.

Buildings, equipment and automobiles

Buildings, equipment, and automobiles are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 1999 and 1998 amounted to $1,065,670 and $1,058,982, respectively. Estimated useful lives of the assets is as follows:

                                                   Estimated Useful Lives

Buildings                                               20 years
Machinery and equipment                                 10 years
Computer, office equipment and furniture                 5 years
Automobiles                                              5 years

                                     - 6 -

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies, (continued)

Buildings, equipment and automobiles, (continued)

Maintenance,  repairs and minor  renewals  are  charged  directly to expenses as
incurred.   Major  additions  and  betterment  to  property  and  equipment  are capitalized.

Buildings, equipment and automobiles consisted of the following at December 31:

                                            1999                1998
                                     ---------------      ---------------
Buildings and improvements           $    17,481,817      $    17,250,728
Furniture and equipment                    3,046,172            3,079,710
Automobiles                                   57,514               57,523
                                     ---------------      ---------------
    Totals                                20,585,503           20,387,961
Less accumulated depreciation              2,945,725            1,880,055
                                     ---------------      ---------------
    Buildings, equipment and
        automobiles, net             $    17,639,778      $    18,507,906
                                     ===============      ===============

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 1999 and 1998 amounted to $814,445 and
$149,135, respectively, of which no deposits are covered by insurance. The Hotel has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Hotel's inventory consists of food products, alcohol and beverages, and supplies.

Intangible assets

All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Hotel has purchased the
Right to use the land for 40 years from the government for a fee in the amount of approximately $1,570,000. The Hotel's Right has been registered under the name of one of the joint venture partners. The Hotel is in the process of applying for a name change of the Right, which has not been finalized as of the date of this report.

                                     - 7 -

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies, (continued)

Intangible assets, (continued)

The Right has been classified as an intangible asset on the accompanying financial statements and is being amortized using the straight-line method over the life of the Right. Amortization expense for the years ended December 31,
1999 and 1998 amounted to $39,236 and $39,260, respectively. Accumulated amortization for the years ended December 31, 1999 and 1998 amounted to $117,749 and $78,513, respectively.

Taxes

Certain revenues of the Hotel operations are subject to sales and cultural taxes ranging from 3% to 10%. This tax is shown as a reduction of sales.

A partner of the Hotel is a foreign company, which results in the Hotel being considered as a foreign investment joint venture by the government and receives special income tax treatment. The Company is subject to central government income tax at a rate of 30% and a 3% provincial government income tax. The Hotel is exempt from central and provincial government income tax for a period of two years (years ended December 31, 1997 and 1998), followed by a 50% reduction in the central and provincial government income tax for a period of three years
(years ended December 31, 1999, 2000 and 2001).

The provision for income taxes consist of the following:

                                                          1999
                                                    -----------------
Provision for China Income Tax                    $          517,984
Provision for China Local Tax                                 51,799
                                                    -----------------
                                                             569,783
Deferred taxes                                               (13,331)
                                                    -----------------
Total tax provision                               $          556,452
                                                    =================

The deferred taxes on the accompanying financial statements represents temporary differences relating to the deduction of expenses deducted for financial statement purposes and not for tax purposes.

New Authoritative Pronouncements

The Financial Accounting Standards Board has issued SFAS No. 132, "Employer's
Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133,
"Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Hotel's financial statements or financial reporting.

                                     - 8 -

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 2 - Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31:

                                            1999               1998
                                       -------------      -------------
Supplies and other inventory           $      70,327      $      32,372
Food, cigarettes and liquor                   53,322             51,496
                                       -------------      -------------
Total                                  $     123,649      $      83,868
                                       =============      =============

Note 3 - Other non-current assets

Other non-current assets represents cash advances to officers and employees for cash based business transactions incurred for the payment of operating expenses and purchases from various vendors.

Note 4 - Year 2000 issue

The Year 2000 Issue results from the fact that certain computer programs have been written using two digits rather than four digits to define the applicable year. Computer programs that have sensitive software may recognize a date using
"00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

As of December 31, 1999, the Hotel had completed any required modifications to its software to ensure that its software systems were Year 2000 compliant. The cost of such modifications was not material. Since the date rollover on January
1, 2000, the Hotel has not experienced any material adverse effect from the Year
2000 Issue. While the primary risk to the Hotel with respect to the Year 2000
Issue continues to be the ability of third parties to provide goods and services in a timely and accurate manner, the Hotel has not experienced any such disruption to date.

The costs of the Hotel's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. The Hotel does not expect any remaining risks with respect to the Year 2000 Issue to have a material adverse effect on the Hotel.

Note 5 - Contracts payable

Contracts payable represented amounts due to construction contractors. They are due on demand, normally within one year. Contracts payable at December 31 consist of the following:

                                           1999                 1998
                                       ------------       ---------------
Contracts payable, various
   vendors, unsecured, due on
   demand, no interest                 $     69,137       $     2,385,882
                                       ============       ===============

                                     - 9 -

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 6 - Supplemental disclosure of cash flow information

No interest expense payments were made for the years ended December 31, 1999 and
1998. For the year ending December 31, 1999, $39,642 of income tax payments were made as compared to none for the prior year.

Note 7 - Accounts receivable and credit risk

The Hotel's business operations are conducted mainly in the People's Republic of
China. During the normal course of business, the Hotel extends unsecured credit to its customers. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end.

Note 8 - Fair value of financial instruments

The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.

Note 9 - Pension contribution

Regulations in the People's Republic of China require the Hotel to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The Hotel pays an annual contribution of 24% of the city's standard salary of its employees to an insurance company which is responsible for the entire pension obligation payable to the retired employees. For the years ended December 31, 1999 and 1998, the Hotel made pension contributions in the amount of $14,934 and $18,836, respectively.

Note 10 - Related party transactions

During the year, the Hotel had borrowed and advanced money with one of the partners of the Hotel. At December 31, 1999 and 1998, amounts payable to this related party amounted to $4,304 and $4,305, respectively. In addition, the
Hotel also purchases seafood from a related party through common ownership.
Inter-company accounts payable amounted to $10,635, and $53,283 at December 31,
1999 and 1998, respectively. Intercompany cost of sales amounted to $60,800 and
$56,202 for the years ended December 31, 1999 and 1998, respectively.

                                     - 10 -

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 11 - Distribution of income and statutory reserve

The laws and regulations of the People's Republic of China require that before a
Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The Statutory reserves included enterprise fund, employee benefits and general reserve. The enterprise fund may be used to acquire fixed assets or to increase the working capital in order to expend the production and operation of the joint venture; employee benefit reserve is restricted to the payment of bonus and welfare for employees and the general reserve may be used as a provisional financial cushion against the possible losses of a joint venture. The minimum percentage to be reserved for the general reserve is 10%. The board of directors decides upon the percentage to be reserved for the employee benefit reserve. There is no minimum provision required for enterprise fund. The combined statutory reserves at
December 31, 1999 and 1998 amounted to $4,570,505 and $2,559,939, respectively.
Since 1997 was the first year of business operation, statutory reserves are not required by the Chinese government. Distributions declared to owners for the year ended December 31, 1999 and 1998 amounted to $1,606,959 and $2,047,779, respectively.

Note 12 - Segment information

The Hotel includes three major operating segments: restaurants, lodging and entertainment. The Restaurant operations include all food and beverage activities relating to the restaurants. Lodging includes room, food and beverage and other miscellaneous activities directly relating to the operations of the rooms. Entertainment includes all activities incurred relating to the sauna, bowling center and night club operations. The Hotel evaluates the performance of its segments based primarily on operating profit before general and administrative expenses and depreciation and amortization. The following table presents revenues and other financial information by business segment for the years ended December 31:

Net sales

                                            1999                   1998
                                     ----------------       ----------------
Restaurant                           $      3,773,728       $      3,534,488
Lodging                                     1,981,209              2,021,142
Entertainment                               2,236,227              2,155,079
                                     ----------------       ----------------
Total Net Sales                      $      7,991,164       $      7,710,709
                                     ================       ================

                                     - 11 -

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 12 - Segment information, (continued)

Operating profit before corporation expenses and depreciation and amortization

                                                   1999                  1998
                                           ----------------     -----------------
Restaurant                                 $     2,021,269      $      2,011,977
Lodging                                          1,853,208             1,897,223
Entertainment                                    2,112,736             2,043,221
                                           ----------------     -----------------
Gross profit                                     5,987,213             5,952,421
Less: operating expenses
   Restaurant                                     (418,857)             (396,652)
   Lodging                                        (243,226)             (213,689)
   Entertainment                                  (207,957)             (195,801)
                                           ----------------     -----------------
Operating profit                           $     5,117,173      $      5,146,279
                                           ================     =================

Reconciliation of segment information

                                                   1999                  1998
                                           ----------------     -----------------
Total sales for all segments               $     7,991,164      $      7,710,709
                                           ----------------     -----------------
Net sales per income statement                   7,991,164      $      7,710,709
                                           ================     =================

Total operating profit before
  general and administrative expenses
  and depreciation and amortization
  for all segments                         $     5,117,173      $      5,146,279
General and administrative expenses               (644,217)             (541,681)
Depreciation and amortization                   (1,104,906)           (1,098,242)
                                           -----------------    -----------------
Income from operations                     $     3,368,050      $      3,506,356
                                           =================    =================

                                     - 12 -

================================================================================

                          SHUN DE YI WAN COMMUNICATION
                            EQUIPMENT PLANT CO., LTD.

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                           DECEMBER 31, 1999 AND 1998

MOORE STEPHENS FRAZER AND TORBET, LLP
Certified Public Accountants and Consultants

                                            1199 South Fairway Drive, 2nd Floor
                                                       Walnut, California 91789
                                                                    PO Box 3949
                                             City of Industry, California 91744
                                            (909) 594-2713   Fax (909) 594-2357
                                                                www.msftllp.com

Independent Auditors' Report

Shun De Yi Wan Communication Equipment Plant Co., Ltd.

We have audited the accompanying balance sheets of Shun De Yi Wan Communication
Equipment Plant Co., Ltd. as of December 31, 1999 and 1998, and the related statements of income and other comprehensive income, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shun De Yi Wan Communication
Equipment Plant Co., Ltd. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

As disclosed in Note 13, the 1999 and 1998 financial statements have been restated to properly record the tax settlement for the years ended December 31,
1995 through 1998.

/s/Moore Stephens Frazer and Torbet, LLP
Moore Stephens Frazer and Torbet, LLP

Walnut, California

March 13, 2000, except for
  Note 12 which is March 20, 2000

                                      - 1 -

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998

         A S S E T S
                                               1999                   1998
                                       ------------------    -------------------
CURRENT ASSETS:
      Cash                              $        852,324      $         686,140
      Accounts receivable trade                  886,578                753,746
      Related party receivable                   813,811                250,454
      Inventories                                653,573                591,209
      Deposits                                   147,246                573,201
      Prepaid expenses                               199                      -
                                       ------------------    -------------------
          Total current assets                 3,353,731              2,854,750
                                       ------------------    -------------------
BUILDINGS, EQUIPMENT AND AUTOMOBILES, net      1,825,283              2,104,242
                                       ------------------    -------------------
OTHER ASSETS:
      Deferred tax asset                          35,287                      -
      Intangible asset, net                            -                  2,230
      Other non-current assets                   132,126                103,098
                                       ------------------    -------------------
          Total other assets                     167,413                105,328
                                       ------------------    -------------------
              Total assets              $      5,346,427      $       5,064,320
                                       ==================    ===================

         L I A B I L I T I E S  A N D  O W N E R S'  E Q U I T Y

CURRENT LIABILITIES:
      Accounts payable                  $        119,212      $         459,374
      Accounts payable - related party                 -                 10,176
      Customer deposits                                -                174,309
      Accrued liabilities                        112,270                138,974
      Wage and benefits payable                  218,755                199,340
      Sales tax payable                          189,761                187,148
      Income tax payable                         603,203                560,034
      Due to owner                                88,873                      -
      Distribution payable to owners           1,067,180                 94,635
                                       ------------------    -------------------
          Total current liabilities            2,399,254              1,823,990
                                       ------------------    -------------------
OWNERS' EQUITY:
      Owners' equity                           1,820,125              2,399,451
      Statutory reserve                        1,121,740                834,173
      Accumulated other comprehsive income         5,308                  6,706
                                       ------------------    -------------------
          Total owners' equity                 2,947,173              3,240,330
                                       ------------------    -------------------
              Total liabilities
                and owners' equity      $      5,346,427      $       5,064,320
                                       ==================    ===================

       The accompanying footnotes are an integral part of this statement.

                                      - 2-

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

               STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                          1999                   1998
                                  -----------------      -----------------

NET SALES                          $     4,786,585        $     4,466,946

COST OF SALES                            2,136,080              2,281,591
                                  -----------------      -----------------
GROSS PROFIT                             2,650,505              2,185,355

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES               1,079,970                988,192
                                  -----------------      -----------------

INCOME FROM OPERATIONS                   1,570,535              1,197,163
                                  -----------------      -----------------
OTHER INCOME:
    Interest income                          6,916                  6,835
                                  -----------------      -----------------
INCOME BEFORE PROVISION
    FOR INCOME TAXES                     1,577,451              1,203,998
PROVISION FOR INCOME TAXES                   7,980                217,720
                                  -----------------      -----------------
NET INCOME                               1,569,471                986,278

OTHER COMPREHENSIVE INCOME:
   Foreign currency
     translation adjustment                 (1,398)                   254
                                  -----------------      -----------------
COMPREHENSIVE INCOME               $     1,568,073        $       986,532
                                  =================      =================

       The accompanying footnotes are an integral part of this statement.

                                      - 3-

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                          STATEMENTS OF OWNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                  1999               1998
                                           -----------------  ------------------
OWNERS' EQUITY

Owners' Equity - Beginning of the year      $     2,399,451    $      2,713,538
  as restated in 1998
      Contribution                                    5,555               5,556
      Distributions                              (1,866,785)           (634,892)
      Net Income                                  1,569,471             986,278
      Adjustment to Statutory Reserve              (287,567)           (671,029)
                                           -----------------  ------------------
Owners' Equity - End of the year            $     1,820,125    $      2,399,451
                                           =================  ==================

      STATUTORY RESERVE

Statutory Reserve - Beginning of the year   $       834,173    $        163,144
      Adjustment to Statutory Reserve               287,567             671,029
                                           -----------------  ------------------
Statutory Reserve - End of the year         $     1,121,740    $        834,173
                                           =================  ==================

      ACCUMULATED OTHER COMPREHENSIVE INCOME

Balance - beginning of year                 $         6,706    $          6,452
      Adjustment for Currency Translation            (1,398)                254
                                           -----------------  ------------------
Balance - end of year                       $         5,308    $          6,706
                                           =================  ==================

       The accompanying footnotes are an integral part of this statement.

                                      - 4-

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                    1999                 1998
                                                           -----------------   ------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                             $      1,569,471    $         986,278
    Adjustments to reconcile net income to net cash
       provided operating activities:
          Depreciation                                              301,145              301,072
          Amortization                                                2,230               26,191
          Land use cost                                               5,555                5,556
          Increase in accounts receivable                          (132,832)            (356,903)
          Increase in accounts receivable-related party            (563,357)            (105,507)
          (Increase) Decrease in prepaid expenses                      (199)             105,865
          (Increase) Decrease in inventories                        (62,364)             172,500
          (Increase) Decrease in other non-current assets           (29,028)             172,036
          Decrease (Increase) in deposits                           425,955             (573,201)
          Increase in deferred tax asset                            (35,287)                   -
          Decrease in accounts payable                             (340,162)            (325,347)
          (Decrease) Increase in accounts payable
            - related party                                         (10,176)              10,176
          (Decrease) Increase in customer deposits                 (174,309)              52,405
          (Decrease) Increase in accrued liabilities                (26,704)              28,502
          Increase in wage and benefit payable                       19,415               36,193
          Increase in income tax payable                             43,169              217,750
          Increase in sales tax payable                               2,613               27,046
          Currency translation adjustment                            (1,398)                 254
                                                           -----------------   ------------------
             Net cash provided by operating activities              993,737              780,853
                                                           -----------------   ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to equipment                                          (22,186)                   -
                                                           -----------------   ------------------
             Net cash used in investing activities                  (22,186)                   -
                                                           -----------------   ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase in due to owner                                         88,873                    -
    Distributions to owners                                        (894,240)            (543,550)
                                                           -----------------   ------------------
             Net cash used in financing activities                 (805,367)            (543,550)
                                                           -----------------   ------------------

INCREASE IN CASH                                                    166,184              237,303
CASH, beginning of year                                             686,140              448,837
                                                           -----------------   ------------------
CASH, end of year                                          $        852,324    $         686,140
                                                           =================   ==================

       The accompanying footnotes are an integral part of this statement.

                                      - 5-

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies

The reporting entity

The financial statements of Shun De Yi Wan Communication Equipment Plant Co.,
Ltd. reflects the activities and financial transactions of the company also known as Yi Wan Manufacture (the Company).

The Company is a foreign investment joint venture with registered capital of
$1,500,000 established under the laws of the People's Republic of China on
September 3, 1993. The expiration date on the joint venture agreement and business license is September 3, 2019. The joint venture may be terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The Company's income sources include income from the manufacturing of communication equipment systems.

Foreign currency translation

The reporting currency of the Yi Wan Manufacture is US dollar. The Company uses its local currency, Renminbi, as its functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at end of period exchange rates.
Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of owners' equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, are included in the results of operations as incurred. These amounts are not material to the financial statements.

Buildings, equipment and automobiles

Buildings, equipment, and automobiles are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 1999 and 1998 amounted to $301,145 and $301,072, respectively. Estimated useful lives of the assets are as follows:

                                      Estimated Useful Lives
        Buildings                            20 years
        Machinery and Equipment              10 years
        Computer, Office Equipment
                and Furniture                5 years
        Automobiles                          5 years

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

                                      -6-

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                       NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies, (continued)

Buildings, equipment and automobiles, (continued)

Buildings, equipment and automobiles consisted of the following at December 31:

                                                    1999              1998
        Buildings and improvements              $   891,747       $   891,898
        Furniture and equipment                   2,062,005          2,039646
        Automobiles                                 128,503           128,525
          Totals                                  3,082,255         3,060,069
        Less accumulated depreciation             1,256,972           955,827
          Buildings, equipment and
            Automobiles net                     $ 1,825,283       $ 2,104,242
                                                 ==========        ==========

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Revenue recognition

The Company recognizes revenue when the risk of loss for the product sold passes to the customers which is when goods are installed at the customers' premises and testing of the product is completed and accepted by the customers.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 1999 and 1998 amounted to $851,730 and
$685,355, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Company's inventory consists of raw materials, work in process, and finished goods.

                                      -7-

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies, (continued)

Intangible assets

All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. One of the partners of the
Company purchased the Right for 50 years starting from March 1995. Neither the title or the Right has been transferred to the Company nor is the Company being charged for using the land. However, the owner has assigned the Right to the
Company for the remaining years. The original cost of the land use right amounted to approximately $277,108 and is being recognized as an expense annually and as a capital contribution. The Right is being amortized over 50 years and the expense amounted to $5,555, and $5,556 for the years ended
December 31, 1999 and 1998, respectively.

Taxes

The Company's income is subject to a 17% value added tax (VAT).

The Company is a sole foreign investment company and therefore receives special income tax treatment from the China government. The Company is subject to central government income tax at a rate of 30% and 3% provincial government income tax. However, the Company is exempt from central and provincial government income tax for two years starting from the first year of profitable operations (years ended December 31, 1994 and 1995), followed by 50% reduction in the central and full exemption in the provincial government income tax for the next three years (years ended December 31, 1996, 1997 and 1998). Provincial government income tax has been exempted until further notice.

The provision for income taxes consisted of the following, see note 12 for further explanations on income taxes:

                                             1999                 1998
                                      ------------------    ----------------
Provision for China Income Tax         $       459,187       $     181,433
Provision for China Local Tax                   51,021              36,287
                                      ------------------    ----------------
                                               510,208             217,720
Deferred taxes                                 (35,287)               -
Tax settlement                                (466,941)               -
                                      ------------------    ----------------
       Total tax provision             $         7,980       $     217,720
                                      ==================    ================

                                     - 8 -

The deferred taxes on the accompanying financial statements represents temporary differences relating to the deduction of the bad debts and expenses deducted for financial statement purposes and not for tax purposes.

New Authoritative Pronouncements

The Financial Accounting Standards Board (FASB) has issued SFAS No. 132,
"Employer's Disclosure about Pensions and Other Postretirement Benefits" and
SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new
accounting standards do not have any impact on the Company's financial statements or financial reporting.

Note 2 - Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31:

                                              1999                  1998
                                      ------------------    -----------------
Raw materials                          $       113,451       $      202,423
Work in process                                140,055               60,858
Finished goods                                 398,281              321,808
Operating supplies                               1,786                6,120
                                      ------------------    -----------------
Totals                                 $       653,573       $      591,209
                                      ==================    =================

Included in 1999 finished goods is $152,979 of equipment currently being installed at the customers' site. The sale will be recorded once the customer has approved the installation and a final sales price has been agreed upon.

Note 3 - Year 2000 Issue

The Year 2000 Issue results from the fact that certain computer programs have been written using two digits rather than four digits to define the applicable year. Computer programs that have sensitive software may recognize a date using
"00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

As of December 31, 1999, the Company had completed any required modifications to its software to ensure that its software systems were Year 2000 compliant. The cost of such modifications was not material. Since the date rollover on January
1, 2000, the Company has not experienced any material adverse effect from the
Year 2000 Issue. While the primary risk to the Company with respect to the Year
2000 Issue continues to be the ability of third parties to provide goods and services in a timely and accurate manner, the Company has not experienced any such disruption to date.

                                     - 9 -

The costs of the Company's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. The Company does not expect any remaining risks with respect to the Year 2000 Issue to have a material adverse effect on the Company.

Note 4 - Supplemental disclosure of cash flow information

There was no interest expense or income tax payments paid for the years ended
December 31, 1999 and 1998, respectively.

Note 5 - Accounts receivable and credit risk

The Company's business operations are conducted mainly in the People's Republic of China. During the normal course of business, the Company extends unsecured credit to its customers located in the province of QuangZhou. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end. At December 31, 1998, the Company's accounts receivable included $56,481 of balances over two years old. According to government regulations with respect to enterprise financial affairs, the enterprise may write off bad debts (for tax purposes) of accounts receivable that remain uncollectible after three years. These accounts have been written off for financial statement purposes. Management believes that the accounts receivable at December 31, 1999 and 1998 are collectible and no allowance for bad debts has been provided for these accounts as of December 31, 1999 and 1998, respectively.

Note 6 - Other non-current assets

Other non-current assets include cash advances to officers and employees for cash based business transactions incurred for the payment of operating expenses and purchases from various vendors.

Other non-current assets consisted of the followings as of December 31:

                                              1999                  1998
                                      ------------------    -----------------
Advances made to officers              $        34,172       $       47,972
Advances made to employees                      97,954               55,126
                                      ------------------    -----------------
Totals                                 $       132,126       $      103,098
                                      ==================    =================

Note 7 - Fair Value of Financial Instruments

The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.

                                     - 10 -

Note 8 - Pension contribution

Regulations in the People's Republic of China require the Company to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The Company pays an annual contribution of 18% of the city's standard salary of its employees to an insurance company, which is responsible for the entire pension obligation payable to the retired employees.
For the years ended December 31, 1999 and 1998, the Company made a pension contribution, which amounted to $18,810 and $14,656, respectively.

Note 9 - Related party transactions

During the year, the Company had borrowed and advanced money with one of the joint venture's partner of Yi Wan Company. At December 31, 1999 and 1998, the
receivable from this related party amounted to $813,811 and $250,454, respectively. No amounts were owed to the related party at December 31, 1999 as compared to $10,176 owed as of December 31, 1998.

Note 10 - Property Insurance

As of December 31, 1998 the Company had no property insurance in place. However, property insurance was purchased in September of 1999 which covers all buildings, equipment, automobiles and inventories of the Company.

Note 11 - Distribution of Income and Statutory Reserve

The laws and regulations of the People's Republic of China require that before a foreign investment joint venture enterprise distributes profits to its joint venture partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations in proportions determined at the discretion of the board of directors, after the statutory reserves. The
Statutory reserves included enterprise fund, employee benefits and general reserve. The enterprise fund may be used to acquire fixed assets or to increase the working capital in order to expend the production and operation of the joint venture; employee benefit reserve is restricted to the payment of bonus and welfare for employees and the general reserve may be used as a provisional financial cushion against the possible losses of a joint venture. The minimum percentage to be reserved for the general reserve is 10%. The board of directors decides upon the percentage to be reserved for the employee benefit reserve.
There is no minimum provision required for enterprise fund. The combined statutory reserves at December 31, 1999 and 1998 amounted to $1,121,740 and
$834,173, respectively. Distributions declared to owners for the years ended
December 31, 1999 and 1998 amounted to $1,866,785 and $634,892, respectively. At
December 31, 1999 and 1998 $1,067,180 and $94,635 remained unpaid.

                                     - 11 -

Note 12 - Subsequent Event

On March 20, 2000, the Company negotiated a settlement of all China income taxes and China local taxes due for the years ending December 31, 1995 through 1998 of approximately $72,498. Taxes provided in the prior years in excess of the tax settlement amount have been recorded as a credit against the tax provision in
1999.

Total taxes provided for the
    years ended December
    31, 1995 through 1998                 $         539,439
Tax settlement amount                               (72,498)
                                         --------------------
   Credit from tax settlement             $         466,941
                                         ====================

Note 13 - Restatement of 1999 and 1998 financial statements

The Company has restated its 1999 and 1998 financial statements to properly record the tax settlement as discussed in Note 12. Details are as follows:

                                            1999                1998
                                      ---------------    ----------------
Net income for the year ended
   December 31, 1999 and 1998,
   as previously reported              $   1,102,549      $    1,170,010
Record credit from tax settlement
   income tax effects of the
   adjustment                                466,922            (183,732)
                                      ---------------    ----------------
Restated net income for the
   years ended December 31,
   1999 and 1998                       $   1,569,471      $      986,278
                                      ===============    ================

The balance of owners' equity as of December 31, 1997 has been restated to reflect the credit for income tax settlement amounting to $283,190 recorded in prior years.

                                     - 12 -

================================================================================

                       YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                           DECEMBER 31, 1999 AND 1998

MOORE STEPHENS FRAZER AND TORBET, LLP
Certified Public Accountants and Consultants

                                            1199 South Fairway Drive, 2nd Floor
                                                       Walnut, California 91789
                                                                    PO Box 3949
                                             City of Industry, California 91744
                                            (909) 594-2713   Fax (909) 594-2357
                                                                www.msftllp.com

Independent Auditors' Report

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co.

We have audited the accompanying balance sheets of Yi Wan Maple Leaf High
Technology Agriculture Developing Ltd. Co. (the Farm) as of December 31, 1999
and 1998, and the related statements of income and other comprehensive income, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Farm's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yi Wan Maple Leaf High
Technology Agriculture Developing Ltd. Co. as of December 31, 1999 and 1998, and
the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of
America.

As disclosed in Note 13, the 1999 and 1998 financial statements have been restated to properly record the note payable and the related interest expense and cost of land use right.

/s/Moore Stephens Frazer and Torbet, LLP
Moore Stephens Frazer and Torbet, LLP

Walnut, California

March 13, 2000

                                      - 1 -

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998

           A S S E T S
                                                 1999                  1998
                                       -----------------     -----------------
CURRENT ASSETS:
     Cash                               $        46,092       $       164,978
     Accounts receivable, net of
         allowance for doubtful
         accounts of $2,358 for
         1999, $3,260 for 1998,
         respectively                            98,850               107,201
     Related party receivable                    10,635                53,283
     Other receivable                             6,749                24,317
     Inventories                                265,920               258,662
     Prepaid expenses                             2,782                 1,667
                                       -----------------     -----------------
          Total current assets                   431,028               610,108
                                       -----------------     -----------------

BUILDINGS, EQUIPMENT AND
   AUTOMOBILES, net                             712,749               731,946
                                       -----------------     -----------------
OTHER ASSETS:
     Intangible asset, net                    2,966,851             3,030,488
     Deferred tax asset                          13,331                     -
                                       -----------------     -----------------
         Total other assets                   2,980,182             3,030,488
                                       -----------------     -----------------
            Total assets                $     4,123,959       $     4,372,542
                                       =================     =================

           L I A B I L I T I E S  A N D  O W N E R S'  E Q U I T Y

CURRENT LIABILITIES:
     Accounts payable                   $        76,913       $        80,368
     Accrued liabilities                          7,580                 4,761
     Payable - related party                     60,384                     -
     Wage and benefits payable                   20,978                 6,672
     Sales tax payable                          141,524               103,444
     Income taxes payable                        70,130                     -
     Distribution payable to owners             264,210               135,604
     Payable to shareholder                      88,873                     -
     Note payable                                     -               697,986
                                       -----------------     -----------------
         Total current liabilities              730,592             1,028,835
                                       -----------------     -----------------

COMMITMENTS AND CONTINGENCIES                         -                     -
                                       -----------------     -----------------
OWNERS' EQUITY:
     Owners' equity                           2,965,282             3,196,858
     Statutory reserve                          428,003               146,035
     Accumulated other
        comprehensive income                         82                   814
                                       -----------------     -----------------
         Total owners' equity                 3,393,367             3,343,707
                                       -----------------     -----------------
            Total liabilities and
               owners' equity           $     4,123,959       $     4,372,542
                                       =================     =================

         The accompanying notes are an integral part of this statement.

                                     - 2 -

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

               STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                 1999                 1998
                                        -----------------    -----------------

NET SALES                                $     1,607,944      $     1,910,150

COST OF SALES                                    900,597              984,363
                                        -----------------    -----------------
GROSS PROFIT                                     707,347              925,787

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                       339,721              250,556
                                        -----------------    -----------------
INCOME FROM OPERATIONS                           367,626              675,231
                                        -----------------    -----------------
OTHER INCOME (EXPENSE):
    Interest expense                             (26,743)             (77,402)
    Interest income                               15,735                2,842
                                        -----------------    -----------------
OTHER EXPENSE, NET                               (11,008)             (74,560)
                                        -----------------    -----------------
INCOME BEFORE PROVISION
   FOR INCOME TAXES                              356,618              600,671

PROVISION FOR INCOME TAXES                        56,828                    -
                                        -----------------    -----------------
NET INCOME                                       299,790              600,671

OTHER COMPREHENSIVE INCOME:
    Foreign currency
      translation adjustment                        (732)                 248
                                        -----------------    -----------------
COMPREHENSIVE INCOME                     $       299,058      $       600,919
                                        =================    =================

         The accompanying notes are an integral part of this statement.

                                     - 3 -

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                          STATEMENTS OF OWNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                 1999                   1998
                                        ------------------   ------------------

OWNERS' EQUITY
 Owners' Equity - beginning of year      $     3,196,858      $     2,877,826
      Distributions                             (249,398)            (135,604)
      Net Income                                 299,790              600,671
      Adjustment to Statutory Reserve           (281,968)            (146,035)
                                        ------------------   ------------------
 Owners' Equity - end of year            $     2,965,282      $     3,196,858
                                        ==================   ==================

      STATUTORY RESERVE
 Statutory Reserve - beginning
    of year                              $       146,035      $             -
      Adjustment to Statutory Reserve            281,968              146,035
                                        ------------------   ------------------
 Statutory Reserve - end of year         $       428,003      $       146,035
                                        ==================   ==================

      ACCUMULATED OTHER COMPREHENSIVE INCOME
 Balance - beginning of year             $           814      $           566
      Adjustment for Currency
         Translation                                (732)                 248
                                        ------------------   ------------------
 Balance - end of year                   $            82      $           814
                                        ==================   ==================

         The accompanying notes are an integral part of this statement.

                                     - 4 -

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                1999                1998
                                                       ------------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                         $        299,790     $       600,671
     Adjustments to reconcile net income to net cash
        provided by operating activities:
          Depreciation                                            43,213              43,057
          Amortization                                            63,637              62,873
          Decrease (increase) in accounts receivable               8,351             (61,579)
          Decrease (increase) in accounts
             receivable-related party                             42,648             (37,632)
          Decrease (increase) in other receivable                 17,568              (5,679)
          Decrease (increase) in inventories                      (7,258)             58,280
          (Increase) decrease in prepaid expenses                 (1,115)             16,767
          Increase in deferred tax asset                         (13,331)                  -
          (Decrease) increase in accounts payable                 (3,455)             16,769
          Increase in accrued liabilities                          2,819               2,512
          Increase in wage and benefit payable                    14,306               6,672
          Increase in income taxes payable                        70,130                   -
          Increase in payable to related party                    60,384                   -
          Increase in payable to shareholder                      88,873                   -
          Increase in sales tax payable                           38,080              46,475
          Translation adjustment                                    (732)                248
                                                       ------------------   -----------------
             Net cash provided in operating activities           723,908             749,434
                                                       ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to buildings and improvements                     (24,016)                  -
                                                       ------------------   -----------------
             Net cash used in investing activities               (24,016)                  -
                                                       ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on note payable                         (697,986)           (767,997)
     Distributions to owners                                    (120,792)                  -
                                                       ------------------   -----------------
             Net cash used in financing activities              (818,778)           (767,997)
                                                       ------------------   -----------------

DECREASE IN CASH                                                (118,886)            (18,563)

CASH, beginning of year                                          164,978             183,541
                                                       ------------------   -----------------
CASH, end of year                                       $         46,092     $       164,978
                                                       ==================   =================

         The accompanying notes are an integral part of this statement.

                                     - 5 -

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies

The reporting entity

The financial statements reflect the activities of Yi Wan Maple Leaf High
Technology Agriculture Developing Ltd. Co., also known as Yi Wan Farm (the
Farm).

The Farm is a sino-foreign joint venture with a twelve year term and with registered capital of approximately $4,940,000, established under the laws of the People's Republic of China on August 6, 1998. The expiration date of the joint venture as stated in the joint venture agreement and business license is
August 5, 2008. The term can be extended or terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The Farm's income sources include income from the sales of seafood raised and produced in constructed ponds.

Foreign currency translation

The reporting currency of the Yi Wan Farm is US dollar. The Company uses its local currency, Renminbi, as its functional currency. Results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at end of period exchange rates.
Translation adjustments resulting from this process are included in accumulated other comprehensive (loss) income in the statement of shareholders' equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the financial statements.

Buildings, equipment and automobiles

Buildings, equipment, and automobiles are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 1999 and 1998 amounted to $43,213 and $43,057, respectively. Estimated useful lives of the assets are as follows:

                                               Estimated Useful Lives

Buildings                                              20 years
Machinery and equipment                                10 years
Computer, office equipment and furniture                5 years
Automobiles                                             5 years

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

                                     - 6 -

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies, (continued)

Buildings, equipment and automobiles, (continued)

Buildings, equipment and automobiles consisted of the following at December 31:

                                                 1999              1998
                                          ----------------   ---------------
Buildings and improvements                 $      759,197     $     735,167
Furniture and equipment                            67,897            67,908
Automobiles                                        14,975            14,978
                                          ----------------   ---------------
    Totals                                        842,069           818,053
Less accumulated depreciation                     129,320            86,107
                                          ----------------   ---------------
    Building, equipments and
        automobiles, net                   $      712,749     $     731,946
                                          ================   ===============

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state owned banks at December 31, 1999 and 1998 amounted to $43,483 and $154,456, respectively, of which no deposits are covered by insurance. The Farm has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Farm's inventories consist of fish, shrimp, soft-shelled turtles, crab, feed, seeds, and supplies. Included as part of the inventoried costs on seafood are direct labor and applicable overhead incurred over time to raise the seafood products until taken to market. The quantities of live fish, shrimp, soft-shelled turtles and crab inventories are determined monthly based upon estimated growth from purchased hatchlings and fries in each pond and are reduced for the actual quantities sold and estimated mortality rates. Each pond is closed periodically and the estimated pounds adjusted to the actual harvest.

                                      - 7 -

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies, (continued)

Intangible assets

All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Farm has purchased the
Right to use the farmland for 50 years from the government for a fee in the amount of approximately $3,149,000. The Farm's Right has been registered under a related party's (through common ownership) name. The Farm is in the process of applying for a name change which has not been finalized as of the date of the report.

These Rights have been classified as an intangible asset on the accompanying financial statements and are being amortized using the straight-line method over the life of the Rights. Amortization expense for the years ended December 31,
1999 and 1998 amounted to $63,637 and $63,873, respectively. Accumulated amortization for the years ended December 31, 1999, and 1998 amounted to
$189,374 and $126,270, respectively.

Taxes

Revenues of the Farm operation are subject to an 8% sales tax, and is shown as a reduction of sales.

A partner of the Farm is a foreign company, which results in the Farm being considered as foreign investment joint venture by the government, receiving special income tax treatment. The Farm is subject to a central government income tax at a rate of 30% and 3% provincial government income tax. However, the Farm is exempt from central and provincial government income tax for two years, starting with the first year of profitable operations (years ended December 31,
1997 and 1998), followed by a 50% reduction in central government income tax and full exemption from provincial government income tax for the next three years
(years ended December 31, 1999, 2000 and 2001).

The provision for income taxes consisted of the following:

                                             1999
                                        -----------------
Provision for China Income Tax           $       70,159
Deferred taxes                                  (13,331)
                                        -----------------
Total tax provision                      $       56,828
                                        =================

The deferred taxes on the accompanying financial statements represents temporary differences relating to the deduction of expenses deducted for financial statement purposes and not for tax purposes.

New Authoritative Pronouncements

The Financial Accounting Standards Board (FASB) has issued SFAS No. 132,
"Employer's Disclosure about Pensions and Other Postretirement Benefits" and
SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new
accounting standards do not have any impact on the Farm's financial statements or financial reporting.

                                     - 8 -

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 2 - Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31:

                         1999                 1998
                    --------------    ----------------
Turtle              $      77,286      $       99,720
Shrimp                     69,611              53,019
Fish                       42,806              42,326
Crab                       38,199              19,477
Other                      38,018              44,120
                    --------------    ----------------
Total                $    265,920      $      258,662
                    ==============    ================

Note 3 - Year 2000 issue

The Year 2000 Issue results from the fact that certain computer programs have been written using two digits rather than four digits to define the applicable year. Computer programs that have sensitive software may recognize a date using
"00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

As of December 31, 1999, the Farm had completed any required modifications to its software to ensure that its software systems were Year 2000 compliant. The cost of such modifications was not material. Since the date rollover on January
1, 2000, the Farm has not experienced any material adverse effect from the Year
2000 Issue. While the primary risk to the Farm with respect to the Year 2000
Issue continues to be the ability of third parties to provide goods and services in a timely and accurate manner, the Farm has not experienced any such disruption to date.

The costs of the Farm's Y2K compliance  efforts are expensed as incurred and are being  funded  with cash  flows  from  operations.  The Farm does not expect any remaining  risks with respect to the Year 2000 Issue to have a material  adverse effect on the Farm.

Note 4 - Note payable

The note payable consisted of the following at December 31:

                                             1999                1998
                                     ------------------   ------------------
Note payable, JiaoZuo local
    government, unsecured,
    variable amount payable
    monthly, balance due September
    1999, no stated interest          $            -       $      697,986
                                     ==================   ==================

                                    - 9 -

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 4 - Note payable, (continued)

The note payable bears no stated interest rate. In accordance with Accounting
Principal Board statement no. 21 "Interest on Receivables and Payables", the note has been discounted to its present value using an interest rate of 7% per annum, the prevailing rate applicable to similar notes. Total interest expense for the years ended December 31, 1999 and 1998 amounted to $26,743 and $77,402, respectively.

Note 5 - Supplemental disclosure of cash flow information

Interest paid for the years ended December 31, 1999 and 1998 amounted to $26,743 and $77,402, respectively. There are no cash paid for income taxes for the years ended December 31, 1999 and 1998, respectively.

Note 6 - Accounts receivable, concentration of credit risk and customers and suppliers concentration

The Farm's operations are conducted mainly in the People's Republic of China.
During the normal course of business, the Farm extends unsecured credit to its customers located in the province of Henan. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end. At December 31, 1999, and 1998, the Farm's allowance for doubtful accounts amounted to $2,358 and $3,260, respectively. Approximately
18% and 97% of the Farm's sales and purchases are made to a small number of customers and suppliers on an open account basis and generally no collateral is required.

Note 7 - Fair value of financial instruments

The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.

Note 8 - Pension contribution

Regulations in the People's Republic of China require the Farm to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. There were no contributions for the Farm's employees due to their non-permanent status.

Note 9 - Related party transactions

The Farm sells seafood to a related party (through common ownership).
Intercompany accounts receivable amounted to $10,635 and $53,283 at December 31,
1999 and 1998. Intercompany sales amounted to $60,769 and $56,203 for the years ended December 31, 1999, and 1998, respectively.

                                    - 10 -

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 10 - Commitments and contingencies

On January 23, 1997, the Farm leased delivery automobiles and certain refrigerators. The leases are classified as non-cancelable operating leases.
Future minimum rents are as follows:

     December 31,

         2000                 $       47,800
         2001                         47,800
         2002                         47,800
      Thereafter                           -

Rental expense for the years ended December 31, 1999 and 1998 amounted to $47,800 and $47,800, respectively.

Note 11 - Property insurance

There was no insurance coverage in 1999 and 1998 for the Farm's assets and inventories which amounted to approximately $1,107,989 and $1,076,715 at
December 31, 1999 and 1998, respectively.

Note 12 - Distribution of income and statutory reserve

The laws and regulations of the People's Republic of China require that before a
Sino-foreign cooperative joint venture enterprise distributes profits to its joint venture partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The Statutory reserves included enterprise fund, employee benefits and general reserve. The enterprise fund may be used to acquire fixed assets or to increase the working capital in order to expend the production and operation of the joint venture;
employee benefit reserve is restricted to the payment of bonus and welfare for employees and the general reserve may be used as a provisional financial cushion against the possible losses of a joint venture. The minimum percentage to be reserved for the general reserve is 10%. The board of directors decides upon the percentage to be reserved for the employee benefit reserve. There is no minimum provision required for enterprise fund. The combined statutory reserves at
December 31, 1999 and 1998 amounted to $428,003 and $146,035, respectively.
Distributions declared to the partners for the years ended December 31, 1999 and
1998 amounted to $249,398 and $135,604, respectively.

                                    - 11 -

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

Note 13 - Restatement of 1999 and 1998 financial statements

The Company has restated its 1999 and 1998 financial statements in accordance with Accounting Principal Board statement no. 21 "Interest on Receivables and
Payables", to properly record the note payable and the related cost of the land use right details are as follows:

                                                      1999            1998
                                               ---------------- ----------------
Net income for the years ended December 31,
   1999 and 1998, as previously reported        $      322,027   $      673,567
Imputed interest expense on note payable               (26,743)         (77,402)
Adjustment for amortization expense, in
   accordance with restated land use right               4,506            4,506
                                               ---------------- ----------------
Restated net income for the years ended
   December 31, 1999 and 1998                   $      299,790   $      600,671
                                               ================ ================

The balance of owners' equity at December 31, 1997 has been
restated by $116,518 to reflect the interest expense and restated land use right for 1997.

                                     - 12 -

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
          FINANCIAL DISCLOSURE

    None

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

List separately all financial statements filed as part of the registration statement.

Yi Wan Group, Inc. and subsidiaries consolidated financial statements that present operations for the year ending December 31, 2000

Yi Wan Group, Inc. and subsidiaries consolidated financial statements that present operations for the six months ending June 30, 2001 and 2000

Jiaozuo Yi Wan Hotel Co., LTD financial statements that presents operations from
January 1, 1998 through December 31, 1999

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. financial statements that present operations from January 1, 1998 through December 31,
1999

Shun De Yi Wan Communication Equipment Plant Co., Ltd. financial statements that present operations from January 1, 1998 through December 31, 1999. The consolidated financials only cover the period January 1, 2000 through December
31, 2000.  The statements presented for the prior two years are not consolidated, since the respective interests of Yi Wan in these entities commenced January 2000.

Exhibits

Item 3

     1   Articles of Incorporation of the Registrant *
     2   Bylaws of the Registrant *
     3   Organizational Documents of:
         (1) Jiaozuo Yi Wan Hotel Co., Ltd.
         (2) Shunde Yi Wan Communication Equipment Plant Co., Ltd.
         (3) Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co.
                High Technology Agriculture Developing Ltd. Co.

Item 4

         Form of common stock Certificate of the Registrant.(1)

                                       73

Item 10

     1   Form of Employment Agreement
     2   Land Use Permits of
         (1) Jiaozuo Yi Wan Hotel Co., Ltd.
         (2) Shunde Yi Wan Communication Equipment Plant Co., Ltd.
         (3) Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co.
                High Technology Agriculture Developing Ltd. Co.

Item 23

     1   Consent of MOORE STEPHENS FRAZER AND TORBET, LLP for Yi Wan Group, Inc.
            and Subsidiaries

All other Exhibits called for by Rule 601 of Regulation S-1 are not applicable to this filing.

(1)  Information pertaining to our common stock is contained in its Articles of
     Incorporation and By-Laws.

All exhibits not marked (*) are incorporated by reference from File No.
333-93767.

                                       74

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Yi Wan Group, Inc.

Date:  August 17, 2001

By /s/ Cheng Wan Ming
 Cheng Wan Ming, President

Date Filed: August 24, 2001                              SEC File No. ***

                                       75